As filed with the U.S. Securities and Exchange Commission on July 30, 2009
1940 Act File No. 811-21324
U.S SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

☒           Registration Statement under the Investment Company Act of 1940

☒           Amendment No. 2

ACP FUNDS TRUST
(Exact Name of Registrant as Specified in Charter)

 150 N. Radnor Chester Rd. Suite C-220
Radnor, PA 19087
(Address of Principal Executive Offices)

610-688-4180
(Registrant’s Telephone Number, including Area Code)

Gary E. Shugrue
Ascendant Capital Partners, LP
150 N. Radnor Chester Rd., Suite C-220
Radnor, PA 19087
610-688-4180
(Name and Address of Agent for Service)

This Amendment No. 2 to the Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.  Shares in Registrant are not being registered under the Securities Act of 1933 (the “1933 Act”) and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act.  Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an eligible investor as described in this Registration Statement.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, shares in the Registrant.

ACP FUNDS TRUST

CROSS REFERENCE SHEET

Items Required by Form N-2		Registration Statement Heading

PART A

Item 1.	Outside Front Cover	Cover Page

Item 2.	Cover Pages; Other Offering Information	Cover Page

Item 3.	Fee Table and Synopsis	Fees and Expenses

Item 4.	Financial Highlights	Financial Highlights

Item 5.	Plan of Distribution	The Offering - Shares of the Fund

Item 6.	Selling Shareholders	Not Applicable

Item 7.	Use of Proceeds	General Description of the Fund;
The Offering – Shares of the Fund

Item 8.	General Description of the Registrant	General Description of the Fund;
Investment Objective and Goals;
Investment Strategies an
Selection of Underlying
Funds; Risk Factors

Item 9.	Management	Investment Manager; Fund
Manager; Board of Trustees;
Management Fee

Item 10.	Capital Stock, Long-Term Debt, and	Organization and
	Other Securities	Description of Shares;
Restrictions on transfer;
Redemptions and
Repurchase of Shares

Item 11.	Defaults and Arrears on Senior Securities	Not Applicable

Item 12.	Legal Proceedings	Not Applicable

Item 13.	Table of Contents of the Statement of	Table of Contents of the Statement
	Additional Information	of Additional Information

PART B

Item 14.	Cover Page	Cover Page

Item 15.	Table of Contents	Table of Contents of the Statement
of Additional Information

Item 16.	General Information and History	General Description of the Trust

Item 17.	Investment Objectives and Policies	Investment Strategies and
Selection of Underlying
Funds; Investment Restrictions

Item 18.	Management	Management of the Funds

Item 19.	Control Persons and Principal Holders	Control Persons
of Securities

Item 20.	Investment Advisory and Other Services	Management of the Funds

Item 21.	Brokerage Allocation and Other Practices	Brokerage Practices

Item 22.	Tax Status	Taxes; ERISA Considerations

Item 23.	Financial Statements	Financial Statements

Memorandum Number:___________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

ACP Advantage Series Strategic Opportunities Fund,
a Series of ACP Funds Trust, a Delaware Statutory Trust

A Private Offering of Shares of Beneficial Interest

This memorandum concisely sets forth the information about the ACP Advantage Series Strategic Opportunities Fund (the “Fund”) that a prospective investor should know before investing and should be retained for future reference. Additional information about the Fund has been filed with the Securities and Exchange Commission and is available without charge upon written or oral request to the Fund.  Portions of the Fund’s Statement of Additional Information dated July 30, 2009 (the “Statement of Additional Information” or “SAI”) are incorporated by reference in this Memorandum. The Statement of Additional Information can be obtained without charge by calling collect to (610) 688-4180 or writing ACP Funds Trust, c/o Ascendant Capital Partners LP, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

The Table of Contents of the SAI appears at pg. 32 of this Memorandum.

Because the Fund is not publicly offered, the Fund does not make available its Statement of Additional Information or its annual and semi-annual reports on its website. Such reports and other reports filed by the Fund are available on the SEC’s website (www.sec.gov) for no charge.

Ascendant Capital Partners, LP
150 N. Radnor Chester Rd., Suite C-220
Radnor, PA 19087
Investment Manager
_________________________

July 30, 2009

THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK.  SEE “RISK FACTORS”.

THIS MEMORANDUM IS BEING FURNISHED BY THE FUND SOLELY FOR USE BY YOU IN EVALUATING THE OFFERING AND THE FUND.  THE INVESTMENT MANAGER WILL NOT RECEIVE ANY COMMISSIONS OR FEES FOR THE SALE OF SHARES BUT, AS THE INVESTMENT MANAGER OF THE FUND AND THE PORTFOLIO (AS DEFINED BELOW), IT WILL RECEIVE COMPENSATION FOR MANAGING THE FUND AND THE PORTFOLIO.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES ADMINISTRATOR, NOR HAS THE SEC OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR DETERMINED WHETHER THIS MEMORANDUM IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON REDEEMABILITY, TRANSFERABILITY AND RESALE.  THE SHARES ARE NOT LISTED ON A SECURITIES EXCHANGE NOR DOES ANY PUBLIC MARKET FOR THE SHARES EXIST.  WITH VERY LIMITED EXCEPTIONS, SHARES ARE NOT TRANSFERABLE AND LIQUIDITY WILL BE PROVIDED ONLY THROUGH LIMITED REPURCHASE OFFERS.  AS A RESULT, INVESTORS MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR A SUBSTANTIAL PERIOD OF TIME.

THE INFORMATION IN THIS MEMORANDUM IS FURNISHED ON A CONFIDENTIAL BASIS EXCLUSIVELY FOR YOUR USE AND RETENTION AND, BY ACCEPTING THIS MEMORANDUM, YOU AGREE NOT TO TRANSMIT, REPRODUCE OR MAKE AVAILABLE TO ANY OTHER PERSON (OTHER THAN YOUR LEGAL, TAX, ACCOUNTING AND OTHER ADVISORS) ALL OR ANY PART OF THIS MEMORANDUM WITHOUT THE FUND’S EXPRESS WRITTEN PERMISSION.

THIS IS A PRIVATE OFFERING.  THE FUND IS AVAILABLE ONLY TO INVESTORS WHO ARE “ACCREDITED INVESTORS” UNDER REGULATION D PROMULGATED BY THE SEC UNDER THE SECURITIES ACT.  EACH INVESTOR MUST ALSO HAVE A NET WORTH OF $1.5 MILLION OR MORE, SUBJECT TO CERTAIN EXCEPTIONS.  EACH INVESTOR MUST HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT SUCH INVESTOR IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT AND MUST BE ABLE TO BEAR THE ECONOMIC RISKS OF THIS INVESTMENT.  NO OFFERING IS BEING MADE HEREBY TO ANY PERSON WHO HAS NOT FURNISHED TO THE FUND A COMPLETED AND SIGNED A SUITABILITY QUESTIONNAIRE IN THE FORM ATTACHED AS EXHIBIT C OF THIS MEMORANDUM AND WHO IS NOT

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SHOWN BY SUCH SUITABILITY QUESTIONNAIRE TO BE ELIGIBLE FOR THIS OFFERING.  SEE “PLAN OF DISTRIBUTION - INVESTOR QUALIFICATIONS” IN THE STATEMENT OF ADDITIONAL INFORMATION.

THE FUND RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION TO PURCHASE SHARES.

THIS OFFERING WILL CONTINUE UNTIL TERMINATED BY THE FUND.  SEE “PLAN OF DISTRIBUTION” IN THE STATEMENT OF ADDITIONAL INFORMATION.  TO THE EXTENT PERMITTED, ASCENDANT CAPITAL PARTNERS LP WILL RESPOND TO ANY QUESTIONS YOU OR YOUR ADVISORS MAY HAVE CONCERNING THIS OFFERING AND WILL MAKE AVAILABLE FOR EXAMINATION BY YOU OR YOUR ADVISORS SUCH RECORDS AND FILES IN ITS POSSESSION AS MAY BE PERTINENT TO YOUR DECISION WHETHER TO INVEST IN SHARES.

THE TERMS AND CONDITIONS OF THIS OFFERING, THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SHARES AND THE RIGHTS AND LIABILITIES OF THE FUND, THE FUND’S BOARD OF TRUSTEES AND THE SHAREHOLDERS WILL BE GOVERNED BY THE FUND’S DECLARATION OF TRUST (THE “DECLARATION OF TRUST”) , THE SUBSCRIPTION AGREEMENT BETWEEN EACH SHAREHOLDER AND THE FUND AND THE SUITABILITY QUESTIONNAIRE, THE FORMS OF WHICH ARE INCLUDED IN THIS MEMORANDUM AS EXHIBITS A, B AND C ARE INCORPORATED HEREIN BY REFERENCE, AND THE DESCRIPTION OF ANY SUCH MATTERS IN THE TEXT OF THIS MEMORANDUM IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH EXHIBITS.  THIS MEMORANDUM, WHICH INCLUDES ALL OF THE EXHIBITS ATTACHED HERETO, SHOULD BE REVIEWED CAREFULLY BY EACH OFFEREE AND EACH OFFEREE’S LEGAL, ACCOUNTING AND TAX ADVISORS PRIOR TO MAKING ANY DECISION CONCERNING AN INVESTMENT IN SHARES.

SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY.

CAPITALIZED TERMS USED HEREIN AND ARE NOT OTHERWISE DEFINED WILL HAVE THE SAME MEANING AS DEFINED IN THE DECLARATION OF TRUST.

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Page

GENERAL DESCRIPTION OF THE FUND	1
INVESTMENT MANAGER	1
SUMMARY OF FEES AND EXPENSES	3
FINANCIAL HIGHLIGHTS	6
FUND MANAGER	7
BOARD OF TRUSTEES	7
INVESTMENT OBJECTIVE AND GOALS	7
INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS	8
RISK FACTORS	10
INVESTMENT RESTRICTIONS	17
THE OFFERING – SHARES OF THE FUND	20
USE OF PROCEEDS	20
INVESTOR QUALIFICATIONS	20
PLAN OF DISTRIBUTION	20
RESTRICTIONS ON TRANSFERS	22
REDEMPTIONS AND REPURCHASES OF SHARES	22
CALCULATION OF NET ASSET VALUE	23
ORGANIZATION AND DESCRIPTION OF SHARES	23
DISTRIBUTIONS	24
MANAGEMENT FEE	24
FUND EXPENSES	25
INDEMNIFICATION	25
TAXES	26
ERISA PLANS AND OTHER TAX QUALIFIED PLANS	28
PERIODIC REPORTS	28
CUSTODIAN	28
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
ADMINISTRATOR AND DIVIDEND PAYING AGENT	29
ADDITIONAL INFORMATION	30
TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION	31

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ACP Advantage Series Strategic Opportunities Fund

Shares of Beneficial Interest

GENERAL DESCRIPTION OF
THE FUND
The ACP Advantage Strategic Opportunities Fund (the “Fund”) is a series of ACP Funds Trust, a Delaware statutory trust that is a non-diversified, closed-end investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund was organized in November 2002.  The Fund’s shares of beneficial interest (“Shares”) are not registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Fund generally invests all of its assets in ACP Strategic Opportunities Fund II, LLC (the “Portfolio”), under a master/feeder structure.  Shares are not registered under the Securities Act.  In addition, the Fund may periodically make short-term investments in cash, cash equivalents and U.S. government securities.

The Fund’s and the Portfolio’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market.  The Fund attempts to achieve this objective by investing all of its net investable assets in the Portfolio.  The Portfolio allocates its assets among a select group of unregistered investment funds (the “Underlying Funds”).  The Investment Manager (as defined below) invest the Portfolio’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

INVESTMENT MANAGER
Ascendant Capital Partners, LP, a Delaware limited partnership,  serves as investment manager (“Investment Manager”) to the Fund, and  serves as Investment Manager to the Portfolio.  Each of the Fund and the Portfolio has entered into an investment management agreement with the Investment Manager (“Investment Management Agreement”), under which the Investment Manager is responsible for formulating a continuing investment program for the Fund and the Portfolio, respectively.

1

The Investment Manager is registered as an investment adviser with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended.  The principal business address of the Investment Manager is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

2

SUMMARY OF FEES AND EXPENSES

The following table illustrates the expenses and fees that the Fund incurred and that the Shareholders bore for fiscal year 2008.

The Fund is structured as a “fund of funds”.  As such, the Fund bears a pro-rata share of the fees and expenses, including performance-based compensation, of the Portfolio as well as the Underlying Funds.  The caption “Underlying Fund Fees and Expenses” in the table below sets forth the Portfolio’s pro-rata share of the fees and expenses of the Underlying Funds; these indirect expenses are also reflected in the example following the table.

The Underlying Funds Fees and Expenses are not collected by or paid to the Investment Manager, the Fund, or the Portfolio.  The Underlying Funds Fees and Expenses are paid to, assessed and collected by the managers of those Underlying Funds in which the Portfolio invests and are common to all hedge fund investors.

Annual Expenses (as a percentage of net assets attributable to Units)
Management Fee (1)	0.00%
Distribution and/or Service Fees (12b-1)	0.75%
Shareholder Servicing Fee	0.25%
Other Expenses	0.72%
Underlying Portfolio Expenses(2)	2.28%
Underlying Fund Fees and Expenses (3) (4)	2.88%(3)
Total Annual Expenses (5)	6.88%

(1)
The Fund does not pay the Investment Manager a Management Fee directly, but the Fund’s Shareholders bear an indirect share of the Management Fee paid to the Investment Manager by the Portfolio (and described below) through the Fund’s investment in the Portfolio.  For its provision of services to the Portfolio, the Investment Manager receives an annual Management Fee equal to 1.50% of the Portfolio’s net assets, which is subject to a fee adjustment (the “Management Fee Adjustment”) based on the Portfolio’s rolling twelve-month return.  Specifically, the monthly Management Fee equals one-twelfth of the applicable Net Management Fee below based on the Portfolio’s annual return for the preceding twelve-month period.  The Investment Manager’s fee is calculated and accrued monthly, and paid out to the Investment Manager on a quarterly basis.  The Management Fee Adjustment is determined in accordance with the following scale.

3

Return for the Prior 12 - Month Period*	Management Fee Adjustment	Net Management Fee
Less than 6.00%	- 0.50%	1.00%
6.00% or greater	-----	1.50%
*Please note that the prior twelve-month return used to calculate the Management Fee Adjustment is net of the Underlying Fund Fees and Expenses.

(2)	The Shareholders indirectly bear the expenses of the Portfolio.

(3)
The figure shown is the Portfolio’s pro-rata share of the fees and expenses of the Underlying Funds in which the Portfolio was invested during its most recent fiscal year.  The expense figures reflect figures reported in the Underlying Funds’ fiscal year 2008 financial statements received by the Portfolio. This figure is based on the level of assets that were invested in each of the Underlying Funds as well as on the fees and expenses, including payments of incentive or performance fees (“Performance Compensation”) experienced by each Underlying Fund during its most recent fiscal year.  It should be noted that such historic fees (including Performance Compensation) may fluctuate over time and may be substantially higher or lower with respect to future periods.  Performance Compensation payable to the managers of the Underlying Funds typically ranges from 1% to 2% (annualized) of the average net asset value of hedge fund involved and may include incentive allocations or fees ranging from 15% to 20% of an Underlying Fund’s net profits.  The Underlying Funds fees and expenses are not collected by or paid to the Investment Manager or the Fund.  The Underlying Funds fees and expenses are paid to, assessed and collected by the investment managers of those Underlying Funds in which the Fund invests and are common to all hedge fund investors.

(4)
A portion of the figure shown above is attributable to interest expenses incurred by the Underlying Funds as a result of their taking on leverage in the course of executing their various trading strategies.

(5)
The figure shown under the caption “Total Annual Expenses” is different from the ratio of expenses to average net assets that appears in this Offering Memorandum under the heading “Financial Highlights” because the Financial Highlights section of the Offering Memorandum reflects only the actual operating expenses of the Fund without regard to the fees and expenses of the Portfolio and the Underlying Funds.

The purpose of the tables above and the following example is to assist you in understanding the various costs and expenses you would bear directly or indirectly as an investor in the Fund.

4

EXAMPLE:

You would pay the following fees and expenses on a $1,000 investment, assuming a 6% annual return:

1 YEAR	$75.15

3 YEARS	$239.26

5 YEARS	$423.65

10 YEARS	$990.59

The Management Fee Adjustment is not reflected in the example. Moreover, the Fund’s actual rate of return may be greater or lesser than the hypothetical 6% return shown in the example.  The dollar amounts could be higher or lower as a result of the Management Fee Adjustment and the Underlying Funds Fees and Expenses.

The foregoing example is based upon the expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown and actual rates of return may be greater than or less than the hypothetical 6% return assumed in the examples. A 6% annual return figure is used because the annual net management fee is 1.50% if performance is greater than or equal to 6%.  If the rolling twelve-month performance drops below 6% the annual net management fee drops to 1.00%.

5

FINANCIAL HIGHLIGHTS

Financial Highlights from the Fund’s annual report for the year ended December 31, 2008 are below.

Financial Highlights
	ACP Advantage Strategic Opportunities Fund
	For the Year Ended December 31,
	2008		2007		2006		2005		2004
NET ASSET VALUE, Beginning of Year	$ 13.78		$ 12.52		$ 11.80		$ 11.28		$ 10.66

Investment operations
Net investment loss	(0.51)	(a)	(0.42)	(a)	(0.31)	(a)	(0.28)	(a)	(0.30)	(a)
Net realized and unrealized gains (loss) on
investment transactions	(1.03)		1.79		1.11		0.86		0.92
Total from investment operations	(1.54)		1.37		0.80		0.58		0.62

Distributions to Shareholders
Net investment income	(0.44)		-		(0.02)		-	(b)	-	(b)
Realized gains	(0.22)		(0.11)		(0.06)		(0.06)		-
Total distributions to shareholders	(0.66)		(0.11)		(0.08)		(0.06)		-

NET ASSET VALUE, End of Year	$ 11.58		$ 13.78		$12.52		$ 11.80		$ 11.28

RATIOS / SUPPLEMENTAL DATA

Ratios to Average Net Assets: (c)
Net investment loss	(3.91)%		(3.21)%		(2.54)%		(2.42)%		(2.71)%
Expenses, net of reimbursements/waiver of fees	4.01%		3.58%		2.98%		2.55%		2.75%
Expenses, excluding reimbursements/waiver of fees	4.01%		3.80%		5.84%		13.34%		17.48%

TOTAL RETURN	(11.16)%		10.94%		6.06%		4.61%		5.82%

PORTFOLIO TURNOVER RATE (d)	19%		12%		11%		35%		15%

Net Assets End of Year	$7,287,874		$10,397,856		$5,870,704		$ 885,576		$644,825

(a) Calculated using average shares outstanding during the period.
(b) Less than ($0.01) per share.
(c) Includes net investment loss and expenses allocated from ACP Strategic Opportunities Fund II, LLC.
(d) Calculated based on investment activity of ACP Strategic Opportunities Fund II, LLC

6

FUND MANAGER
The Fund and the Portfolio have the same Investment Manager.  The Portfolio’s investment portfolio is managed by the Investment Manager.  Gary E. Shugrue, who has over thirty-three (33) year’s investment experience, has served as Chief Investment Officer of the Investment Manager since its inception in 2001 and is primarily responsible for managing the Fund’s assets.  Additional information about Mr. Shugrue, his compensation, other accounts he manages and his ownership of Shares is set forth in the Statement of Additional Information.

BOARD OF TRUSTEES
The Board of Trustees of the Fund (the “Board of Trustees”) has overall responsibility for the management and supervision of the operations of the Fund.  The Board of Directors of the Portfolio (the “Portfolio’s Board of Directors”) has overall responsibility for management and supervision of the operations of the Portfolio.  The Fund and the Portfolio have the same Board members. Under the Declaration of Trust, the number of Trustees is fixed from time to time by the Board of Trustees, but may not be less than one (1) or more than fifteen (15). The number of trustees is currently set at four (4).  In the event of any vacancy in the position of a Trustee, the remaining Trustees may appoint an individual to serve in such capacity, so long as immediately thereafter at least two-thirds (2/3) of the Trustees then serving have been elected by the Shareholders.  The Board of Trustees may call a meeting of Shareholders to fill any vacancy in the position of a Trustee, and will do so within sixty (60) days after any date on which Trustees who were elected by the Shareholders cease to constitute a majority of the Trustees then serving on the Board of Trustees.

INVESTMENT OBJECTIVE
AND GOALS
The Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market. Rather than invest in securities or Underlying Funds directly, the Fund seeks to achieve its investment objective by using the “master fund/feeder fund” structure. Under this structure, the Fund invests its assets in another investment company (the Portfolio) having the same investment objective and substantially the same investment policies as the Fund.  The purpose of this arrangement is to achieve greater operational efficiencies and to provide certain tax characteristics for target Shareholders. The Fund’s investment experience will correspond directly to the investment experience of the Portfolio.

The Fund invests all of its net investable assets in the Portfolio.  The Portfolio attempts to achieve its objective through the allocation of its assets among Underlying Funds.  The Investment Manager invests the Portfolio’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

7

The Investment Manager may invest the Portfolio’s assets in Underlying Funds that follow various investment strategies.  The Underlying Funds may invest in various securities and financial instruments, including, but not limited to, securities of U.S. companies and non-U.S. companies traded on U.S. and non-U.S. exchanges and in the over-the-counter markets, foreign currency forward contracts, and in private, asset-backed investments such as real estate mortgages and tax liens.

The Investment Manager is not required to follow fixed guidelines with respect to the Underlying Funds selected and the allocation of the Portfolio’s assets.  However, so long as such amount is within applicable ownership limitations set forth in the Investment Company Act, the Portfolio’s assets will be allocated in a manner so that no more than fifteen percent (15%) of the Portfolio’s net asset value will be invested in any one Underlying Fund.  The Investment Manager may also invest the Portfolio’s assets in cash and cash equivalents, U.S. government securities and repurchase agreements.

The investment objectives of the Fund and the Portfolio are non-fundamental.  Thus, either the Fund or the Portfolio may change its investment objective without a vote of the Fund’s Shareholders or the holders of units in the Portfolio ("Members"), respectively. Furthermore, except as otherwise indicated, the Fund’s and the Portfolio’s investment policies and restrictions are not fundamental and may be changed without a vote of the Fund’s Shareholders or the Portfolio’s Members, respectively.

THE FUND’S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS.  MARKET RISKS ARE INHERENT IN ALL SECURITIES TO VARYING DEGREES.  NO ASSURANCE CAN BE GIVEN THAT THE FUND’S OR THE PORTFOLIO’S INVESTMENT OBJECTIVE WILL BE REALIZED.

INVESTMENT STRATEGIES
AND SELECTION OF
UNDERLYING FUNDS
The Investment Manager believes that a disciplined due diligence and monitoring process is critical in identifying hedge funds capable of generating the returns required to meet the Fund’s and the Portfolio’s investment objective.

8

The Investment Manager intends to allocate the Portfolio’s capital to Underlying Funds that employ a variety of investment strategies, including those that seek to capitalize on inefficiencies and pricing anomalies in securities and other financial instruments.  The Investment Manager will select Underlying Funds that follow other investment strategies if it believes that such investments are consistent with the Fund’s and the Portfolio’s investment objective.

Generally, the Underlying Funds held by the Portfolio will utilize one of three basic types of investment strategies all keeping within the long /short equity strategy: Opportunistic, Relative Value and Event Driven.

Opportunistic.
This strategy combines long positions in a portfolio of securities with short positions in other securities in order to reduce, but not eliminate, exposure to price levels in the market.  Opportunistic strategies aim at seizing opportunities in both rising and falling markets.  Opportunistic strategies cover a wide range of risk and return combinations.  The returns from this strategy, while driven primarily by security selection, are often more highly correlated with benchmark indices than other hedge fund strategies due to a bias toward net exposure practiced by most portfolio managers.  This strategy is predominantly used in equity markets and typically involves some level of leverage applied to the long portfolio.  Futures and options on equity indices can be used to establish short exposure and manage risk.  Opportunistic strategies include holding both long and short positions, short-selling only and stock picking.

Relative Value.
In using a relative value strategy, portfolio managers seek to exploit disparities in pricing relationships between instruments with similar pricing characteristics.  Quantitative security selection techniques are often used to identify and capture profits from mispriced securities and to reduce risk by balancing long and short market exposures.  The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread.  Relative value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques.  The returns tend to have low correlations relative to benchmark indices.  Several strategies are included in this style: fixed-income arbitrage, convertible bond arbitrage, statistical arbitrage, volatility arbitrage and equity market neutral investing.

9

Event Driven.
This strategy relies on the anticipated occurrence of particular corporate events, such as mergers and acquisitions, liquidation, reorganization or bankruptcy.  The profitability of these investments depends on the timely conclusion of the anticipated event and the realization of expected valuations.  Because investments are situation-specific, returns are relatively unaffected by the movements of markets, although market conditions may affect the supply of opportunities in particular styles.  Strategy styles falling within this style include distressed securities, merger arbitrage and special situations such as spin-offs, restructurings and recapitalizations.

RISK FACTORS
An investment in the Fund involves significant risks that should be carefully considered prior to investment and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

Reliance on the Investment
Manager.
The likelihood that Shareholders will realize income or gain from investing in the Fund will depend on the investment performance of the Portfolio. The likelihood that the Portfolio will realize income or gain from its investments will depend on the selection and monitoring of Underlying Funds by the Investment Manager and the acumen and expertise of its Chief Investment Officer, Gary Shugrue.  If Mr. Shugrue were to cease working for the Investment Manager, the Investment Manager might not be able to hire a qualified replacement, or might require an extended period of time to do so.

Master/Feeder Structure.
The Portfolio may accept investments from other investors (including other feeder funds), in addition to the Fund.  As of the date of this Memorandum, the Fund accepts investments from the following feeder funds: the ACP Institutional Series Strategic Opportunities Fund (the “Institutional Feeder Fund”; together with the Fund, the “Feeder Funds”). Because each Feeder Fund can set its own transaction minimums, Feeder-specific expenses, and other conditions, one Feeder Fund could offer access to the Portfolio on more attractive terms, or could experience better performance, than another Feeder Fund.  Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds.  For example, a larger Feeder Fund will have more voting power than the Fund over the operations of the Portfolio.  If other Feeder Funds tender for a significant portion of their shares in a repurchase offer, the assets of the Portfolio will decrease.  This could cause the Fund’s expense ratio to increase to the extent contributions to the Portfolio do not offset the cash outflows.

10

Limited Liquidity for
Shareholders.
The Fund is a closed-end investment company designed primarily for long-term investors. Shares of the Fund are not traded on any securities exchange or other market.  With very limited exceptions, Shares are not transferable and liquidity will be provided only through limited repurchase offers. Furthermore, such limited liquidity for Shareholders will generally be subject to or controlled by decisions made by the Portfolio’s Board of Trustees.

Limited Ability to Examine or
Verify the Valuations Provided
by the Underlying Funds.
The Portfolio will value interests in the Underlying Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Portfolio's Board of Directors.  The net asset value for the Portfolio is comprised of the net asset value of the Underlying Funds in which the Portfolio invests, less the expenses and liabilities of the Portfolio, and other assets in which the Portfolio invests.  Special situations affecting the calculation of net asset value may arise from time to time.  You should be aware that, generally, the Portfolio, the Investment Manager and the administrator will not be able to examine or verify the valuations provided by the Underlying Funds.  Absent bad faith or manifest error, the determination of net asset value of the Portfolio is conclusive and binding on all investors. Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Portfolio's net assets if the judgments of  the Portfolio's Board of Directors, the Investment Manager, or investment managers to the Underlying Funds should prove incorrect.  Investment managers to the Underlying Funds only provide determinations of the net asset value of Underlying Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Portfolio more frequently.  The interests in the Underlying Funds in which the Portfolio invests or plans to invest are generally illiquid.  The Portfolio may not be able to dispose of Underlying Fund interests that it has purchased.

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Control by a limited
number of shareholders.
A substantial majority of the Portfolio’s units are held by a few investors.  As a result, these investors may be deemed to have the ability to determine the outcome of matters submitted to a vote of investors in the Portfolio, including the election of directors. In this regard, the Institutional Feeder Fund (a “Feeder Fund”) held approximately 38.67% of the Fund’s outstanding units as of June 30, 2009.  The Fund held approximately 19.83% of the Portfolio’s outstanding units as of June 30, 2009.  In addition, entities controlled by Robert E. Turner and Family members held approximately 26.81% of the Portfolio’s outstanding units as of June 30, 2009.  Additional information about principal investors is set forth in the Portfolio’s SAI.

Tax Considerations and Delayed
Tax Reporting.
The tax aspects of an investment in the Fund are complicated and you should have them reviewed by professional tax advisors familiar with your personal tax situation and with the tax laws and regulations applicable to you and investment funds such as the Fund.

For the Fund to complete its tax reporting requirements and to provide an audited annual report to its Shareholders, the Portfolio must receive information on a timely basis from the Underlying Funds.  An Underlying Fund’s delay in providing this information could delay the Portfolio’s preparation of tax information for Members, including the Fund. As explained below, a delay in the receipt of such information might have an effect on the Fund’s ability to maintain its election as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Liability and Borrowings.
The Fund intends to qualify each year as a "regulated investment company" under Subchapter M of the Code. In order to qualify as such, the Fund must, among other things, (a) distribute with respect to each taxable year at least 90% of the sum of the Fund’s taxable net investment income, its net tax-exempt income, and the excess, if any of net short-term capital gains over net long-term capital losses for such year (the “Distribution Test”), and (b) diversify its holdings so that, at the end of each fiscal quarter (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies (which would include the Portfolio), and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than those of the U.S. government or other regulated investment companies (such as the Portfolio)) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar or related trades or businesses ((i) and (ii) together, the “Diversification Test”). By so qualifying, the Fund will not be subject to federal income taxes to the extent that its net investment income, net realized short-term capital gains and net realized long-term capital gains are distributed in a timely manner to Shareholders.

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The Fund may make short-term investments in U.S. government securities prior to the end of each fiscal quarter in an amount such that the Fund’s total assets will meet the Diversification Test, and then sell such U.S. government securities immediately following the end of each such fiscal quarter.  The Investment Company Act provides that the value of the investment company’s total indebtedness may not exceed one-third of the value of its total assets, including indebtedness (the “Asset Coverage Requirement”).  This borrowing and any other borrowing of the Fund would be subject to the Asset Coverage Requirement. In the event that the asset coverage declines to less than the Asset Coverage Requirement, the Fund may be required to sell a portion of its investments at a time when it may be disadvantageous to do so.  Money borrowed under this line of credit will be subject to interest costs that may or may not be recovered by appreciation of or income from the securities purchased.  The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit, either of which requirements would increase the cost of borrowing over the stated interest rate.  In the event that the Fund incurs debt to fund repurchases of Shares, the Asset Coverage Requirement and the foregoing risks would be applicable to such borrowing, except that since the proceeds from the borrowing will be used for repurchases of Shares, no securities will be purchased with such proceeds to offset the expenses of the borrowing.

If the Fund fails to qualify as a regulated investment company that is accorded special tax treatment in any taxable year, the Fund will be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to Shareholders as ordinary income. If the Fund fails to meet the Diversification Test as of its first fiscal quarter end, the Fund will not be able to qualify at a later date. In addition, if the Fund should fail to meet the Diversification Test as of any other fiscal quarter end, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment. The Fund must receive timely and accurate information from the Portfolio, which in turn must receive timely and accurate information from the Underlying Funds, in order for the Fund to satisfy the Distribution Test. Although the Fund intends to estimate the amount of distributions it needs to make to satisfy the Distribution Test in any taxable year if the Underlying Funds delay providing such information to the Portfolio or provides inaccurate information, the Fund may not satisfy the Distribution Test and thus may fail to qualify as a regulated investment company in that taxable year.

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Also, a regulated investment company that qualifies for special tax treatment under the Code but fails to distribute a sufficient amount of its ordinary income and net capital gain income is subject to a 4% nondeductible excise tax on such undistributed amounts. The Fund generally must receive information on a timely basis from the Portfolio, which in turn must receive timely and accurate information from the Underlying Funds, to make sufficient distributions to avoid the imposition of this 4% nondeductible excise tax.  Because the Underlying Funds delay providing necessary distribution information, the Fund will not likely make distributions sufficient to avoid the imposition of the excise tax.

Risks Associated With the Portfolio:

Illiquidity of Portfolio’s Holdings.
The Portfolio invests substantially all of its available capital in securities of private investment companies.  These investments generally are restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Portfolio may not be able to resell some of its securities holdings for extended periods, which may be several years.

Investment Manager.
The Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Fund, the Portfolio, and the Institutional Feeder Fund. It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”).  As a result, the Investment Manager and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Fund and the management of Other Accounts.  The Investment Manager and its staff will devote only so much time to the management of the Fund as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Manager invests a larger percentage of one or more of the Other Accounts’ respective assets than the Portfolio’s assets.  The Investment Manager also may consider participation by its Other Accounts in investment opportunities that the Investment Manager does not intend to invest, or which are contrary to investments made, on behalf of the Portfolio, or vice versa.  In addition, the Investment Manager may charge the Other Accounts fees that are lower than those the Portfolio charges.

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Underlying Fund Selection,
Monitoring and Concentration.
The Investment Manager follows a systematic screening, due diligence and monitoring process of Underlying Funds and selects managers on the basis of their willingness and ability to provide portfolio transparency so that the Investment Manager can monitor leverage levels, position concentration and adherence to stated strategies.  Although the Investment Manager seeks to select only Underlying Funds with managers who will invest the Portfolio’s assets with the highest level of integrity, the Investment Manager has no control over the day-to-day operations of the Underlying Funds.  As a result, there can be no assurance that the manager of any Underlying Fund will conform its conduct to these standards.

Special Risks of the Portfolio’s
Fund of Funds Structure.
The Underlying Funds are not registered as investment companies under the Investment Company Act and, therefore, the Fund and the Portfolio do not have the protections of the Investment Company Act with regard to these investments.  Each Underlying Fund pays any performance-based allocations or fees for which it is obligated irrespective of the performance of the other Underlying Funds and the Portfolio generally.  Accordingly, an Underlying Fund with positive performance may be entitled to receive a performance allocation or fee from the Portfolio, and thus indirectly from the Fund and its Shareholders, even if the Fund’s and the Portfolio’s overall investment return is negative.

Risks Associated With the Underlying Funds:

Market Risks.  The profitability of a significant portion of the Portfolio’s investment program will depend to a great extent on the correct assessment of the future course of price movements of securities and other instruments.  There can be no assurance that managers of the Underlying Funds will be able to accurately predict these price movements.

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Small Cap Securities.  The Underlying Funds may invest in companies with modest capitalization.  While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading costs.  These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies.  In addition, the frequency and volume of their trading is substantially less than is typical of larger companies.  Therefore, the securities of smaller companies may be subject to wider price fluctuations.

Leverage; Borrowing.  The Underlying Funds are authorized to borrow money to meet repurchase requests and for cash management purposes.  While borrowings are outstanding for these purposes, the Underlying Funds will be permitted to reinvest the proceeds of the sale of securities or new sales of an Underlying Fund's securities and, thus, may employ leverage.  To the extent that the Underlying Funds use leverage, the value of their net assets will tend to increase or decrease at a greater rate than if no leverage were employed.  If an Underlying Fund’s investments decline in value, the loss will be magnified if the Underlying Fund has borrowed money to make its investment.  In addition, an Underlying Fund’s performance may be adversely affected if it is not able to repay borrowings or if it is forced to sell investments at disadvantageous times in order to repay borrowings.

Hedging Strategies.  The Underlying Funds may engage in short sales, the use of derivatives, trading in index futures and index options, and the use of leverage and other strategies from time to time in order to “hedge” or offset investment risk.  Successful use of these instruments depends on the manager of the Underlying Fund’s ability to predict movements in the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities.  In adverse circumstances the use of derivatives may result in sudden and severe losses to the Underlying Funds employing these strategies.

Foreign Investments.  An Underlying Fund may invest in foreign securities that are generally denominated in foreign currencies, and American Depository Receipts (“ADRs”) traded on U.S. securities exchanges.  Such investing involves certain considerations comprising both risk and opportunity not typically associated with investing in U.S. companies.  These considerations include fluctuation in exchange rates of foreign currencies, less public information about issuers of securities, less governmental supervision of foreign issuers, lack of uniform accounting, auditing and financial reporting standards, the possible expropriation of assets or confiscatory taxation by a host government, the possible imposition of foreign taxes, and political risks associated with the countries in which foreign issuers are located.

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Restricted Securities.  An Underlying Fund may invest in restricted securities that are not traded in public markets.  Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded.  No assurance can be given that any such restricted securities will be eligible for resale or otherwise to be traded on a public market even if a public market for the securities were to develop.

Performance Fees.  Most of the Underlying Funds will be paid a performance based fee.  In certain cases, managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Investment Manager anticipates that managers who charge such fees will take into account prior losses.  These fee arrangements may create an incentive for such managers to make investments that are riskier or more speculative than if a performance based fee were not paid.

Portfolio Turnover.  The Underlying Funds are expected to have higher portfolio turnover than many other investment funds.  The Underlying Funds will incur brokerage commissions and other transaction costs that generally will be higher than those incurred by investment funds with lower portfolio turnover rates.  In addition, a high portfolio turnover will result in special tax considerations.  See “Taxes” in the Fund’s SAI.

For additional information regarding Risk Factors, please see the Fund’s SAI.

INVESTMENT RESTRICTIONS

The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities.  Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of the Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or of (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less.  As a matter of fundamental policy, the Fund may not:

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(1)
invest more than 15% of its net assets in any one security, except that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(2)
invest 25% or more of the value of its total assets in the securities (other than U.S. government securities) of issuers engaged in any single industry. This restriction does not apply to the Fund’s investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(3)
issue senior securities representing stock, except to the extent permitted by the Investment Company Act.  In addition, the Fund will not issue senior securities representing indebtedness, except that: (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund or the Portfolio of “senior securities” representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Shares.

(4)
underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of portfolio securities received pursuant to an “in kind” distribution.

(5)	make loans of money or securities to other persons, except through purchasing fixed-income securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

(6)
purchase or sell commodities or commodity contracts; however, this restriction shall not apply to the Fund to the extent that it is deemed to purchase or sell commodities or commodity contracts through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(7)
purchase or sell real estate or interests therein; however, this restriction shall not apply to the Fund to the extent that it is deemed to purchase or sell real estate or interests therein through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

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The Portfolio has adopted substantially the same fundamental investment restrictions as the foregoing investment restrictions adopted by the Fund.  As a matter of fundamental policy, the Portfolio may not:

(1)	invest more than 15% of its net assets in any one Underlying Fund.

(2)
invest 25% or more of the value of its total assets in the securities (other than U.S. government securities) of issuers engaged in any single industry. This restriction does not apply to the Portfolio’s investments in Underlying Funds.

(3)
issue senior securities representing stock, except to the extent permitted by the Investment Company Act.  In addition, the Portfolio will not issue senior securities representing indebtedness, except that: (a) the Portfolio may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund or the Portfolio of “senior securities” representing indebtedness, and (b) the Portfolio may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, its units.

(4)	underwrite securities of other issuers, except insofar as the Portfolio may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

(5)
make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Portfolio’s investment policies.

(6)
purchase or sell commodities or commodity contracts, except, subject to the Investment Manager’s registration with the CFTC, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Portfolio to the extent that it may purchase or sell commodities or commodity contracts through Underlying Funds.

(7)
purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein; however, this restriction shall not apply to the Portfolio to the extent that it may purchase or sell real estate or interests therein through Underlying Funds.

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THE OFFERING –
SHARES OF THE FUND

Shares will be offered at an offering price per Share based upon the Fund's net asset value calculated as of the close of business on the date of purchase (see “Calculation of Net Asset Value”) to a limited number of  “Accredited Investors” as such term is defined in Regulation D under the Securities Act.  Investors must subscribe for Shares in an amount that equals or exceeds $25,000.  Additional subscriptions for Shares will be subject to a minimum investment amount of $10,000. As of June 30, 2009, there were 332,423.604 Shares outstanding. Closings are expected to occur on the first business day of each month.  The Fund may accept or reject any subscription in whole or in part.

USE OF PROCEEDS
The Investment Manager will invest substantially all of the proceeds of the offering in the Portfolio. Pending investment in the Portfolio, proceeds of the offering may be invested in high quality, short-term securities or placed in an interest-bearing account.

INVESTOR QUALIFICATIONS
Shares will only be sold to Accredited Investors who have a net worth, either as individuals or collectively with their spouses, of more than $1,500,000 or who invest at least $750,000 in the Fund and/or other funds managed by the Investment Manager. Natural persons may meet the net worth requirement individually or collectively with their spouses.   See “Plan of Distribution – Investor Qualifications” in the SAI.

PLAN OF DISTRIBUTION

The Fund has adopted a Distribution and Shareholder Services Plan (the “Plan”) applicable to its Shares that allows the Fund to pay annual distribution and service fees up to a total of 1.00% of the Fund’s average daily net assets.

Shares will be offered on a monthly basis.  Therefore, there is no pre-determined termination date of the offering.  Funds received from investors will be placed in an account with the Fund's custodian after the first business day of each month and will be held in an interest-bearing account with the Fund’s custodian until the next Fund closing.

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The Investment Manager has agreements with  Fidelity Brokerage Services LLC  and Charles Schwab & Co. Inc. ( the “financial institutions”) pursuant to which the Portfolio and the Feeder Funds  (collectively, the “Funds”) are made available for purchase by customers of the financial institutions. In addition, the financial institutions may provide additional services such as establishing and maintaining accounts and records, acting as custodian for financial institution customers who invest in the Funds, handling investor inquiries, transaction processing and settlement, account statement preparation, and other similar services that might typically be provided by a transfer agent.  In consideration for inclusion of the Funds on the financial institution’s platforms and the additional services described above, the Investment Manager pays establishment and service fees to the financial institutions. These payments, which may be significant, are paid by the Investment Manager out of the revenues derived from the Management Fee. The establishment or “start up” fee is an up- front fixed dollar fee paid for the initial set up. Thereafter, the Investment Manager pays monthly or quarterly servicing fees ranging from 50 to 65 basis points per annum of the monthly market value of the Shares held in accounts with the financial institution.

Additionally, the Investment Manager in the future may make payments to certain selling or shareholder servicing agents for the Fund (“Additional Payments”) in connection with the sale and distribution of shares of the Fund or for services to the Fund and its Shareholders. These Additional Payments, which may be significant, are paid by the Investment Manager out of its revenues, which generally come directly or indirectly from fees paid by the Fund.  In return for these Additional Payments, the Fund may receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the selling agent's clients; access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives.  Selling agents often provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions; processing and mailing monthly statements, prospectuses, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by a fund's transfer agent.

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The payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular fund over other funds. Before investing, you should consult with your financial consultant and review carefully any disclosure as to what monies are received from fund managers and distributors, as well as how your financial consultant is compensated.

The Fund may pay a shareholder servicing fee of up to an annual rate of 0.25% of net assets. Such fee may be paid to financial intermediaries providing customary investor services, including responding to investor questions about the Fund and assisting the Fund in administering repurchases.

RESTRICTIONS ON
TRANSFERS
With very limited exceptions, Shares are not transferable.  Persons who purchase Shares (“Shareholders”) have no right to require the Fund to permit a transfer of their Shares.  See “Redemptions, Repurchases of Shares and Transfers” in the SAI for additional information.

REDEMPTIONS AND
REPURCHASES OF SHARES

No Right of Redemption.  No Shareholder or other person holding a Share has the right to require the Fund to redeem that Share or portion thereof.  There is no public market for Shares, and none is expected to develop.  Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below and more fully in the SAI.

Repurchases of Shares.  The Board of Trustees may, from time to time and in their sole discretion, cause the Fund to repurchase Shares from Shareholders pursuant to written tenders by Shareholders at times and on terms and conditions as they establish.  In determining whether the Fund should offer to repurchase Shares, the Board of Trustees will consider the recommendation of the Investment Manager. The Investment Manager generally recommends to the Board of Trustees that the Fund considers to offer to repurchase Shares from Shareholders at least two (2) times each year; however, there is no guarantee that any repurchase offer will be made.

The Board of Trustees will recommend the repurchase of Shares from Shareholders of the Fund only if the Portfolio makes a repurchase offer to Members.

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CALCULATION OF NET
ASSET VALUE
The Fund's administrator calculates the net asset value per Share in dollars as of the close of business of the New York Stock Exchange, (generally 4:00 p.m. Eastern Standard Time) on the last business day of each Allocation Period (as defined below), unless the calculation of the net asset value has been suspended.  The net asset value for the Fund is equal to the Fund’s proportionate interest in the net assets of the Portfolio, plus any cash or other assets of the Fund minus all liabilities (including accrued expenses) of the Fund.

The Fund’s net asset value per Share is based on the net asset value of the Fund and is determined by dividing the net asset value of the Fund by the number of Shares outstanding.  Except as otherwise provided, the net asset value per Share is determined by the administrator and published or made available at the office of the Fund at the end of each Allocation Period (as defined below) based on the price availability of the Portfolio, subject to reasonable delays (i.e., delays the Portfolio may encounter in receiving the net asset value of the Underlying Funds).

The net asset value for the Portfolio is comprised of the net asset value of the Underlying Funds in which the Portfolio invests, less the expenses and liabilities of the Portfolio, and other assets in which the Portfolio invests.  Special situations affecting the calculation of net asset value may arise from time to time.  Generally, the Portfolio, its Investment Manager and the administrator will not be able to examine or verify the valuations provided by the Underlying Funds.  Absent bad faith or manifest error, the administrator’s determination of net asset value of the Fund is conclusive.

Allocation Periods begin on the day after the last day of the preceding Allocation Period and end at the close of business on (1) the last day of each month, (2) the last day of each taxable year, (3) the day preceding each day on which Shares are purchased, (4) the day on which Shares are repurchased, or (5) the day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

ORGANIZATION AND
DESCRIPTION OF SHARES
The Fund and the Institutional Feeder Fund constitute the two series of ACP Funds Trust currently outstanding.  ACP Funds Trust is organized as a statutory trust established under Delaware law pursuant to a Declaration of Trust dated October 31, 2002, and is registered under the Investment Company Act.  The Board of Trustees is responsible for the overall management and supervision of the Fund's affairs.  The Fund currently has one class of shares of beneficial interest that may be issued in an unlimited number by the Board of Trustees.  There are no annual meetings of Shareholders, but special meetings may be held as required by law to elect or remove Trustees and consider certain other matters.  When such meetings are held, EACH WHOLE SHARE IS ENTITLED TO ONE VOTE AND EACH FRACTIONAL SHARE IS ENTITLED TO A PROPORTIONATE FRACTIONAL VOTE ON EACH MATTER AS TO WHICH SUCH SHARES ARE TO BE VOTED AT THE MEETING. THE SHARES OF EACH SERIES ARE ENTITLED TO VOTED ON A DOLLAR WEIGHTED BASIS, I.E VOTING SHALL BE BASED ON THE RELATIVE NET ASSET VALUE OF EACH SERIES.

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Because the Fund invests in the Portfolio, it may be asked to vote on certain Portfolio matters (such as changes in certain Portfolio investment restrictions).  When necessary, the Fund will hold a meeting of its Shareholders to consider the Portfolio matter and then vote its interest in the Portfolio in proportion to the votes cast by its shareholders.  The Fund can withdraw from the Portfolio at any time.  Shareholders are entitled to one vote for each full Share held. Fractional Shares may be voted proportionately.  Each Share participates ratably with all other outstanding Shares in the Fund’s profits and losses and has the redemption rights described above.  No conversion or preemptive rights exist in connection with any Shares.  All Shares, when duly issued, will be fully paid and non-assessable.

DISTRIBUTIONS
The Fund declares and distributes substantially all of its net investment income on an annual basis.  Net capital gains, if any, are distributed at least annually. Unless otherwise requested by a Shareholder, all distributions will be automatically reinvested.

MANAGEMENT FEE
The Fund does not pay a Management Fee directly to the Investment Manager.  Rather, the Fund pays its proportionate share of the Portfolio’s Management Fee.  Pursuant to its Investment Management Agreement with the Portfolio, the Investment Manager is entitled to receive an annual management fee (the “Management Fee”) equal to 1.50% of the Portfolio’s net assets, subject to an adjustment (the “Management Fee Adjustment”)  based on the Portfolio’s rolling twelve month return.  Specifically, the monthly Management Fee is equal to one-twelfth of the applicable Net Management Fee below based on the Portfolio’s annual return for the preceding twelve-month period.  The Investment Manager’s fee is calculated and accrued monthly, and is paid out to the Investment Manager on a quarterly basis.  The Management Fee Adjustment is determined in accordance with the following scale:

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Return for Prior 12 - Month Period†*	Management Fee Adjustment†	Net Management Fee†
Less than 6.00%*	- 0.50%	1.00%
6.00% or greater *	-----	1.50%
† Annualized
*Net of all underlying fund expenses

For purposes of determining the Management Fee, net assets of the Portfolio are determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of net assets as reported by the sponsors of the Underlying Funds.  The Management Fee presents risks that are not present in investment funds that do not make allocations based on the performance of such funds.  The overall fees payable by the Shareholders, including their proportionate share of the Portfolio’s Management Fee, may be higher than those paid by other registered investment companies but may be lower than those paid by many private investment funds with similar investment policies.

A discussion regarding the basis for the Board of Trustee’s approval of the Investment Management Agreement is set forth in the Statement of Additional Information.

FUND EXPENSES
Organizational and operating expenses of the Fund are paid by the Fund, and therefore, indirectly by its Shareholders.  The Fund also bears certain ongoing offering costs associated with any periodic offering of Fund interests.

INDEMNIFICATION
The Fund has agreed to indemnify and hold harmless the Investment Manager and each of its directors, managing members and officers, and each person, if any, who controls the Investment Manager, against any loss, etc., based upon an assertion that the registration statement, prospectus, member reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading.  However, the Fund will not indemnify the Investment Manager or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Investment Manager.  The indemnification provisions in the Investment Management Agreement will be limited by applicable state and federal laws.

25

TAXES
The following discussion is only a summary of certain tax considerations generally applicable to investments in the Fund and is not intended to provide tax or other financial advice to anyone.  Prospective investors should consult their own tax advisors with specific reference to their own situation as it relates to an investment in the Fund.

The Fund will be treated as a corporation for federal income tax purposes.  As noted above, the Fund [intends] to qualify as a regulated investment company eligible for special tax treatment under Subchapter M of the Code.  If the Fund so qualifies, it will not be subject to federal income tax on income and gains distributed in a timely manner to its Shareholders.  To qualify for the special treatment accorded regulated investment companies and their shareholders, the Fund must satisfy the Diversification and Distribution Test (defined above in “Risk Factors Associated With the Fund -- Tax Liability and Borrowings”).  The Fund intends to diversify its holdings so that at the end of each fiscal quarter, the Fund meets the Diversification Test.  To satisfy the Distribution Test, the Fund intends to distribute with respect to each taxable year substantially all of its net investment income, net tax-exempt income and the excess, if any, of net short-term capital gains over net long-term capital losses for such year.  Income dividends and short-term capital gain distributions are taxable to a Shareholder (unless such Shareholder is not subject to tax on its income) as ordinary income.  Long-term capital gain distributions from the Fund are taxable to a Shareholder (unless such Shareholder is not subject to tax on its income) as long-term capital gains regardless of how long a Shareholder has owned Shares of the Fund.  Distributions are taxable to a Shareholder of the Fund (unless such Shareholder is not subject to tax on its income) even if they are paid from income or gains earned by the Fund prior to the Shareholder's investment (and thus were included in the price paid by the Shareholder).  Dividends and capital gain distributions will automatically be reinvested in additional Shares of the Fund on the record date thereof unless a Shareholder has elected to receive cash.  Distributions are taxable as described above regardless of whether they are distributed in cash or additional Shares.  Distributions in excess of the Fund’s earnings and profits will be designated as a “return of capital” and first will reduce a Shareholder’s adjusted tax basis in such Shareholder’s Shares and, after such adjusted basis is reduced to zero, will generally constitute capital gains to the Shareholder. An investment in the Fund may in some circumstances result in liability for Federal alternative minimum tax for Shareholders.  Based on the Fund’s structure, it is not anticipated that distributions to Shareholders will constitute unrelated business taxable income (“UBTI”).

26

From time to time the Fund may offer to repurchase Shares.  A Shareholder who tenders all Shares held, or Shares considered to be held under certain attribution rules of the Code, will be treated as having sold its Shares and generally will realize a capital gain or loss.  If a Shareholder tenders fewer than all of its Shares, the Shareholder may be treated as having received a taxable dividend upon the tender of its Shares.  In this case, there is a remote risk that non-tendering Shareholders will be treated as having received taxable distributions from the Fund.  Likewise, if the Fund redeems some but not all of the Shares held by a Shareholder and the Shareholder is treated as having received a taxable dividend upon such redemption, there is a remote risk that the non-redeeming Shareholders will be treated as having received taxable distributions from the Fund.  To the extent that the Fund recognizes net gains on the liquidation of its investments to meet such tenders of Shares, the Fund will be required to make additional distributions to its Shareholders.

The Fund's administrator will send each Shareholder and the Internal Revenue Service (the "IRS") an annual statement detailing federal tax information, including information about dividends and distributions paid to the Shareholder during the preceding year.  This information will be based on information then available to the Fund, but could be revised based upon additional or revised information that subsequently becomes available to the Fund.  If the Fund revises annual tax statements sent to its Shareholders, Shareholders may be required to amend their tax returns to reflect the revised information.

The foregoing discussion summarizes certain U.S. federal income tax considerations for general information only.  Before investing, prospective investors should consult their own tax advisors regarding the specific federal tax consequences of an investment in the Fund, as well as the effects of state, local and foreign tax law and proposed law changes.

27

ERISA PLANS AND OTHER
TAX QUALIFIED PLANS
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and other tax-qualified plans, including individual retirement accounts (“IRAs”), Keogh plans and other plans subject to the Code’s prohibited transaction rules may purchase Shares in the Fund. In some cases, the investment manager of an investment fund in which ERISA plans and other tax-qualified plans invest may be or become a fiduciary under ERISA with respect to such ERISA plans because the investment manager is treated as actively managing both the investment fund and the assets of the ERISA plan investor.  However, the investment manager of the investment fund is not treated as a fiduciary under ERISA if the investment fund is an investment company registered under the Investment Company Act.  Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of any plan investing in the Fund for purposes of ERISA’s fiduciary duties or the prohibited transaction provisions under either the Code or ERISA.  Accordingly, neither the Investment Manager nor any of its affiliates will be fiduciaries with respect to the plans investing in the Fund based solely on the Investment Manager’s management of the Fund’s assets.  Nevertheless, investment in the Fund by an ERISA plan or a tax-qualified plan requires special consideration. Trustees, administrators, investment managers and any other fiduciaries of such entities are specifically responsible for the initial and ongoing decisions to invest in the Fund and for the avoidance of any prohibited transaction with respect to the particular employer benefit plan investor.  The plan fiduciaries are urged to review carefully the ERISA Considerations section of the Statement of Additional Information.

PERIODIC REPORTS
The Fund provides semiannual reports containing unaudited financial statements and annual reports containing audited financial statements.  Because the Underlying Funds may not provide annual reports to the Portfolio on a timely basis, the Fund’s annual audited report may be delayed and the Shareholders may need to seek extensions of the deadline to file their tax returns.

CUSTODIAN
UMB Bank, N.A. (the “Custodian”) serves as the primary custodian of the Fund’s and the Portfolio’s assets, and may maintain custody of the Fund’s and the Portfolio’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Manager.  Assets of the Fund and the Portfolio are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 928 Grand Blvd. 5th Floor, ISG Custody Administration, Kansas City, Missouri 64106.

28

INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
Deloitte & Touche LLP serves as the Independent Registered Public Accounting Firm of the Fund.  Its principal business address is 1700 Market Street, Philadelphia, Pennsylvania 19103.

ADMINISTRATOR AND
DIVIDEND PAYING AGENT
The Portfolio has appointed Pinnacle Fund Administration LLC (the “Administrator”) to serve as its administrator pursuant to an Administration Agreement between the Portfolio and the Administrator (the “Administration Agreement”).  Pursuant to the Administration Agreement between the Administrator and the Portfolio, the Administrator is responsible for certain matters pertaining to the administration of the Fund, including:  (a) maintaining the principal books and records of the Fund; (b) communicating with and sending performance reports to investors; (c) calculating the net asset value of the Fund and (d) processing subscriptions and withdrawals.  For its services to the Fund, the Administrator receives administration fees customary for these services and may also be reimbursed for out-of-pocket expenses.

The Administrator shall have no obligation to review, monitor or otherwise ensure compliance by the Fund with the investment policies, restrictions or guidelines applicable to the Fund or any other term or condition of the Fund’s offering documents.  The Administrator is a service provider to the Fund and is not responsible for the preparation of this Confidential Private Placement Memorandum or the activities of the Fund (other than those responsibilities assumed by the Administrator under the terms of the Administration Agreement), and therefore accepts no responsibility for any information contained in this Confidential Private Placement Memorandum.

29

ADDITIONAL INFORMATION
This Memorandum does not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC.  The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations and at the SEC’s website (www.sec.gov) for no charge.

Statements contained in this Memorandum as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Memorandum forms a part, each such statement being qualified in all respects by such reference.

More detailed information about the Fund is available in the SAI which is available at no additional charge and may be obtained by calling:  (610) 688-4180 or writing: ACP Funds Trust, c/o Ascendant Capital Partners, LP, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Shareholders may obtain performance information for the Fund by calling the Fund at (610) 6884180.

30

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

GENERAL DESCRIPTION OF THE TRUST
INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS
INVESTMENT RESTRICTIONS
RISK FACTORS
FEES & EXPENSES
SHARES OF THE FUND
PLAN OF DISTRIBUTION
USE OF PROCEEDS
REDEMPTIONS, REPURCHASES OF SHARES AND TRANSFERS
MANAGEMENT OF THE FUNDS
OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGER(S) OR
MANAGEMENT TEAM
POTENTIAL CONFLICTS OF INTERESTS
CODE OF ETHICS
BROKERAGE PRACTICES OF THE PORTFOLIO
VOTING
TAXES
ERISA CONSIDERATIONS
DESCRIPTION OF SHARES
LIMITATION OF TRUSTEES’ LIABILITY
OTHER SERVICE PROVIDERS
FISCAL YEAR
FINANCIAL STATEMENTS
PRIVACY POLICY STATEMENT

EXHIBIT A – DECLARATION OF TRUST

EXHIBIT B – SUBSCRIPTION AGREEMENT

EXHIBIT C – SUITABILITY QUESTIONNAIRE

EXHIBIT D – ADDITIONAL INVESTMENT FORM

31

Memorandum Number:___________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

ACP Institutional Series Strategic Opportunities Fund,
a Series of ACP Funds Trust, a Delaware Statutory Trust

A Private Offering of Shares of Beneficial Interest

This memorandum concisely sets forth the information about the ACP Institutional Series Strategic Opportunities Fund (the “Fund”) that a prospective investor should know before investing and should be retained for future reference. Additional information about the Fund has been filed with the Securities and Exchange Commission and is available without charge upon written or oral request to the Fund.  Portions of the Fund’s Statement of Additional Information dated July 30, 2009 (the “Statement of Additional Information” or “SAI”) are incorporated by reference in this Memorandum. The Statement of Additional Information can be obtained without charge by calling collect to (610) 688-4180 or writing ACP Funds Trust c/o Ascendant Capital Partners LP., 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

The Table of Contents of the SAI appears at pg. 25 of this Memorandum.

Because the Fund is not publicly offered, the Fund does not make available its Statement of Additional Information or its annual and semi-annual reports on its website. Such reports and other reports filed by the Fund are available on the SEC’s website (www.sec.gov) for no charge.

Ascendant Capital Partners, LP
150 N. Radnor Chester Rd., Suite C-220
Radnor, PA 19087
Investment Manager
_________________________

 July 30, 2009

THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK.  SEE “RISK FACTORS.”

THIS MEMORANDUM IS BEING FURNISHED BY THE FUND SOLELY FOR USE BY YOU IN EVALUATING THE OFFERING AND THE FUND.  THE INVESTMENT MANAGER WILL NOT RECEIVE ANY COMMISSIONS OR FEES FOR THE SALE OF SHARES BUT, AS THE INVESTMENT MANAGER OF THE FUND AND THE PORTFOLIO (AS DEFINED BELOW), IT WILL RECEIVE COMPENSATION FOR MANAGING THE FUND AND THE PORTFOLIO.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES ADMINISTRATOR, NOR HAS THE SEC OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR DETERMINED WHETHER THIS MEMORANDUM IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON REDEEMABILITY, TRANSFERABILITY AND RESALE.  THE SHARES ARE NOT LISTED ON A SECURITIES EXCHANGE NOR DOES ANY PUBLIC MARKET FOR THE SHARES EXIST.  WITH VERY LIMITED EXCEPTIONS, SHARES ARE NOT TRANSFERABLE AND LIQUIDITY WILL BE PROVIDED ONLY THROUGH LIMITED REPURCHASE OFFERS.  AS A RESULT, INVESTORS MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR A SUBSTANTIAL PERIOD OF TIME.

THE INFORMATION IN THIS MEMORANDUM IS FURNISHED ON A CONFIDENTIAL BASIS EXCLUSIVELY FOR YOUR USE AND RETENTION AND, BY ACCEPTING THIS MEMORANDUM, YOU AGREE NOT TO TRANSMIT, REPRODUCE OR MAKE AVAILABLE TO ANY OTHER PERSON (OTHER THAN YOUR LEGAL, TAX, ACCOUNTING AND OTHER ADVISORS) ALL OR ANY PART OF THIS MEMORANDUM WITHOUT THE FUND’S EXPRESS WRITTEN PERMISSION.

THIS IS A PRIVATE OFFERING.  THE FUND IS AVAILABLE ONLY TO INVESTORS WHO ARE “ACCREDITED INVESTORS” UNDER REGULATION D PROMULGATED BY THE SEC UNDER THE SECURITIES ACT.  EACH INVESTOR MUST ALSO HAVE A NET WORTH OF $1.5 MILLION OR MORE, SUBJECT TO CERTAIN EXCEPTIONS.  EACH INVESTOR MUST HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT SUCH INVESTOR IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT AND MUST BE ABLE TO BEAR THE ECONOMIC RISKS OF THIS INVESTMENT.  NO OFFERING IS BEING MADE HEREBY TO ANY PERSON WHO HAS NOT FURNISHED TO THE FUND A COMPLETED AND SIGNED SUITABILITY QUESTIONNAIRE IN THE FORM ATTACHED AS EXHIBIT C OF THIS MEMORANDUM AND WHO IS NOT SHOWN BY SUCH SUITABILITY QUESTIONNAIRE TO BE ELIGIBLE FOR THIS OFFERING.  SEE “PLAN OF DISTRIBUTION - INVESTOR QUALIFICATIONS” IN THE STATEMENT OF ADDITIONAL INFORMATION.

i

THE FUND RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION TO PURCHASE SHARES.

THIS OFFERING WILL CONTINUE UNTIL TERMINATED BY THE FUND.  SEE “PLAN OF DISTRIBUTION” IN THE STATEMENT OF ADDITIONAL INFORMATION.  TO THE EXTENT PERMITTED ASCENDANT CAPITAL PARTNERS LP WILL RESPOND TO ANY QUESTIONS YOU OR YOUR ADVISORS MAY HAVE CONCERNING THIS OFFERING AND WILL MAKE AVAILABLE FOR EXAMINATION BY YOU OR YOUR ADVISORS SUCH RECORDS AND FILES IN ITS POSSESSION AS MAY BE PERTINENT TO YOUR DECISION WHETHER TO INVEST IN SHARES.

THE TERMS AND CONDITIONS OF THIS OFFERING, THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SHARES AND THE RIGHTS AND LIABILITIES OF THE FUND, THE FUND’S BOARD OF TRUSTEES AND THE SHAREHOLDERS WILL BE GOVERNED BY THE FUND’S DECLARATION OF TRUST (THE “DECLARATION OF TRUST”), THE SUBSCRIPTION AGREEMENT BETWEEN EACH SHAREHOLDER AND THE FUND, AND THE SUITABILITY QUESTIONNAIRE, THE FORMS OF WHICH ARE INCLUDED IN THIS MEMORANDUM AS EXHIBITS A, B AND C ARE INCORPORATED HEREIN BY REFERENCE, AND THE DESCRIPTION OF ANY SUCH MATTERS IN THE TEXT OF THIS MEMORANDUM IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH EXHIBITS.  THIS MEMORANDUM, WHICH INCLUDES ALL OF THE EXHIBITS ATTACHED HERETO, SHOULD BE REVIEWED CAREFULLY BY EACH OFFEREE AND EACH OFFEREE’S LEGAL, ACCOUNTING AND TAX ADVISORS PRIOR TO MAKING ANY DECISION CONCERNING AN INVESTMENT IN SHARES.

 SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY.

CAPITALIZED TERMS USED HEREIN AND ARE NOT OTHERWISE DEFINED WILL HAVE THE SAME MEANING AS DEFINED IN THE DECLARATION OF TRUST.

ii

Page

GENERAL DESCRIPTION OF THE FUND	2
INVESTMENT MANAGER	2
SUMMARY OF FEES AND EXPENSES	3
FINANCIAL HIGHLIGHTS	5
FUND MANAGER	6
BOARD OF TRUSTEES	6
INVESTMENT OBJECTIVE AND GOALS	6
INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS	7
RISK FACTORS	8
INVESTMENT RESTRICTIONS	14
THE OFFERING – SHARES OF THE FUND	16
USE OF PROCEEDS	16
INVESTOR QUALIFICATIONS	16
PLAN OF DISTRIBUTION	17
RESTRICTIONS ON TRANSFERS	18
REDEMPTIONS AND REPURCHASES OF SHARES	18
CALCULATION OF NET ASSET VALUE	18
ORGANIZATION AND DESCRIPTION OF SHARES	19
DISTRIBUTIONS	20
MANAGEMENT FEE	20
FUND EXPENSES	21
INDEMNIFICATION	21
TAXES	21
ERISA PLANS AND OTHER TAX QUALIFIED PLANS	22
PERIODIC REPORTS	23
CUSTODIAN	23
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
ADMINISTRATOR AND DIVIDEND PAYING AGENT	24
ADDITIONAL INFORMATION	24
TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION	25

1

ACP Institutional Series Strategic Opportunities Fund

Shares of Beneficial Interest

GENERAL DESCRIPTION OF
THE FUND
ACP Institutional Series Strategic Opportunities Fund (the “Fund”) is a series of ACP Funds Trust, a Delaware statutory trust that is a non-diversified, closed-end investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund was organized in November 2002.   The Fund’s shares of beneficial interest (“Shares”) are not registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Fund generally invests all of its assets in ACP Strategic Opportunities Fund II, LLC (the “Portfolio”), under a master/feeder structure.  Shares are not registered under the Securities Act.  In addition, the Fund may periodically make short-term investments in cash, cash equivalents and U.S. government securities.

The Fund’s and the Porfolio’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market.  The Fund attempts to achieve this objective by investing all of its net investable assets in the Portfolio.  The Portfolio allocates its assets among a select group of unregistered investment funds (the “Underlying Funds”).  The Investment Manager (as defined below) invests the Portfolio’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

INVESTMENT MANAGER
Ascendant Capital Partners, LP, a Delaware limited partnership, serves as investment manager (“Investment Manager”) to the Fund, and  serves as Investment Manager to the Portfolio.  Each of the Fund and the Portfolio has entered into an investment management agreement with the Investment Manager (“Investment Management Agreement”), under which the Investment Manager is responsible for formulating a continuing investment program for the Fund and the Portfolio, respectively.

The Investment Manager is registered as an investment adviser with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended.  The principal business address of the Investment Manager is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

2

SUMMARY OF FEES AND EXPENSES

The following table illustrates the expenses and fees that the Fund incurred and that the Shareholders bore for fiscal year 2008.

The Fund is structured as a “fund of funds.”  As such, the Fund bears a pro-rata share of the fees and expenses, including performance-based compensation, of the Portfolio as well as the Underlying Funds.  The caption “Underlying Fund Fees and Expenses” in the table below sets forth the Fund’s pro-rata share of the fees and expenses of the Underlying Funds; these indirect expenses are also reflected in the example following the table.

The Underlying Funds Fees and Expenses are not collected by or paid to the Investment Manager, the Fund, or the Portfolio.  The Underlying Funds Fees and Expenses are paid to, assessed and collected by the managers of those Underlying Funds in which the Portfolio invests and are common to all hedge fund investors.

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fee(1)	0.0%
Other Expenses	0.54%
Underlying Portfolio Expenses(2)	2.28%
Underlying Fund Fees and Expenses(3) (4)	2.88%(4)
Total Annual Expenses(5)	5.70%

(1)
The Fund does not pay the Investment Manager a Management Fee directly, but the Fund’s Shareholders bear an indirect share of the Management Fee paid to the Investment Manager by the Portfolio (and described below) through the Fund’s investment in the Portfolio.  For its provision of services to the Portfolio, the Investment Manager receives an annual Management Fee equal to 1.50% of the Portfolio’s net assets, which is subject to a fee adjustment (the “Management Fee Adjustment”) based on the Portfolio’s rolling twelve-month return.  Specifically, the monthly Management Fee equals one-twelfth of the applicable Net Management Fee below based on the Portfolio’s annual return for the preceding twelve-month period.  The Investment Manager’s fee is calculated and accrued monthly, and paid out to the Investment Manager on a quarterly basis.  The Management Fee Adjustment is determined in accordance with the following scale.

Return for the Prior 12-Month Period*	Management Fee Adjustment	Net Management Fee
Less than 6.00%	- 0.50%	1.00%
6.00% or greater	-----	1.50%
*Please note that the prior 12- Month return used to calculate the Management Fee Adjustment is net of the Underlying Fund Fees and Expenses.

(2)	The Shareholders indirectly bear the expenses of the Portfolio.

3

(3)
The figure shown is the Portfolio’s pro-rata share of the fees and expenses of the Underlying Funds in which the Portfolio was invested during its most recent fiscal year.  The expense figures reflect figures reported in the Underlying Funds’ fiscal year 2008 financial statements received by the Portfolio. This figure is based on the level of assets that were invested in each of the Underlying Funds as well as on the fees and expenses, including payments of incentive or performance fees (“Performance Compensation”) experienced by each Underlying Fund during its most recent fiscal year.  It should be noted that such historic fees (including Performance Compensation) may fluctuate over time and may be substantially higher or lower with respect to future periods.  Performance Compensation payable to the managers of the Underlying Funds typically ranges from 1% to 2% (annualized) of the average net asset value of hedge fund involved and may include incentive allocations or fees ranging from 15% to 20% of an Underlying Fund’s net profits.  The Underlying Funds fees and expenses are not collected by or paid to the Investment Manager or the Fund.  The Underlying Funds fees and expenses are paid to, assessed and collected by the investment managers of those Underlying Funds in which the Fund invests and are common to all hedge fund investors.

(4)
A portion of the figure shown above is attributable to interest expenses incurred by the Underlying Funds as a result of their taking on leverage in the course of executing their various trading strategies.

(5)
The figure shown under the caption “Total Annual Expenses” is different from the ratio of expenses to average net assets that appears in this Offering Memorandum under the heading “Financial Highlights” because the Financial Highlights section of the Offering Memorandum reflects only the actual operating expenses of the Fund without regard to the fees and expenses of the Portfolio and the Underlying Funds.

The purpose of the tables above and the example below is to assist you in understanding the various costs and expenses you would bear directly or indirectly as an investor in the Fund.

EXAMPLE:
You would pay the following fees and expenses on a $1,000 investment, assuming a 6% annual return:

1 YEAR	$62.65

3 YEARS	$199.44

5 YEARS	$353.14

10 YEARS	$825.72

The Management Fee Adjustment is not reflected in the example. Moreover, the Fund’s actual rate of return may be greater or lesser than the hypothetical 6% return shown in the example.  The dollar amounts could be higher or lower as a result of the Management Fee Adjustment and the Underlying Funds Fees and Expenses.

The foregoing example is based upon the expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown and actual rates of return may be greater than or less than the hypothetical 6% return assumed in the examples. A 6% annual return figure is used because the annual net management fee is 1.50% if performance is greater than or equal to 6%.  If the rolling twelve (12) month performance drops below 6% the annual net management fee drops to 1.00%.

4

FINANCIAL HIGHLIGHTS

Financial Highlights for the Fund from the Fund’s annual report for the year ended December 31, 2008 are provided below.

	ACP Institutional Series Strategic Opportunities Fund
	For the Year Ended December 31,
	2008	2007	2006	2005	2004
NET ASSET VALUE, Beginning of Year	$ 13.95	$ 12.60	$ 11.80	$ 11.15	$ 10.49

Investment operations
Net investment loss	(0.36)(a)(b)	(0.29)(a)	(0.18) (a)	(0.16)(a)	(0.18)(a)
Net realized and unrealized gains (loss) on investment transactions
	(1.05)(b)	1.80	1.11	0.85	0.90
Total from investment operations	(1.41)	1.51	0.93	0.69	0.72

Distributions to Shareholders
Net investment income	(0.29)	(0.04)	(0.05)	(0.02)	(0.06)
Realized gains	(0.12)	(0.12)	(0.08)	(0.02)	-
Total distributions to shareholders	(0.41)	(0.16)	(0.13)	(0.04)	(0.06)

NET ASSET VALUE, End of Year	$ 12.13	$ 13.95	$ 12.60	$ 11.80	$ 11.15

RATIOS / SUPPLEMENTAL DATA

Ratios to Average Net Assets: (b)
Net investment loss	(2.68)%	(2.24)%	(1.46)%	(1.42)%	(1.72)%
Expenses, net of reimbursements/waiver of fees	2.76%	2.60%	1.89%	1.54%	1.75%
Expenses, excluding reimbursements/waiver of fees	2.76%	2.86%	5.29%	10.59%	42.79%

TOTAL RETURN	(10.08)%	11.95%	6.80%	5.83%	6.29%
PORTFOLIO TURNOVER RATE (c)	19%	12%	11%	35%	15%

Net Assets End of Year	$ 14,058,731	$ 8,935,570	$ 4,975,640	$ 1,207,675	$ 112,071

(a) Calculated using average shares outstanding during the period.
(b) Includes net investment loss and expenses allocated from ACP Strategic Opportunities Fund II, LLC.
(c) Calculated based on investment activity of ACP Strategic Opportunities Fund II LLC

5

FUND MANAGER
The Fund and the Portfolio have the same Investment Manager.  The Portfolio’s investment portfolio is managed by the Investment Manager.  Gary Shugrue, who has over thirty-three (33) year’s investment experience, has served as Chief Investment Officer of the Investment Manager since its inception in 2001 and is primarily responsible for managing the Fund’s assets.  Additional information about Mr. Shugrue, his compensation, other accounts he manages and his ownership of Shares is set forth in the Statement of Additional Information.

BOARD OF TRUSTEES
The Board of Trustees of the Fund (the “Board of Trustees”) has overall responsibility for the management and supervision of the operations of the Fund.  The Board of Directors of the Portfolio (the “Portfolio’s Board of Directors”) has overall responsibility for management and supervision of the operations of the Portfolio.  The Fund and the Portfolio have the same Board members.   Under the Declaration of Trust, the number of Trustees is fixed from time to time by the Board of Trustees, but may not be less than one (1) or more than fifteen (15). The number of trustees is currently set at four (4).  In the event of any vacancy in the position of a Trustee, the remaining Trustees may appoint an individual to serve in such capacity, so long as immediately thereafter at least two-thirds (2/3) of the Trustees then serving have been elected by the Shareholders.  The Board of Trustees may call a meeting of Shareholders to fill any vacancy in the position of a Trustee, and will do so within sixty (60) days after any date on which Trustees who were elected by the Shareholders cease to constitute a majority of the Trustees then serving on the Board of Trustees.

INVESTMENT OBJECTIVE
AND GOALS
The Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market. Rather than invest in securities or Underlying Funds directly, the Fund seeks to achieve its investment objective by using the “master fund/feeder fund” structure. Under this structure, the Fund invests its assets in another investment company (the Portfolio) having the same investment objective and substantially the same investment policies as the Fund.  The purpose of this arrangement is to achieve greater operational efficiencies and to provide certain tax characteristics for target Shareholders. The Fund’s investment experience will correspond directly to the investment experience of the Portfolio.
The Fund invests all of its net investable assets in the Portfolio.  The Portfolio attempts to achieve its objective through the allocation of its assets among Underlying Funds.  The Investment Manager invests the Portfolio’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

The Investment Manager may invest the Portfolio’s assets in Underlying Funds that follow various investment strategies.  The Underlying Funds may invest in various securities and financial instruments, including, but not limited to, securities of U.S. companies and non-U.S. companies traded on U.S. and non-U.S. exchanges and in the over-the-counter markets, foreign currency forward contracts, and in private, asset-backed investments such as real estate mortgages and tax liens.

6

The Investment Manager is not required to follow fixed guidelines with respect to the Underlying Funds selected and the allocation of the Portfolio’s assets.  However, so long as such amount is within applicable ownership limitations set forth in the Investment Company Act, the Portfolio’s assets will be allocated in a manner so that no more than fifteen percent (15%) of the Portfolio’s net asset value will be invested in any one Underlying Fund.  The Investment Manager may also invest the Portfolio’s assets in cash and equivalents, U.S. government securities and repurchase agreements.

The investment objectives of the Fund and the Portfolio are non-fundamental.  Thus, either the Fund or the Portfolio may change its investment objective without a vote of the Fund’s Shareholders or the holders of units in the Portfolio ("Members"), respectively. Furthermore, except as otherwise indicated, the Fund’s and the Portfolio’s investment policies and restrictions are not fundamental and may be changed without a vote of the Fund’s Shareholders or the Portfolio’s Members, respectively.

THE FUND’S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS.  MARKET RISKS ARE INHERENT IN ALL SECURITIES TO VARYING DEGREES.  NO ASSURANCE CAN BE GIVEN THAT THE FUND’S OR THE PORTFOLIO’S INVESTMENT OBJECTIVE WILL BE REALIZED.

INVESTMENT STRATEGIES
AND SELECTION OF
UNDERLYING FUNDS
The Investment Manager believes that a disciplined due diligence and monitoring process is critical in identifying hedge funds capable of generating the returns required to meet the Fund’s and the Portfolio’s investment objective.

The Investment Manager intends to allocate the Portfolio’s capital to Underlying Funds that employ a variety of investment strategies, including those that seek to capitalize on inefficiencies and pricing anomalies in securities and other financial instruments.  The Investment Manager will select Underlying Funds that follow other investment strategies if it believes that such investments are consistent with the Fund’s and the Portfolio’s investment objective.

Generally, the Underlying Funds held by the Portfolio will utilize one of three basic types of investment strategies all keeping within the long / short equity strategy: Opportunistic, Relative Value and Event Driven.

Opportunistic.
This strategy combines long positions in a portfolio of securities with short positions in other securities in order to reduce, but not eliminate, exposure to price levels in the market.  Opportunistic strategies aim at seizing opportunities in both rising and falling markets.  Opportunistic strategies cover a wide range of risk and return combinations.  The returns from this strategy, while driven primarily by security selection, are often more highly correlated with benchmark indices than other hedge fund strategies due to a bias toward net exposure practiced by most portfolio managers.  This strategy is predominantly used in equity markets and typically involves some level of leverage applied to the long portfolio.  Futures and options on equity indices can be used to establish short exposure and manage risk.  Opportunistic strategies include holding both long and short positions, short-selling only and stock picking.

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Relative Value.
In using a relative value strategy, portfolio managers seek to exploit disparities in pricing relationships between instruments with similar pricing characteristics.  Quantitative security selection techniques are often used to identify and capture profits from mispriced securities and to reduce risk by balancing long and short market exposures.  The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread.  Relative value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques.  The returns tend to have low correlations relative to benchmark indices.  Several strategies are included in this style: fixed-income arbitrage, convertible bond arbitrage, statistical arbitrage, volatility arbitrage and equity market neutral investing.

Event Driven.
This strategy relies on the anticipated occurrence of particular corporate events, such as mergers and acquisitions, liquidation, reorganization or bankruptcy.  The profitability of these investments depends on the timely conclusion of the anticipated event and the realization of expected valuations.  Because investments are situation-specific, returns are relatively unaffected by the movements of markets, although market conditions may affect the supply of opportunities in particular styles.  Strategy styles falling within this style include distressed securities, merger arbitrage and special situations such as spin-offs, restructurings and recapitalizations.

RISK FACTORS
An investment in the Fund involves significant risks that should be carefully considered prior to investment and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

Risks Associated With the Fund:

Reliance on the Investment
Manager.
The likelihood that Shareholders will realize income or gain from investing in the Fund will depend on the investment performance of the Portfolio. The likelihood that the Portfolio will realize income or gain from its investments will depend on the selection and monitoring of Underlying Funds by the Investment Manager and the acumen and expertise of its Chief Investment Officer, Gary Shugrue.  If Mr. Shugrue were to cease working for the Investment Manager, the Investment Manager might not be able to hire a qualified replacement, or might require an extended period of time to do so.

Master/Feeder Structure.
The Portfolio may accept investments from other investors (including other feeder funds), in addition to the Fund.  As of the date of this Memorandum, the Fund accepts investments from the following feeder funds: the ACP Advantage Series Strategic Opportunities Fund (the “Advantage Feeder Fund”; together with the Fund, the “Feeder Funds”). Because each Feeder Fund can set its own transaction minimums, Feeder-specific expenses, and other conditions, one Feeder Fund could offer access to the Portfolio on more attractive terms, or could experience better performance, than another Feeder Fund.  Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds.  For example, a larger Feeder Fund will have more voting power than the Fund over the operations of the Portfolio.  If other Feeder Funds tender for a significant portion of their shares in a repurchase offer, the assets of the Portfolio will decrease.  This could cause the Fund’s expense ratio to increase to the extent contributions to the Portfolio do not offset the cash outflows.

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Limited Liquidity for
Shareholders.
The Fund is a closed-end investment company designed primarily for long-term investors.  With very limited exceptions, Shares are not transferable and liquidity will be provided only through limited repurchase offers.  Furthermore, such limited liquidity for Shareholders will generally be subject to or controlled by decisions made by the Portfolio’s Board of Trustees.

Limited Ability to Examine or
Verify the Valuations Provided
by the Underlying Funds.
The Portfolio will value interests in the Underlying Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Portfolio's Board of Directors.  The net asset value for the Portfolio is comprised of the net asset value of the Underlying Funds in which the Portfolio invests, less the expenses and liabilities of the Portfolio, and other assets in which the Portfolio invests.  Special situations affecting the calculation of net asset value may arise from time to time.  You should be aware that, generally, the Portfolio, the Investment Manager and the administrator will not be able to examine or verify the valuations provided by the Underlying Funds.  Absent bad faith or manifest error, the determination of net asset value of the Portfolio is conclusive and binding on all investors. Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Portfolio's net assets if the judgments of  the Portfolio's Board of Directors, the Investment Manager, or investment managers to the Underlying Funds should prove incorrect. Investment managers to the Underlying Funds only provide determinations of the net asset value of Underlying Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Portfolio more frequently.  The interests in the Underlying Funds in which the Portfolio invests or plans to invest are generally illiquid. The Portfolio may not be able to dispose of Underlying Fund interests that it has purchased.

Control by a limited number of
shareholders.
A substantial majority of the Portfolio’s units are held by a few investors.  As a result, these investors may be deemed to have the ability to determine the outcome of matters submitted to a vote of investors in the Portfolio, including the election of directors. In this regard, the Fund held approximately 38.67% of the Portfolio’s outstanding units as of June 30, 2009.  The Advantage Feeder Fund held approximately 19.83% of the Portfolio’s outstanding units as of June 30, 2009.  In addition, entities controlled by Robert E. Turner and family members held approximately 26.81% of the Portfolio’s outstanding units as of June 30, 2009.  Additional information about principal investors is set forth in the Portfolio’s SAI.

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Tax Considerations and Delayed
Tax Reporting.
The tax aspects of an investment in the Fund are complicated and you should have them reviewed by professional tax advisors familiar with your personal tax situation and with the tax laws and regulations applicable to you and investment funds such as the Fund.

For the Fund to complete its tax reporting requirements and to provide an audited annual report to its Shareholders, the Portfolio must receive information on a timely basis from the Underlying Funds.  An Underlying Fund’s delay in providing this information could delay the Portfolio’s preparation of tax information for Members, including the Fund. As explained below, a delay in the receipt of such information might have an effect on the Fund’s ability to maintain its election as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Liability and Borrowings.
The Fund intends to qualify each year as a "regulated investment company" under Subchapter M of the Code. In order to qualify as such, the Fund must, among other things, (a) distribute with respect to each taxable year at least 90% of the sum of the Fund’s taxable net investment income, its net tax-exempt income, and the excess, if any of net short-term capital gains over net long-term capital losses for such year (the “Distribution Test”), and (b) diversify its holdings so that, at the end of each fiscal quarter (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies (which would include the Portfolio), and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than those of the U.S. government or other regulated investment companies (such as the Portfolio)) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar or related trades or businesses ((i) and (ii) together, the “Diversification Test”). By so qualifying, the Fund will not be subject to federal income taxes to the extent that its net investment income, net realized short-term capital gains and net realized long-term capital gains are distributed in a timely manner to Shareholders.

The Fund may make short-term investments in U.S. government securities prior to the end of each fiscal quarter in an amount such that the Fund’s total assets will meet the Diversification Test, and then sell such U.S. government securities immediately following the end of each such fiscal quarter. The Investment Company Act provides that the value of the investment company’s total indebtedness may not exceed one-third of the value of its total assets, including indebtedness (the “Asset Coverage Requirement”).  This borrowing and any other borrowing of the Fund would be subject to the Asset Coverage Requirement. In the event that the asset coverage declines to less than the Asset Coverage Requirement, the Fund may be required to sell a portion of its investments at a time when it may be disadvantageous to do so.  Money borrowed under this line of credit will be subject to interest costs that may or may not be recovered by appreciation of or income from the securities purchased.

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The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit, either of which requirements would increase the cost of borrowing over the stated interest rate.  In the event that the Fund incurs debt to fund repurchases of Shares, the Asset Coverage Requirement and the foregoing risks would be applicable to such borrowing, except that since the proceeds from the borrowing will be used for repurchases of Shares, no securities will be purchased with such proceeds to offset the expenses of the borrowing.

If the Fund fails to qualify as a regulated investment company that is accorded special tax treatment in any taxable year, the Fund will be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to Shareholders as ordinary income. If the Fund fails to meet the Diversification Test as of its first fiscal quarter end, the Fund will not be able to qualify at a later date. In addition, if the Fund should fail to meet the Diversification Test as of any other fiscal quarter end, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment. The Fund must receive timely and accurate information from the Portfolio, which in turn must receive timely and accurate information from the Underlying Funds, in order for the Fund to satisfy the Distribution Test. Although the Fund intends to estimate the amount of distributions it needs to make to satisfy the Distribution Test in any taxable year if the Underlying Funds delay providing such information to the Portfolio or provides inaccurate information, the Fund may not satisfy the Distribution Test and thus may fail to qualify as a regulated investment company in that taxable year.

Also, a regulated investment company that qualifies for special tax treatment under the Code but fails to distribute a sufficient amount of its ordinary income and net capital gain income is subject to a 4% nondeductible excise tax on such undistributed amounts. The Fund generally must receive information on a timely basis from the Portfolio, which in turn must receive timely and accurate information from the Underlying Funds, to make sufficient distributions to avoid the imposition of this 4% nondeductible excise tax. Because the Underlying Funds delay providing necessary distribution information, the Fund will not likely make distributions sufficient to avoid the imposition of the excise tax.

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Risks Associated With the Portfolio:

Illiquidity of Portfolio’s Holdings.

The Portfolio invests substantially all of its available capital in securities of private investment companies.  These investments are generally restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Portfolio may not be able to resell some of its securities holdings for extended periods, which may be several years.

Investment Manager.
The Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Fund, the Portfolio and the Advantage Feeder Fund. It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”).  As a result, the Investment Manager and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Portfolio and the management of Other Accounts.  The Investment Manager and its staff will devote only so much time to the management of the Fund as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Manager invests a larger percentage of one or more of the Other Accounts’ respective assets than the Portfolio’s assets.  The Investment Manager also may consider participation by its Other Accounts in investment opportunities that the Investment Manager does not intend to invest, or which are contrary to investments made, on behalf of the Portfolio, or vice versa.  In addition, the Investment Manager may charge the Other Accounts fees that are lower than those the Portfolio charges.

Underlying Fund Selection,
Monitoring and Concentration.
The Investment Manager follows a systematic screening, due diligence and monitoring process of Underlying Funds and selects managers on the basis of their willingness and ability to provide portfolio transparency so that the Investment Manager can monitor leverage levels, position concentration and adherence to stated strategies.  Although the Investment Manager seeks to select only Underlying Funds with managers who will invest the Portfolio’s assets with the highest level of integrity, the Investment Manager has no control over the day-to-day operations of the Underlying Funds.  As a result, there can be no assurance that the manager of any Underlying Fund will conform its conduct to these standards.

Special Risks of the
Portfolio’s Fund of Funds
Structure.
The Underlying Funds are not registered as investment companies under the Investment Company Act and, therefore, the Fund and the Portfolio do not have the protections of the Investment Company Act with regard to these investments.  Each Underlying Fund pays any performance-based allocations or fees for which it is obligated irrespective of the performance of the other Underlying Funds and the Portfolio generally.  Accordingly, an Underlying Fund with positive performance may be entitled to receive a performance allocation or fee from the Portfolio, and thus indirectly from the Fund and its Shareholders, even if the Fund’s and the Portfolio’s overall investment return is negative.

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Risks Associated With the Underlying Funds:

Market Risks.
The profitability of a significant portion of the Portfolio’s investment program will depend to a great extent on the correct assessment of the future course of price movements of securities and other instruments.  There can be no assurance that managers of the Underlying Funds will be able to accurately predict these price movements.

Small Cap Securities.
The Underlying Funds may invest in companies with modest capitalization.  While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading costs.  These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies.  In addition, the frequency and volume of their trading is substantially less than is typical of larger companies.  Therefore, the securities of smaller companies may be subject to wider price fluctuations.

Leverage; Borrowing.
The Underlying Funds are authorized to borrow money to meet repurchase requests and for cash management purposes.  While borrowings are outstanding for these purposes, the Underlying Funds will be permitted to reinvest the proceeds of the sale of securities or new sales of an Underlying Fund's securities and, thus, may employ leverage.  To the extent that the Underlying Funds use leverage, the value of their net assets will tend to increase or decrease at a greater rate than if no leverage were employed.  If an Underlying Fund’s investments decline in value, the loss will be magnified if the Underlying Fund has borrowed money to make its investment.  In addition, an Underlying Fund’s performance may be adversely affected if it is not able to repay borrowings or if it is forced to sell investments at disadvantageous times in order to repay borrowings.

Hedging Strategies.
The Underlying Funds may engage in short sales, the use of derivatives, trading in index futures and index options, and the use of leverage and other strategies from time to time in order to “hedge” or offset investment risk.  Successful use of these instruments depends on the manager of the Underlying Fund’s ability to predict movements in the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities.  In adverse circumstances the use of derivatives may result in sudden and severe losses to the Underlying Funds employing these strategies.

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Foreign Investments.
An Underlying Fund may invest in foreign securities that are generally denominated in foreign currencies, and American Depository Receipts (“ADRs”) traded on U.S. securities exchanges.  Such investing involves certain considerations comprising both risk and opportunity not typically associated with investing in U.S. companies.  These considerations include fluctuation in exchange rates of foreign currencies, less public information about issuers of securities, less governmental supervision of foreign issuers, lack of uniform accounting, auditing and financial reporting standards, the possible expropriation of assets or confiscatory taxation by a host government, the possible imposition of foreign taxes, and political risks associated with the countries in which foreign issuers are located.

Restricted Securities.
An Underlying Fund may invest in restricted securities that are not traded in public markets.  Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded.  No assurance can be given that any such restricted securities will be eligible for resale or otherwise to be traded on a public market even if a public market for the securities were to develop.

Performance Fees.
Most of the Underlying Funds will be paid a performance based fee.  In certain cases, managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Investment Manager anticipates that managers who charge such fees will take into account prior losses.  These fee arrangements may create an incentive for such managers to make investments that are riskier or more speculative than if a performance based fee were not paid.

Portfolio Turnover.
The Underlying Funds are expected to have higher portfolio turnover than many other investment funds.  The Underlying Funds will incur brokerage commissions and other transaction costs that generally will be higher than those incurred by investment funds with lower portfolio turnover rates.  In addition, a high portfolio turnover will result in special tax considerations.  See “Taxes” in the Fund’s SAI.

For additional information regarding Risk Factors, please see the Fund’s SAI.

INVESTMENT RESTRICTIONS
The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities.  Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of the Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or of (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less.  As a matter of fundamental policy, the Fund may not:

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(1)
invest more than 15% of its net assets in any one security, except that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(2)
invest 25% or more of the value of its total assets in the securities (other than U.S. government securities) of issuers engaged in any single industry. This restriction does not apply to the Fund’s investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(3)
issue senior securities representing stock, except to the extent permitted by the Investment Company Act.  In addition, the Fund will not issue senior securities representing indebtedness, except that: (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund or the Portfolio of “senior securities” representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Shares.

(4)
underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of portfolio securities received pursuant to an “in kind” distribution.

(5)	make loans of money or securities to other persons, except through purchasing fixed-income securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

(6)
purchase or sell commodities or commodity contracts; however, this restriction shall not apply to the Fund to the extent that it is deemed to purchase or sell commodities or commodity contracts through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(7)
purchase or sell real estate or interests therein; however, this restriction shall not apply to the Fund to the extent that it is deemed to purchase or sell real estate or interests therein through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

The Portfolio has adopted substantially the same fundamental investment restrictions as the foregoing investment restrictions adopted by the Fund.  As a matter of fundamental policy, the Portfolio may not:

(1)	invest more than 15% of its net assets in any one Underlying Fund.

(2)
invest 25% or more of the value of its total assets in the securities (other than U.S. government securities) of issuers engaged in any single industry. This restriction does not apply to the Portfolio’s investments in Underlying Funds.

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(3)
issue senior securities representing stock, except to the extent permitted by the Investment Company Act.  In addition, the Portfolio will not issue senior securities representing indebtedness, except that: (a) the Portfolio may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund or the Portfolio of “senior securities” representing indebtedness, and (b) the Portfolio may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, its units.

(4)	underwrite securities of other issuers, except insofar as the Portfolio may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

(5)
make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Portfolio’s investment policies.

(6)
purchase or sell commodities or commodity contracts, except, subject to the Investment Manager’s registration with the CFTC, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Portfolio to the extent that it may purchase or sell commodities or commodity contracts through Underlying Funds.

(7)
purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein; however, this restriction shall not apply to the Portfolio to the extent that it may purchase or sell real estate or interests therein through Underlying Funds.

THE OFFERING –
SHARES OF THE FUND
Shares will be offered at an offering price based upon the Fund's net asset value calculated as of the close of business on the date of purchase (see “Calculation of Net Asset Value”) to a limited number of “Accredited Investors” as such term is defined in Regulation D under the Securities Act.  Investors must subscribe for Shares in an amount that equals or exceeds $25,000.  Additional subscriptions for Shares will be subject to a minimum investment amount of $10,000.  As of June 30, 2009, there were 997,953.061 Shares outstanding. Closings are expected to occur on the first business day of each month. The Fund may accept or reject any subscription in whole or in part.
USE OF PROCEEDS
The Investment Manager will invest substantially all of the proceeds of the offering in the Portfolio. Pending investment in the Portfolio, proceeds of the offering may be invested in high quality, short-term securities or placed in an interest-bearing account.

INVESTOR QUALIFICATIONS
Shares will only be sold to Accredited Investors who have a net worth, either as individuals or collectively with their spouses, of more than $1,500,000 or who invest at least $750,000 in the Fund and/or other funds managed by the Investment Manager. Natural persons may meet the net worth requirement individually or collectively with their spouses.  See “Plan of Distribution – Investor Qualifications” in the SAI.

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PLAN OF DISTRIBUTION
Shares will be offered on a monthly basis.  Therefore, there is no pre-determined termination date of the offering.  Funds received from investors will be placed in an account with the Fund's custodian after the first business day of each month and will be held in an interest-bearing account with the Fund’s custodian until the next Fund closing.

The Investment Manager has agreements with  Fidelity Brokerage Services LLC  and Charles Schwab & Co. Inc. ( the “financial institutions”) pursuant to which the Portfolio and the Feeder Funds  (collectively, the “Funds”) are made available for purchase by customers of the financial institutions. In addition, the financial institutions may provide additional services such as establishing and maintaining accounts and records, acting as custodian for financial institution customers who invest in the Funds, handling investor inquiries, transaction processing and settlement, account statement preparation, and other similar services that might typically be provided by a transfer agent.  In consideration for inclusion of the Funds on the financial institution’s platforms and the additional services described above, the Investment Manager pays establishment and service fees to the financial institutions. These payments, which may be significant, are paid by the Investment Manager out of the revenues derived from the Management Fee. The establishment or “start up” fee is an up-front fixed dollar fee paid for the initial set up. Thereafter, the Investment Manager pays monthly or quarterly servicing fees ranging from 50 to 65 basis points per annum of the monthly market value of the Shares held in accounts with the financial institution.

Additionally, the Investment Manager in the future may make payments to certain selling or shareholder servicing agents for the Fund (“Additional Payments”) in connection with the sale and distribution of shares of the Fund or for services to the Fund and its Shareholders. These Additional Payments, which may be significant, are paid by the Investment Manager out of its revenues, which generally come directly or indirectly from fees paid by the Fund.  In return for these Additional Payments, the Fund may receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the selling agent's clients; access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives.  Selling agents often provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions; processing and mailing monthly statements, prospectuses, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by a fund's transfer agent.

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The payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular fund over other funds. Before investing, you should consult with your financial consultant and review carefully any disclosure as to what monies are received from fund managers and distributors, as well as how your financial consultant is compensated.
RESTRICTIONS ON
TRANSFERS
With very limited exceptions, Shares are not transferable.  Persons who purchase Shares (“Shareholders”) have no right to require the Fund to permit a transfer of their Shares.  See “Redemptions, Repurchases of Shares and Transfers” in the SAI for additional information.

REDEMPTIONS AND
REPURCHASES OF SHARES

No Right of Redemption.  No Shareholder or other person holding a Share has the right to require the Fund to redeem that Share or portion thereof.  There is no public market for Shares, and none is expected to develop.  Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below and more fully in the SAI.

Repurchases of Shares.  The Board of Trustees may, from time to time and in their sole discretion, cause the Fund to repurchase Shares from Shareholders pursuant to written tenders by Shareholders at times and on terms and conditions as they establish.  In determining whether the Fund should offer to repurchase Shares, the Board of Trustees will consider the recommendation of the Investment Manager.  The Investment Manager generally recommends to the Board of Trustees that the Fund offer to repurchase Shares from Shareholders at least two (2) times each year; however, there is no guarantee that any repurchase offer will be made.

The Board of Trustees will recommend the repurchase of Shares from Shareholders of the Fund only if the Portfolio makes a repurchase offer to Members.

CALCULATION OF NET
ASSET VALUE
The Fund's administrator calculates the net asset value per Share in dollars as of the close of business of the New York Stock Exchange, (generally 4:00 p.m. Eastern Standard Time) on the last business day of each Allocation Period (as defined below), unless the calculation of the net asset value has been suspended.  The net asset value for the Fund is equal to the Fund’s proportionate interest in the net assets of the Portfolio, plus any cash or other assets of the Fund minus all liabilities (including accrued expenses) of the Fund.

The Fund’s net asset value per Share is based on the net asset value of the Fund and is determined by dividing the net asset value of the Fund by the number of Shares outstanding.  Except as otherwise provided, the net asset value per Share is determined by the administrator and published or made available at the office of the Fund at the end of each Allocation Period (as defined below) based on the price availability of the Portfolio, subject to reasonable delays (i.e., delays the Portfolio may encounter in receiving the net asset value of the Underlying Funds).

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The net asset value for the Portfolio is comprised of the net asset value of the Underlying Funds in which the Portfolio invests, less the expenses and liabilities of the Portfolio, and other assets in which the Portfolio invests.  Special situations affecting the calculation of net asset value may arise from time to time.  Generally, the Portfolio, its Investment Manager and the administrator will not be able to examine or verify the valuations provided by the Underlying Funds.  Absent bad faith or manifest error, the administrator’s determination of net asset value of the Fund is conclusive.

Allocation Periods begin on the day after the last day of the preceding Allocation Period and end at the close of business on (1) the last day of each month, (2) the last day of each taxable year; (3) the day preceding each day on which Shares are purchased, (4) the day on which Shares are repurchased, or (5) the day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

ORGANIZATION AND
DESCRIPTION OF SHARES
The Fund and the Advantage Feeder Fund constitute the two series of ACP Funds Trust currently outstanding.  ACP Funds Trust is organized as a statutory trust established under Delaware law pursuant to a Declaration of Trust dated October 31, 2002, and is registered under the Investment Company Act.  The Board of Trustees is responsible for the overall management and supervision of the Fund's affairs.  The Fund currently has one class of shares of beneficial interest that may be issued in an unlimited number by the Board of Trustees.  There are no annual meetings of Shareholders, but special meetings may be held as required by law to elect or remove Trustees and consider certain other matters.  When such meetings are held, EACH WHOLE SHARE IS ENTITLED TO ONE VOTE AND EACH FRACTIONAL SHARE IS ENTITLED TO A PROPORTIONATE FRACTIONAL VOTE ON EACH MATTER AS TO WHICH SUCH SHARES ARE TO BE VOTED AT THE MEETING. THE SHARES OF EACH SERIES ARE ENTITLED TO VOTED ON A DOLLAR WEIGHTED BASIS, I.E VOTING SHALL BE BASED ON THE RELATIVE NET ASSET VALUE OF EACH SERIES.

Because the Fund invests in the Portfolio, it may be asked to vote on certain Portfolio matters (such as changes in certain Portfolio investment restrictions).  When necessary, the Fund will hold a meeting of its Shareholders to consider the Portfolio matter and then vote its interest in the Portfolio in proportion to the votes cast by its shareholders.  The Fund can withdraw from the Portfolio at any time.  Shareholders are entitled to one vote for each full Share held. Fractional Shares may be voted proportionately.  Each Share participates ratably with all other outstanding Shares in the Fund’s profits and losses and has the redemption rights described above.  No conversion or preemptive rights exist in connection with any Shares.  All Shares, when duly issued, will be fully paid and non-assessable.

19

DISTRIBUTIONS
The Fund declares and distributes substantially all of its net investment income on an annual basis.  Net capital gains, if any, are distributed at least annually. Unless otherwise requested by a Shareholder, all distributions will be automatically reinvested.

MANAGEMENT FEE
The Fund does not pay a Management Fee directly to the Investment Manager.  Rather, the Fund pays its proportionate share of the Portfolio’s Management Fee.  Pursuant to its Investment Management Agreement with the Portfolio, the Investment Manager is entitled to receive an annual management fee (the “Management Fee”).  The Management Fee is equal to 1.50% of the Portfolio’s net assets and is subject to an adjustment (the “Management Fee Adjustment”) based on the Portfolio’s rolling twelve month return.  Specifically, the monthly Management Fee equals one-twelfth of the applicable Net Management Fee below based on the Portfolio’s annual return for the preceding twelve-month period.  The Investment Manager’s fee is calculated and accrued monthly, and paid out to the Investment Manager on a quarterly basis.  The Management Fee Adjustment is determined in accordance with the following scale:

Return for Prior 12 - Month Period†*	Management Fee Adjustment†	Net Management Fee†
Less than 6.00%*	- 0.50%	1.00%
6.00% or greater*	-----	1.50%
† Annualized
+ Net of all underlying fund expenses

For purposes of determining the Management Fee, net assets of the Portfolio are determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of net assets as reported by the sponsors of the Underlying Funds.  The Management Fee presents risks that are not present in investment funds that do not make allocations based on the performance of such funds.  The overall fees payable by the Shareholders, including their proportionate share of the Portfolio’s Management Fee, may be higher than those paid by other registered investment companies but may be lower than those paid by many private investment funds with similar investment policies.

A discussion regarding the basis for the Board of Trustee’s approval of the Investment Management Agreement is set forth in the Statement of Additional Information.

20

FUND EXPENSES
Organizational and operating expenses of the Fund are paid by the Fund, and therefore, indirectly by its Shareholders.  The Fund also bears certain ongoing offering costs associated with any periodic offering of Fund interests.

INDEMNIFICATION
The Fund has agreed to indemnify and hold harmless the Investment Manager and each of its directors, managing members and officers, and each person, if any, who controls the Investment Manager, against any loss, etc., based upon an assertion that the registration statement, prospectus, member reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading.  However, the Fund will not indemnify the Investment Manager or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Investment Manager.  The indemnification provisions in the Investment Management Agreement will be limited by applicable state and federal laws.

TAXES
The following discussion is only a summary of certain tax considerations generally applicable to investments in the Fund and is not intended to provide tax or other financial advice to anyone.  Prospective investors should consult their own tax advisors with specific reference to their own situation as it relates to an investment in the Fund.

The Fund will be treated as a corporation for federal income tax purposes.  As noted above, the Fund intends to qualify as a regulated investment company eligible for special tax treatment under Subchapter M of the Code.  If the Fund so qualifies, it will not be subject to federal income tax on income and gains distributed in a timely manner to its Shareholders.  To qualify for the special treatment accorded regulated investment companies and their shareholders, the Fund must satisfy the Diversification and Distribution Test (defined above in “Risk Factors Associated With the Fund -- Tax Liability and Borrowings”).  The Fund intends to diversify its holdings so that at the end of each fiscal quarter, the Fund meets the Diversification Test.  To satisfy the Distribution Test, the Fund intends to distribute with respect to each taxable year substantially all of its net investment income, net tax-exempt income and the excess, if any, of net short-term capital gains over net long-term capital losses for such year.  Income dividends and short-term capital gain distributions are taxable to a Shareholder (unless such Shareholder is not subject to tax on its income) as ordinary income.  Long-term capital gain distributions from the Fund are taxable to a Shareholder (unless such Shareholder is not subject to tax on its income) as long-term capital gains regardless of how long a Shareholder has owned Shares of the Fund.  Distributions are taxable to a Shareholder of the Fund (unless such Shareholder is not subject to tax on its income) even if they are paid from income or gains earned by the Fund prior to the Shareholder's investment (and thus were included in the price paid by the Shareholder).  Dividends and capital gain distributions will automatically be reinvested in additional Shares of the Fund on the record date thereof unless a Shareholder has elected to receive cash.  Distributions are taxable as described above regardless of whether they are distributed in cash or additional Shares.  Distributions in excess of the Fund’s earnings and profits will be designated as a “return of capital” and first will reduce a Shareholder’s adjusted tax basis in such Shareholder’s Shares and, after such adjusted basis is reduced to zero, will generally constitute capital gains to the Shareholder. An investment in the Fund may in some circumstances result in liability for Federal alternative minimum tax for Shareholders.  Based on the Fund’s structure, it is not anticipated that distributions to Shareholders will constitute unrelated business taxable income (“UBTI”).

21

From time to time the Fund may offer to repurchase Shares.  A Shareholder who tenders all Shares held, or Shares considered to be held under certain attribution rules of the Code, will be treated as having sold its Shares and generally will realize a capital gain or loss.  If a Shareholder tenders fewer than all of its Shares, the Shareholder may be treated as having received a taxable dividend upon the tender of its Shares.  In this case, there is a remote risk that non-tendering Shareholders will be treated as having received taxable distributions from the Fund.  Likewise, if the Fund redeems some but not all of the Shares held by a Shareholder and the Shareholder is treated as having received a taxable dividend upon such redemption, there is a remote risk that the non-redeeming Shareholders will be treated as having received taxable distributions from the Fund.  To the extent that the Fund recognizes net gains on the liquidation of its investments to meet such tenders of Shares, the Fund will be required to make additional distributions to its Shareholders.

The Fund's administrator will send each Shareholder and the Internal Revenue Service (the "IRS") an annual statement detailing federal tax information, including information about dividends and distributions paid to the Shareholder during the preceding year.  This information will be based on information then available to the Fund, but could be revised based upon additional or revised information that subsequently becomes available to the Fund.  If the Fund revises annual tax statements sent to its Shareholders, Shareholders may be required to amend their tax returns to reflect the revised information.

The foregoing discussion summarizes certain U.S. federal income tax considerations for general information only.  Before investing, prospective investors should consult their own tax advisors regarding the specific federal tax consequences of an investment in the Fund, as well as the effects of state, local and foreign tax law and proposed law changes.

ERISA PLANS AND OTHER
TAX QUALIFIED PLANS
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and other tax-qualified plans, including individual retirement accounts (“IRAs”), Keogh plans and other plans subject to the Code’s prohibited transaction rules may purchase Shares in the Fund. In some cases, the investment manager of an investment fund in which ERISA plans and other tax-qualified plans invest may be or become a fiduciary under ERISA with respect to such ERISA plans because the investment manager is treated as actively managing both the investment fund and the assets of the ERISA plan investor.  However, the investment manager of the investment fund is not treated as a fiduciary under ERISA if the investment fund is an investment company registered under the Investment Company Act.  Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of any plan investing in the Fund for purposes of ERISA’s fiduciary duties or the prohibited transaction provisions under either the Code or ERISA.  Accordingly, neither the Investment Manager nor any of its affiliates will be fiduciaries with respect to the plans investing in the Fund based solely on the Investment Manager’s management of the Fund’s assets.  Nevertheless, investment in the Fund by an ERISA plan or a tax-qualified plan requires special consideration. Trustees, administrators, investment managers and any other fiduciaries of such entities are specifically responsible for the initial and ongoing decisions to invest in the Fund and for the avoidance of any prohibited transaction with respect to the particular employer benefit plan investor.  The plan fiduciaries are urged to review carefully the ERISA Considerations section of the Statement of Additional Information

22

PERIODIC REPORTS
The Fund provides semiannual reports containing unaudited financial statements and annual reports containing audited financial statements.  Because the Underlying Funds may not provide annual reports to the Portfolio on a timely basis, the Fund’s annual audited report may be delayed and the Shareholders may need to seek extensions of the deadline to file their tax returns.

CUSTODIAN
UMB Bank, N.A. (the “Custodian”) serves as the primary custodian of the Fund’s and the Portfolio’s assets, and may maintain custody of the Fund’s and the Portfolio’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Manager.  Assets of the Fund and the Portfolio are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 928 Grand Blvd. 5th Floor, ISG Custody Administration, Kansas City, Missouri 64106.

INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
Deloitte & Touche LLP serves as the Independent Registered Public Accounting Firm of the Fund.  Its principal business address is 1700 Market Street, Philadelphia, Pennsylvania 19103.

23

ADMINISTRATOR AND
DIVIDEND PAYING AGENT
The Portfolio has appointed Pinnacle Fund Administration LLC (the “Administrator”) to serve as its administrator pursuant to an Administration Agreement between the Portfolio and the Administrator (the “Administration Agreement”).  Pursuant to the Administration Agreement between the Administrator and the Portfolio, the Administrator is responsible for certain matters pertaining to the administration of the Fund, including:  (a) maintaining the principal books and records of the Fund; (b) communicating with and sending performance reports to investors; (c) calculating the net asset value of the Fund and (d) processing subscriptions and withdrawals.  For its services to the Fund, the Administrator receives administration fees customary for these services and may also be reimbursed for out-of-pocket expenses.

The Administrator shall have no obligation to review, monitor or otherwise ensure compliance by the Fund with the investment policies, restrictions or guidelines applicable to the Fund or any other term or condition of the Fund’s offering documents.  The Administrator is a service provider to the Fund and is not responsible for the preparation of this Confidential Private Placement Memorandum or the activities of the Fund (other than those responsibilities assumed by the Administrator under the terms of the Administration Agreement), and therefore accepts no responsibility for any information contained in this Confidential Private Placement Memorandum.

ADDITIONAL INFORMATION
This Memorandum does not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC.  The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations and at the SEC’s website (www.sec.gov) for no charge.

Statements contained in this Memorandum as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Memorandum forms a part, each such statement being qualified in all respects by such reference.

More detailed information about the Fund is available in the SAI which is available at no additional charge and may be obtained by calling:  (610) 688-4180 or writing: ACP Funds Trust, c/o Ascendant Capital Partners, LP, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Shareholders may obtain performance information for the Fund by calling the Fund at (610) 688-4180.

24

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

GENERAL DESCRIPTION OF THE TRUST
INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS
INVESTMENT RESTRICTIONS
RISK FACTORS
FEES & EXPENSES
SHARES OF THE FUNDS
PLAN OF DISTRIBUTION
USE OF PROCEEDS
REDEMPTIONS, REPURCHASES OF SHARES AND TRANSFERS
MANAGEMENT OF THE FUNDS
OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGER(S) OR
MANAGEMENT TEAM
POTENTIAL CONFLICTS OF INTERESTS
CODE OF ETHICS
BROKERAGE PRACTICES OF THE PORTFOLIO
VOTING
TAXES
ERISA CONSIDERATIONS
DESCRIPTION OF SHARES
LIMITATION OF TRUSTEES’ LIABILITY
OTHER SERVICE PROVIDERS
FISCAL YEAR
FINANCIAL STATEMENTS
PRIVACY POLICY STATEMENT

EXHIBIT A – DECLARATION OF TRUST

EXHIBIT B – SUBSCRIPTION AGREEMENT

EXHIBIT C – SUITABILITY QUESTIONNAIRE

EXHIBIT D – ADDITIONAL INVESTMENT FORM

25

STATEMENT OF ADDITIONAL INFORMATION

ACP Funds Trust,

a Delaware Statutory Trust

A Private Offering of Shares of Beneficial Interest

Ascendant Capital Partners, LP

150 N. Radnor Chester Rd., Suite C-220

 (610) 688-4180

July 30, 2009

This Statement of Additional Information (“SAI”) relates to shares of the following portfolios (the “Funds”) of ACP Funds Trust (the “Trust”):

ACP Institutional Series Strategic Opportunities Fund
ACP Advantage Series Strategic Opportunities Fund

This SAI is not a prospectus.  This SAI relates to and should be read in conjunction with each Fund’s Private Placement Memorandum (“PPM”), dated July 30, 2009.  Copies of the Funds’ Private Placement Memorandums may be obtained by contacting the Trust at the telephone number or address set forth above.

The information in this SAI is not complete and may be changed.  This SAI is not an offer to sell Shares and is not soliciting an offer to buy Shares in any state where the offer or sale is not permitted.

Page

GENERAL DESCRIPTION OF THE TRUST	1

INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS	1

INVESTMENT RESTRICTIONS	5

RISK FACTORS	8

FEES & EXPENSES	18

SHARES OF THE FUNDS	19

PLAN OF DISTRIBUTION	20

USE OF PROCEEDS	22

REDEMPTIONS, REPURCHASES OF SHARES AND TRANSFERS	22

MANAGEMENT OF THE FUNDS	27

OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGER(S) OR MANAGEMENT TEAM	35

POTENTIAL CONFLICTS OF INTERESTS	35

CODE OF ETHICS	42

BROKERAGE PRACTICES OF THE PORTFOLIO	43

VOTING	43

TAXES	45

ERISA CONSIDERATIONS	51

DESCRIPTION OF SHARES	52

LIMITATION OF TRUSTEES’ LIABILITY	53

OTHER SERVICE PROVIDERS	53

FISCAL YEAR	54

FINANCIAL STATEMENTS	54

PRIVACY POLICY STATEMENT	54

GENERAL DESCRIPTION
OF THE TRUST
ACP Funds Trust (the “Trust”) is a Delaware statutory trust.  The Trust is a non-diversified, closed-end investment company that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Trust is permitted to offer separate portfolios (“Funds”), and all payments received by the Trust for shares (“Shares”) of any Fund belong to that Fund.  Each Fund has its own assets and liabilities.  Shares of the Funds are not registered under the Securities Act of 1933, as amended (the “Securities Act”).

Currently, the Trust offers Shares of the ACP Institutional Series Strategic Opportunities Fund and ACP Advantage Series Strategic Opportunities Fund.  The Funds generally invest all of their assets in the ACP Strategic Opportunities Fund II, LLC under a master/feeder structure. ACP Strategic Opportunities Fund II, LLC is referred to herein as the “Portfolio”.  Shares of beneficial interest in the Portfolio (“Units”) are not registered under the Securities Act.  Ascendant Capital Partners, LP (the “Investment Manager”) serves as the Investment Manager for both Funds and the Portfolio.  The Investment Manager  invests the Portfolio’s assets in a “fund of funds” investment style whereby it invests in other unregistered investment funds (i.e., hedge funds, referred to herein as “Underlying Funds”) that employ various investment styles.

INVESTMENT STRATEGIES
AND SELECTION OF
UNDERLYING FUNDS
The Funds’ investment objective and principal investment strategy, and the investment objective and principal investment strategy of the Portfolio are described in their respective Private Placement Memorandums (each a “PPM”).  The following information supplements the discussion of the investment objectives and policies of the Funds and the Portfolio as described in their respective PPMs.  The Investment Manager allocates the Portfolio’s capital to Underlying Funds that employ a variety of investment strategies, including those that seek to capitalize on inefficiencies and pricing anomalies in securities and other financial instruments.  The Investment Manager selects Underlying Funds that follow other investment strategies if it believes that such investments are consistent with the investment objective of the Funds and the Portfolio. The Underlying Funds invest in securities, options, and other fixed income derivatives, as well as currencies and related options, and financial derivatives, in each case when it is perceived that those investments are mispriced in relation to other investments.

Generally, the Underlying Funds held by the Portfolio utilize one of three basic types of investment strategies: Opportunistic, Relative Value and Event Driven.

Opportunistic.  This strategy combines long positions in a portfolio of securities with short positions in other securities in order to reduce, but not eliminate, exposure to price levels in the market.  Opportunistic strategies aim at seizing opportunities in both rising and falling markets.  Opportunistic strategies cover a wide range of risk and return combinations.  The returns from this strategy, while driven primarily by security selection, are often more highly correlated with benchmark indices than other hedge fund strategies due to a bias toward net exposure practiced by most portfolio managers.  This strategy is predominantly used in equity markets and typically involves some level of leverage applied to the long portfolio.  Futures and options on equity indices can be used to establish short exposure and manage risk.  Opportunistic strategies include holding both long and short positions, short-selling only and stock picking.

Relative Value.  In using a relative value strategy, portfolio managers seek to exploit disparities in pricing relationships between instruments with similar pricing characteristics.  Quantitative security selection techniques are often used to identify and capture profits from mispriced securities and to reduce risk by balancing long and short market exposures.  The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread.  Relative value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques.  The returns tend to have low correlations relative to benchmark indices.  Several strategies are included in this style: fixed-income arbitrage, convertible bond arbitrage, statistical arbitrage, volatility arbitrage and equity market neutral investing.

Event Driven.  This strategy relies on the anticipated occurrence of particular corporate events, such as mergers and acquisitions, liquidation, reorganization or bankruptcy.  The profitability of these investments depends on the timely conclusion of the anticipated event and the realization of expected valuations.  Because investments are situation-specific, returns are relatively unaffected by the movements of markets, although market conditions may affect the supply of opportunities in particular styles.  Strategy styles falling within this style include distressed securities, merger arbitrage and special situations such as spin-offs, restructurings and recapitalizations.

The Portfolio’s Underlying Funds generally trade in U.S. dollar denominated securities.  However, the Investment Manager may, in its discretion, select Underlying Funds that trade in non-U.S. markets and securities that are not U.S. dollar denominated.  Some of the Underlying Funds used by the Investment Manager may effect transactions in commodity interests on domestic exchanges.

There can be no assurance that the Investment Manager will generate profits for the Funds or the Portfolio.  Certain of the practices employed by the Underlying Funds, including short selling, leverage and limited diversification, can maximize the adverse impact on the Investment Manager’s investment portfolio.

The Investment Manager believes that a disciplined due diligence and monitoring process is crucial in the identification and selection of superior investment managers of the Underlying Funds capable of generating the returns required to meet the Funds’ and the Portfolio’s objective. The Investment Manager looks for managers with extensive investment experience, a complete understanding of their investment strategy and risk controls.  In addition, managers are selected based on the Investment Manager’s belief that the managers of the Underlying Funds will be able to deliver above average absolute returns, focus on the preservation of capital, and be able to perform well regardless of market conditions.  Furthermore, managers are selected on the basis of their willingness and ability to provide portfolio transparency so that the Investment Manager can monitor leverage levels, position concentration and adherence to stated strategies.

The Investment Manager, in managing the Portfolio’s assets, on a routine basis follows the systematic screening, due diligence, selection, portfolio construction and monitoring processes described below.  The Investment Manager:

•
Screens hedge fund databases, extensive lists of personal contacts, recommendations and referrals for managers whose background, experience, investment style and performance meet the Investment Manager’s criteria;

•
Begins the due diligence process by reviewing performance, background and general information describing each manager’s investment style, investment philosophy, investment strategies, risk controls business plan, and growth prospects;

•	Visits the manager’s offices to have discussions, interview key employees and review trading and operation procedures. The Investment Manager also collects audited financial statements and references;

•	Reviews past performance through thorough analysis of past audited financials;

•	Interviews the manager’s auditors, lawyers, prime broker and clients, and performs background checks on key employees for past securities and criminal violations;

•	Groups managers with uncorrelated styles together so as to generate the desired stream of investment returns;

•	Captures monthly manager portfolios from each manager’s prime broker to monitor risk levels and reviews whether the stated strategies are being followed; and

•	Maintains personal contact with managers through periodic phone calls, quarterly on-site visits, and scheduled conference calls.

Policies relating to portfolio
turnover:
Many factors may cause the Investment Manager to change its opinion of a manager and make an allocation change or even terminate a manager. The following are examples of criteria that the Investment Manager may consider in connection with the review or termination of a manager:

•         a change in investment style;

•         a significant increase or decrease in assets;

•	major business changes (i.e., change in auditor, prime broker, portfolio manager or other key employee);

•	change in performance (e.g. a large drawdown in one month would be cause for review);

•         unacceptable or insufficient explanations for performance in a certain time period; and

•         information for review not received on a timely basis.

Historically, Underlying Fund turnover for the Portfolio has averaged approximately 10% to 20% a year.

INVESTMENT RESTRICTIONS

The Funds have each adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities.  Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of a Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or of (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less.  As a matter of fundamental policy, a Fund may not:

(1)
invest more than 15% of its net assets in any one security, except that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(2)
invest 25% or more of the value of its total assets in the securities (other than U.S. government securities) of issuers engaged in any single industry. This restriction does not apply to the Fund’s investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(3)
issue senior securities representing stock, except to the extent permitted by the Investment Company Act.  In addition, the Fund will not issue senior securities representing indebtedness, except that: (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund or the Portfolio of “senior securities” representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Shares.

(4)
underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of portfolio securities received pursuant to an “in kind” distribution.

(5)	make loans of money or securities to other persons, except through purchasing fixed-income securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

(6)
purchase or sell commodities or commodity contracts; however, this restriction shall not apply to the Fund to the extent that it is deemed to purchase or sell commodities or commodity contracts through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(7)
purchase or sell real estate or interests therein; however, this restriction shall not apply to the Fund to the extent that it is deemed to purchase or sell real estate or interests therein through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

The investment objective of each Fund is non-fundamental.  Thus, it may be changed without a vote of a majority of a Fund’s outstanding Shares.  Except as otherwise indicated, each Fund’s investment policies and restrictions are not fundamental and may be changed without a vote of the Shareholders.

With respect to these investment restrictions, and other policies described in a Fund’s PPM or this SAI, a Fund will not look through the Portfolio to its underlying securities.  If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Portfolio has adopted substantially the same fundamental investment restrictions as the foregoing investment restrictions adopted by the Funds.  As a matter of fundamental policy, the Portfolio may not:

(1)	invest more than 15% of its net assets in any one Underlying Fund.

(2)
invest 25% or more of the value of its total assets in the securities (other than U.S. government securities) of issuers engaged in any single industry. This restriction does not apply to the Portfolio’s investments in Underlying Funds.

(3)
issue senior securities representing stock, except to the extent permitted by the Investment Company Act.  In addition, the Portfolio will not issue senior securities representing indebtedness, except that: (a) the Portfolio may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund or the Portfolio of “senior securities” representing indebtedness, and (b) the Portfolio may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, its Units.

(4)	underwrite securities of other issuers, except insofar as the Portfolio may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

(5)
make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Portfolio’s investment policies.

(6)
purchase or sell commodities or commodity contracts, except, subject to the Investment Manager’s registration with the U.S. Commodity Futures Trading Commission, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Portfolio to the extent that it may purchase or sell commodities or commodity contracts through Underlying Funds.

(7)
purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein; however, this restriction shall not apply to the Portfolio to the extent that it may purchase or sell real estate or interests therein through Underlying Funds.

With respect to these investment restrictions, and other policies described in the Portfolio’s PPM or SAI, the Portfolio will not look through the Underlying Funds to their underlying securities.  If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Portfolio’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The investment objective of the Portfolio is non-fundamental.  Thus, it may be changed without a vote of a majority of the Portfolio’s outstanding Units.  Except as otherwise indicated, the Portfolio’s investment policies and restrictions are not fundamental and may be changed without a vote of its members (the “Members”).

RISK FACTORS

Risks Associated with the
Funds
Master/Feeder Structure.  The Funds are both feeder funds that invest all of their assets in the Portfolio.  Shareholders will acquire an indirect interest in the Portfolio.  The likelihood that Shareholders will realize income or gain from investing in a Fund will depend on the investment performance of the Portfolio.

Investment Manager.  The Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Funds and the Portfolio.  It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”) as the firm grows.  As a result, the Investment Manager and Gary E. Shugrue, its Chief Investment Officer, may have conflicts of interest in allocating their time and activity between the management of the Funds and the management of Other Accounts.  The Investment Manager and its staff will devote only so much time to the management of the Funds as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Manager invests a larger percentage of one or more of the Other Accounts’ respective assets than the Funds’ assets.  The Investment Manager may also consider participation by its Other Accounts in investment opportunities that the Investment Manager does not intend to invest, or which are contrary to investments made, on behalf of the Portfolio, or vice versa.  In addition, the Investment Manager may charge the Other Accounts fees that are lower than those charged to the Funds.

Control by a limited number of Shareholders. A substantial majority of each Fund’s Shares are held by a few Shareholders.  As a result, these Shareholders may be deemed to have the ability to determine the outcome of matters submitted to a vote of Shareholders, including the election of trustees.

Limited Liquidity for Shareholders.  The Trust is a closed-end investment company designed primarily for long-term investors.  Shares will not be traded on any securities exchange or other market.  With very limited exceptions, Shares are not transferable and liquidity will be provided only through limited repurchase offers. These repurchases will be made at such times and on such terms as may be determined by the Board of Trustees in its complete and exclusive discretion. Since the Trust’s inception, the Trust has made eight (8) repurchase offers. The Investment Manager expects to recommend periodic repurchases, although there are no assurances that it will do so. Furthermore, the Portfolio may invest in Underlying Funds that do not permit frequent withdrawals from the Underlying Funds.  An investment in Shares of the Funds should be considered only by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

If a repurchase offer is made, the Trust will offer to purchase only a portion of its Shares, and there is no guarantee that a Shareholder will be able to sell all of the Shares that it desires to sell in any particular repurchase offer.  If a repurchase offer is oversubscribed by Shareholders, the Trust will repurchase only a pro rata portion of the Shares tendered by each Shareholder.  The Trust will only make a repurchase offer if the Portfolio makes a repurchase offer.

The Trust’s repurchase policy will have the effect of decreasing the size of the Funds over time from what it otherwise would have been. Therefore, it may force the Portfolio and the Underlying Funds to sell assets they otherwise would not sell. It also may reduce the investment opportunities available to the Portfolio and the Underlying Funds and cause expense ratios to increase. In addition, because of the limited market for an Underlying Fund’s investments in private securities, the Underlying Fund may be forced to sell its publicly traded securities to meet cash requirements for repurchases. This may have the effect of substantially increasing an Underlying Fund’s ratio of illiquid investments to liquid investments for the remaining investors.

Series Structure.  The Investment Manager is currently considering reorganizing the Funds into two (2) separate trusts rather than continuing to operate as a series company.  Such a change would ensure technical compliance with all applicable provisions of the Investment Company Act.  If completed, a reorganization into two (2) separate trusts would have no material effect on Shareholders.

Risks Associated With the
Investment Manager and
the Portfolio
General.  The Portfolio invests substantially all of its available capital (other than capital the Investment Manager determines to retain in cash or cash equivalents) in securities of private investment companies.  Markets for such instruments in general are subject to fluctuations and the market value of any particular investment may be subject to substantial variation.  The Portfolio’s investments generally consist of restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Portfolio may not be able to resell some of its securities holdings for extended periods, which may be several years.  In addition to being illiquid, securities may be issued by unseasoned companies and may be highly speculative.

Underlying Fund Selection, Monitoring and Concentration.  The Investment Manager, in managing the Portfolio’s assets, follows a systematic screening, due diligence and monitoring process of Underlying Funds and selects managers on the basis of their willingness and ability to provide portfolio transparency so that the Investment Manager can monitor leverage levels, position concentration and adherence to stated strategies.  Although the Investment Manager seeks to select only Underlying Funds with managers who will invest the Portfolio’s assets with the highest level of integrity, the Investment Manager has no control over the day-to-day operations of the Underlying Funds.  As a result, there can be no assurance that the manager of any Underlying Fund will conform its conduct to these standards.

In most cases, the Portfolio has little ability to assess the accuracy of the valuations received from an Underlying Fund.  Furthermore, these valuations are typically estimates only, subject to revision through the end of each Underlying Fund's annual audit.  Revisions to the  Portfolio's gain and loss calculations is an ongoing process, and no appreciation or depreciation figure can be considered final until the Portfolio's annual audit is completed.

Certain securities in which the Underlying Funds invest may not have a readily ascertainable market price.  Such securities will nevertheless generally be valued by portfolio managers, which valuation will be conclusive with respect to the Portfolio, even though the portfolio managers will generally face a conflict of interest in valuing such securities because the value thereof will affect their compensation.

The Portfolio’s portfolio consists of securities of a limited number of Underlying Funds that may invest in the same or similar securities.  The Investment Manager seeks to reduce the company- and sector-specific risk of its portfolio by investing in certain Underlying Funds that are industry-, sector- or security-specific.  However, there can be no assurance that Underlying Funds with these characteristics will be made available to the Portfolio or that the Investment Manager will ultimately choose to invest in these types of Underlying Funds.  Concentrations in industries or sectors that produce unfavorable performance may cause the Portfolio to perform more unfavorably than a broadly diversified fund that has less exposure to those industries or sectors.

Investment decisions for the Underlying Funds are made by their respective portfolio managers entirely independent of each other and the Investment Manager.  As a result, at any particular time, one Underlying Fund may be purchasing shares of an issuer whose shares are either held or being sold by another Underlying Fund.  Consequently, the Portfolio could directly or indirectly incur certain transaction costs without accomplishing any net investment result.

Reliance on the Investment Manager.  The likelihood that Shareholders will realize income or gain from investing in a Fund will depend on the investment selection and monitoring by the Investment Manager on behalf of the Portfolio and the acumen and expertise of its Chief Investment Officer, Gary E. Shugrue.  If Mr. Shugrue were to cease working for the Investment Manager, the Investment Manager might not be able to hire a qualified replacement, or might require an extended period of time to do so.

Special Risks of the Portfolio’s Fund of Funds Structure.  The Underlying Funds are not registered as investment companies under the Investment Company Act and, therefore, the Portfolio does not have the protections of the Investment Company Act with respect to its investments in the Underlying Funds.  Each Underlying Fund pays any performance-based allocations or fees for which it is obligated irrespective of the performance of the other Underlying Funds and the Portfolio generally.  Accordingly, an Underlying Fund with positive performance may be entitled to receive a performance allocation or fee from the Portfolio, and thus indirectly from Members, even if the Portfolio's overall investment return is negative.

Underlying Funds generally are permitted to redeem their interests in-kind.  Thus, upon the Portfolio's withdrawal of all or a portion of its interest in an Underlying Fund, the Portfolio may receive securities that are illiquid or difficult to value.  In such circumstances, the Investment Manager would seek to dispose of these securities in a manner that is in the best interests of the Portfolio, which may include distributions in kind to Members (including the Funds).

Tax Considerations and Delayed Tax Reporting. The tax aspects of an investment in a Fund are complicated and you should have them reviewed by professional tax advisors familiar with your personal tax situation and with the tax laws and regulations applicable to you and investment funds such as the Funds.

For a Fund to complete its tax reporting requirements and to provide an audited annual report to its Shareholders, the Portfolio must receive information on a timely basis from the Underlying Funds.  An Underlying Fund’s delay in providing this information could delay the Portfolio’s preparation of tax information for Members, including the Funds. As explained below, a delay in the receipt of such information might have an effect on a Fund’s ability to maintain its election as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Risks Associated With the
Underlying Funds
Market Risks.  The profitability of a significant portion of a Fund’s and the Portfolio’s investment program depends to a great extent on correct assessments of the future course of price movements of securities and other instruments.  There can be no assurance that managers of the Underlying Funds will be able to accurately predict these price movements.  The securities markets have in recent years been characterized by great volatility and unpredictability.  One or more of the managers of the Underlying Funds are likely to assume a significant degree of market risk.

Small Cap Securities.  The Underlying Funds may invest in companies with modest capitalization.  While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading cost.  These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies.  In addition, in many instances, the frequency and volume of their trading is substantially less than is typical of larger companies.  Therefore, the securities of smaller companies may be subject to wider price fluctuations.  The spreads between the bid and ask prices of the securities of these companies in the U.S. over-the-counter market typically are larger than the spreads for more actively traded securities.  As a result, the Underlying Funds could incur a loss if they were to sell such a security (or close a short position) a short time after its acquisition.  When making a large sale, an Underlying Fund may have to sell a portfolio holding at a discount from quoted prices or may have to make a series of small sales over an extended period of time because of the limited trading volume of smaller company securities.

Hedging Strategies.  The Underlying Funds may engage in short sales, the use of derivatives, trading in index futures and index options and the use of leverage (including, but not limited to, margin trading and investing in derivatives) and other strategies from time to time in order to “hedge” or offset investment risk.  Any hedging strategies discussed herein should be expected to increase the Underlying Funds’ transaction costs, interest expense and other costs and expenses.  These securities may also be subject to greater than ordinary investment risks and such investment strategies could result in material losses for the Underlying Funds.

Derivative instruments present special considerations and risks.  Successful use of these instruments depends on the manager of the Underlying Fund’s ability to predict movements in the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities.  There can be no assurance that any particular strategy adopted will succeed.  In adverse circumstances the use of derivatives may result in sudden and severe losses.

Short Sales.  A short sale results in a gain if the price of the securities sold short declines between the date of the short sale and the date on which securities are purchased to replace those borrowed.  A short sale results in a loss if the price of the securities sold short increases.  Any gain is decreased, and any loss is increased, by the amount of any payment, dividend or interest that an Underlying Fund may be required to pay with respect to the borrowed securities, offset (wholly or partly) by short interest credits.  In a generally rising market, short positions may be more likely to result in losses because securities sold short may be more likely to increase in value.  A short sale involves a finite opportunity for appreciation, but a theoretical unlimited risk of loss.

To make a short sale, the Underlying Fund must borrow the securities being sold short.  In this regard, it may be impossible for the Underlying Fund to borrow securities at the most desirable time to make a short sale.  In addition, there are rules prohibiting short sales of securities at prices below the last sale price, which may prevent the Underlying Fund from executing short sales of securities at the most desirable time.  If the prices of securities sold short increase, the Underlying Fund may be required to provide additional funds or collateral to maintain the short positions.  This could require the Underlying Fund to liquidate other investments to provide additional collateral, and such liquidations might not be at favorable prices.  Generally, entering into a short sale “against the box” will be treated as a taxable transaction.

Leverage; Borrowing.  The Underlying Funds may be authorized to borrow money.  To the extent that the Underlying Funds use leverage, the value of their net assets will tend to increase or decrease at a greater rate than if no leverage were employed.  If an Underlying Fund’s investments decline in value, the loss will be magnified if the Underlying Fund has borrowed money to make its investments.

If an Underlying Fund does not generate sufficient cash flow from operations, it may not be able to repay borrowings, or it may be forced to sell investments at disadvantageous times to repay borrowings.  An Underlying Fund’s performance may be adversely affected if it is not able to repay borrowings (because of the continuing interest expense) or if it is forced to sell investments at disadvantageous times in order to repay borrowings.  The Underlying Funds likely will sell their more liquid assets first to repay borrowings, thus increasing their concentration in private securities.

The rights of any lenders to an Underlying Fund to receive payments of interest or repayments of principal will be senior to those of the holders of an Underlying Fund’s shares, and the terms of any borrowings may contain provisions that limit certain activities of an Underlying Fund.  Payments of interest and fees incurred in connection with borrowings will increase an Underlying Fund’s expense ratio and will reduce any income the Underlying Fund otherwise would have available.  An Underlying Fund’s obligation to make interest or principal payments on borrowings may prevent the Underlying Fund from taking advantage of attractive investment opportunities.

Foreign Investments.  An Underlying Fund may invest in securities of non-U.S. companies, which are generally denominated in foreign currencies, and American Depository Receipts (“ADRs”) traded on U. S. securities exchanges and representing interests in foreign securities.  Such investing involves certain considerations comprising both risk and opportunity not typically associated with investing in U. S. companies.  These considerations include fluctuation in exchange rates of foreign currencies, less public information with respect to issuers of securities, less governmental supervision of foreign issuers of securities, lack of uniform accounting, auditing and financial reporting standards, the possible expropriation of assets or confiscatory taxation by a host government, the possible imposition of foreign taxes, and political risks associated with the countries in which foreign issuers are located.  Individual foreign economies may differ favorably or unfavorably from the U. S. economy in growth of gross national product, rate of inflation, rate of savings and capital reinvestment, resource self-sufficiency and balance of payments positions, and in other respects.  Underlying Funds may invest in securities of foreign governments (or agencies or subdivisions thereof), and some or all of the foregoing considerations may apply to such investments as well.

The use of leverage by the Underlying Funds will not result in the treatment of distributions by a Fund to be “unrelated business taxable income” to Shareholders who may be affected by such treatment.

Limited Liquidity.  The Funds and the Portfolio are closed-end investment companies designed primarily for long-term investors.  Shares of an Underlying Fund will not be traded on any securities exchange or other market.  With very limited exceptions, Shares are not transferable and liquidity will be provided only through limited repurchase offers.  These repurchases will be made at such times and on such terms as may be determined by the Board of Trustees of the Trust (the “Board”), in its complete and exclusive discretion.  Since the commencement of the Trust, the Funds have made eight (8) repurchase offers.  The Investment Manager expects to continue to recommend periodic repurchases, although there are no assurances that it will do so. The Portfolio has a similar repurchase policy. The Trust will only make a repurchase offer if the Portfolio makes a repurchase offer.

Should a Fund make a repurchase offer, the Fund will offer to purchase only a portion of its Shares, and there is no guarantee that an investor will be able to sell all of the Shares that an investor desires to sell in any particular repurchase offer.  If investors oversubscribe a repurchase offer, a Fund will repurchase only a pro rata portion of the Shares tendered by each investor.

The Funds’ and the Portfolio’s repurchase policies will have the effect of decreasing the size of each Fund over time from what it otherwise would have been.  Therefore, it may force the Portfolio to liquidate its investments in Underlying Funds, which in turn may force the Underlying Funds to sell assets they otherwise would not sell.  It also may reduce the investment opportunities available to the Underlying Funds and cause expense ratios to increase.  In addition, because of the limited market for an Underlying Fund’s investments in private securities, the Underlying Fund may be forced to sell its publicly traded securities to meet cash requirements for repurchases.  This may have the effect of substantially increasing an Underlying Fund’s ratio of illiquid investments to liquid investments for the remaining investors.

Securities Lending Arrangements.  An Underlying Fund may also lend securities to broker-dealers and other institutions as a means of earning additional income.  If the borrower becomes insolvent or bankrupt, the Underlying Funds could experience delays and costs in recovering securities.  To the extent that, in the meantime, the value of securities on loan declines, the Underlying Funds could experience further losses.

Repurchase Agreements.  An Underlying Fund may also enter into repurchase agreements, where it buys a security and simultaneously agrees to sell it back later at a higher price, or in reverse repurchase agreements, by which the Underlying Fund sells a security and simultaneously agrees to buy it back later at a higher price.  The repurchase date is usually within seven (7) days of the initiation of the agreement.  If the other party to a repurchase or reverse repurchase agreement becomes insolvent or bankrupt, the Underlying Fund may experience delays and incur costs in recovering payment or the securities.  To the extent that the value of the security purchased changes in the meantime, the Underlying Fund could experience further losses.  Repurchase agreements to which the Underlying Fund is a party must be fully collateralized.  Repurchase and reverse repurchase agreements can have effects similar to margin trading and other leveraging strategies.

Options.  Stock options that may be purchased or sold by the Underlying Funds include options not traded on a securities exchange.  Options not traded on an exchange or traded on a foreign exchange are not issued by The Options Clearing Corporation, therefore, the risk of nonperformance by the obligor on such an option may be greater and the ease with which the Underlying Funds can dispose of such an option may be less than in the case of an exchange traded option issued by The Options Clearing Corporation.

Options can be highly volatile investments and involve special risks.  Successful investment strategies using options require the ability to predict future movements in securities prices, interest rates and other economic factors.  An Underlying Fund’s efforts to use options (even for hedging purposes) may not be successful and could result in a reduction in the Underlying Fund’s total return.

The Underlying Funds may buy and sell options (including purchasing special expiration price options) to manage exposure to changing interest rates, security prices, currency exchange rates and precious metal prices.  Some options strategies, including buying puts and writing calls, hedge the Underlying Fund’s investments against price fluctuations.  Other strategies, including writing puts and buying calls, tend to increase market exposure.  Underlying Funds may invest in options based on any type of security, index or currency related to its investments, including options traded on foreign exchanges and options not traded on exchanges.  Options can be volatile investments involving a high degree of risk.  If an Underlying Fund applies a hedge at an inappropriate time or judges market conditions incorrectly, options strategies may reduce its return.  Options traded on foreign exchanges generally are not regulated by United States authorities and may offer less liquidity and less protection if the other party to the contract defaults.  The Underlying Fund also could experience losses if the prices of option positions were to be poorly correlated with its other investments, or if it could not close its positions because of an illiquid secondary market.

Underlying Funds also may purchase put and call options on one or more baskets of securities of issuers in a particular industry or sector if it is believed that their value will increase or decrease generally as a group.

Portfolio Turnover.  The Underlying Funds generally have higher portfolio turnover than many other investment funds.  The brokerage commissions and other transaction costs incurred by the Underlying Funds are generally higher than those incurred by investment funds with lower portfolio turnover rates.  In addition, a high portfolio turnover will result in special tax considerations.  See “Taxes” below.

Restricted Securities.  An Underlying Fund may invest in restricted securities that are not traded in public markets.  Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded.  No assurance can be given that any such restricted securities will be eligible for resale or otherwise to be traded on a public market even if a public market for the securities were to develop.

Operating Deficits.  The Underlying Funds often trade securities actively and incur significant brokerage, custody and other transaction costs and expenses.  These and other expenses of operating the Underlying Funds may exceed their income, thereby requiring that the difference be paid out of capital, reducing the Underlying Fund’s investments and potential for profitability.

Limited or No Distributions.  The Underlying Funds typically do not make substantial periodic distributions to investors and may not make any distributions at all.  Instead, the Underlying Funds will generally reinvest substantially all income and gain.  Cash that might otherwise be available for distribution is likely to be reduced by payment of obligations of the Underlying Funds and establishment of appropriate reserves.  As a result, if an Underlying Fund is profitable, investors (including the Portfolio) in all likelihood will be credited with net income, and will incur the consequent income tax liability, even though investors may receive little or no distributions of cash to cover that liability.

Performance Fees.  Most of the Underlying Funds are paid a performance based fee.  In certain cases, managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Investment Manager anticipates that managers who charge such fees will take into account prior losses.  These fee arrangements may create an incentive for such managers to make investments that are riskier or more speculative than if a performance based fee were not paid.  In addition, because performance fees are generally calculated based on unrealized as well as realized gains on securities positions, the amount of any performance fee ordinarily will be greater in any period than if it were based solely on realized gains.

FEES AND EXPENSES
Operating expenses of the Funds are paid by the Funds, and therefore, indirectly by each Fund’s Shareholders. The Portfolio incurs annual operating expenses on behalf of each Fund which include, but are not limited to, the following expenses:

•         a Fund’s proportionate share of all costs and expenses directly related to portfolio transactions and positions for the Portfolio’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, member servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;

•         all costs and expenses associated with the registration of the Funds, certain offering costs and the costs of compliance with any applicable federal or state laws;

•         the costs and expenses of holding meetings of any Shareholders that are regularly scheduled, permitted or required to be held under the terms of the Trust’s Declaration of Trust (the “Declaration of Trust”) or other applicable law;

•         fees and disbursements of  attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Funds;

•         the fees of custodians and other persons providing administrative services to the Funds;

•         the costs of a fidelity bond and any liability insurance obtained on behalf of the Funds or the Investment Manager;

•         all costs and expenses of preparing, setting in type, printing and distributing reports, repurchase notices, and other communications to Shareholders;

•         all expenses of computing each Fund’s net asset value, including each Fund’s proportionate share of the expenses of computing the Portfolio’s net asset value and any equipment or services obtained for the purpose of valuing the Portfolio’s investment portfolio, including appraisals and valuation services provided by third parties;

•         all charges for equipment or services used for communications between the Funds and any custodian, or other agent engaged by the Funds; and

•         such other types of expenses as may be approved from time to time by the Investment Manager.

Each Fund reimburses the Investment Manager for any of the above expenses that it pays on behalf of the Funds.

SHARES OF THE FUNDS
Each Fund will issue Shares at an offering price per Share based upon net asset value calculated as of the close of business on the date of purchase (see “Calculation of Net Asset Value”).  The Board may, from time to time, in accordance with the Declaration of Trust, authorize the issuance of additional Shares at the then existing net asset value or series and classes of Shares containing such terms and conditions, including conversion rights, sales, repurchase and other charges and terms of redemptions, as the Board may determine.  Each Fund’s Shares participates ratably with all other outstanding Shares in the Fund’s profits and losses and has the redemption rights described below.

No conversion or preemptive rights exist in connection with any Shares.  All Shares, when duly issued, will be fully paid and non-assessable.

PLAN OF DISTRIBUTION
Each Fund is offering Shares to a limited number of “Accredited Investors” as such term is defined in Regulation D under the Securities Act.  Each investor must also have a net worth of $1.5 million or more, subject to certain exceptions.  Each investor must have such knowledge and experience in financial and business matters that such investor is capable of evaluating the merits and risks of an investment in the Funds and must be able to bear the economic risks of such an investment.  Shareholders must subscribe for Shares in an amount that equals or exceeds $25,000.  Additional subscriptions for Shares will be subject to a minimum investment amount of $10,000.  The Board may waive any minimum investment amounts in its sole discretion.

Closings for each Fund occur on the first business day of each month.

The Trust has adopted a Distribution and Shareholder Service Plan for Shares (the “Plan”) under which firms, that provide shareholder and distribution services may receive compensation therefore.  Under the Plan, which was adopted pursuant to Rule 12b-1 under the Investment Company Act, the Portfolio may pay aggregate fees for distribution services not exceeding seventy-five basis points (0.75%) of a participating Fund's average daily net assets.  These fees will be either (i) compensation for services in connection with distribution assistance; or (ii) a source of payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, and mutual fund supermarkets as compensation for services or reimbursement of expenses incurred in connection with distribution assistance.  In addition, under the Plan, the Trust may pay a shareholder services fee at the annual rate of twenty-five basis points (0.25%) of a participating Fund's average daily net assets for customary investor services including responding to investor questions about participating Funds and assisting such Funds in administering repurchases.  Currently, the ACP Advantage Series Strategic Opportunities Fund is the only Fund participating in the Plan.

Investor Qualifications.  Shares of each Fund are offered only to investors who are “accredited investors.” An accredited investor is an investor who meets one of the following standards:

(i)
Such investor, if a corporation, bank, trust, partnership or other entity, has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares (and in the case of a trust, the purchase of the Shares is directed by a sophisticated person);

(ii)	Such investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);
(iii)
Such investor is an organization described in section 501(c)(3) of the Code (i.e., tax-exempt organizations) that has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares;

(iv)	Such investor is a natural person whose individual net worth or joint net worth with that person's spouse, at the time of purchase, exceeds $1,000,000;
(v)
Such investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(vi)
Such investor is an entity in which all of the equity owners are “accredited investors” (e.g., a revocable grantor trust, partnership, corporation or other entity where each of the equity owners is an accredited investor).

In addition, all investors must have a net worth, either as individuals or collectively with their spouses, of more than $1,500,000 or invest at least $750,000 in a Fund or with other accounts managed by the Investment Manager.

Payment for Shares.  Payment for Shares ordinarily must be received in cash at the time the order is placed on the first business day of a calendar month.  The Board, in its sole discretion, may permit a grace period to facilitate a transfer of funds by the Shareholder.

Investments by Tax-Qualified Retirement Plans.  Shares are available for purchase in connection with certain types of tax-qualified retirement plans.  Eligible investors may establish individual retirement accounts (“IRAs”); Employee Pensions (“SEPs”); other pension and profit sharing plans or 401(k) plans.   The purchase of Shares may be limited by the plans’ provisions.

Investors considering establishing a retirement plan or purchasing any Shares in connection with a retirement plan, should consult with their attorney or tax advisor with respect to plan requirements and tax aspects pertaining to the investor.

The illiquid nature of the Shares may affect the nature of distributions from tax sheltered retirement plans and may affect the ability of participants in such plans to rollover assets to other tax sheltered retirement plans.

An investment in a Fund by a tax-qualified retirement plan should not expose such investors to “unrelated taxable business income” unless the purchase or holding of such investor’s shares is leveraged.
USE OF PROCEEDS
As described in each Fund’s PPM, the Funds invest all of their assets in the Portfolio under a master/feeder structure.  Pending investment by a Fund, the proceeds may be invested in high quality, short-term securities or placed in an interest-bearing account.

REDEMPTIONS, REPURCHASES
OF SHARES AND TRANSFERS

No Right of Redemption.  No Shareholder or other person holding a Share or a portion of a Share acquired from a Shareholder has the right to require the respective Fund to redeem that Share or portion thereof. There is no public market for Shares, and none is expected to develop. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by a Fund, as described below.

Repurchases of Shares.  The Board may, from time to time and in their sole discretion, determine to cause each Fund to repurchase Shares or portions thereof from Shareholders pursuant to written tenders by Shareholders at such times and on such terms and conditions as the Board may determine.  In determining whether a Fund should offer to repurchase Shares or portions thereof from Shareholders, the Board will consider the recommendation of the Investment Manager.  Since the Funds commencement, the Funds have made eight (8) repurchase offers. The Investment Manager expects to recommend periodic repurchases, although there are no assurances that it will continue to do so. The Portfolio has a similar repurchase policy.

In addition to considering the recommendation of the Investment Manager, the Board will also consider the following factors, among others, in making a determination to offer to repurchase Shares:

•         whether any Shareholders have requested to tender Shares or portions thereof to a Fund; any limitations on a Fund’s ability to redeem its Shares;

•         whether the Portfolio imposes any limitations on a Fund’s ability to redeem its Shares;

•         the liquidity of each Fund's assets and the investment plans and working capital requirements of the Fund;

•         the relative economies of scale with respect to the size of each Fund;

•         the history of each Fund in repurchasing Shares or portions thereof;

•         the availability of information as to the value of a Fund’sinterest in the Portfolio in which it invests, and the value of the Portfolio’s interests in Underlying Funds;

•         the economic condition of the securities markets; and

•         the anticipated tax consequences of any proposed repurchases of Shares or portions thereof.

Each Fund will repurchase Shares or portions thereof from Shareholders pursuant to written tenders on terms and conditions that the Board determine to be fair to the Fund and to all Shareholders or persons holding Shares acquired from Shareholders, or to one or more classes of Shareholders, as applicable.  The value of a Shareholder's Share (or the portion thereof) that is being repurchased is equal to the value of the Share as of the Valuation Date (as defined below), after giving effect to all allocations that are made as of such date.  When the Board determines that a Fund shall repurchase Shares or portions thereof, notice will be provided to Shareholders describing the terms thereof, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.  Shareholders who are deciding whether to tender their Shares or portions thereof during the period that a repurchase offer is open may ascertain the approximate net asset value of their Shares by contacting the Investment Manager prior to the date upon which such Shareholder must decide whether to participate in the repurchase opportunity.  Under the repurchase procedures described herein, Shareholders will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of the Shares as of a date proximate to the Valuation Date (as defined below).  In addition, there will be a substantial period of time between the date as of which Shareholders must tender their Shares and the date they can expect to receive payment for their Shares from a Fund.

Repurchases of Shares or portions thereof from Shareholders by a Fund may be made in the discretion of the Fund, and may be paid in cash or by the distribution of securities in-kind or partly in cash and partly in-kind.  However, the Funds do not expect to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Funds or on Shareholders not tendering Shares for repurchase.  Repurchases will be effective after receipt and acceptance by the Funds of all eligible written tenders of Shares or portions thereof from Shareholders.  Any in-kind distribution of securities may consist of marketable or non-marketable securities (valued in accordance with the Declaration of Trust), which will be distributed to all tendering Shareholders on a pro rata basis. The Funds do not impose any charges in connection with repurchases of Shares or portion of Shares.

Due to liquidity restraints associated with the Portfolio's investments in Underlying Funds and the fact that a Fund may have to effect withdrawals from the Portfolio to pay for Shares being repurchased, each Fund presently employs the following repurchase procedures:

1.         Shareholders choosing to tender Shares (or portions thereof) for repurchase must do so by the date specified in the notice describing the terms of the offer (the “Expiration Date”) which generally will be sixty (60) days before the date as of which Shares are to be repurchased.  The Shares (or portions thereof) will be valued as of the date on which Shares are to be repurchased (the “Valuation Date”).

2.         Each Fund will repurchase tendered Shares on a pro rata basis in the event that Shareholders tender more than the maximum percentage of Shares offered for repurchase by each Fund or a Fund cannot efficiently liquidate underlying positions in order to repurchase Shares for cash.

3.         Promptly after the Expiration Date, each Fund will give to each Shareholder whose Shares (or portion thereof) have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Shares (or portion thereof). The determination of the value of Shares as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Fund's financial statements.

The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two (2) separate times.

The first payment (the “Initial Payment”) will be in an amount equal to at least ninety-five (95%) of the estimated value of the repurchased Shares (or portion thereof), determined as of the Valuation Date.  The Investment Manager, in its sole discretion, may determine to waive the five percent (5%) holdback and authorize an Initial Payment of one hundred percent (100%) of the estimated value of the repurchased Shares.  Any Shareholder that tenders ninety percent (90%) or more of its Shares will be deemed to have liquidated their investment, and therefore, will receive an Initial Payment for the repurchased Shares determined as of the Valuation Date.  The Initial Payment will be made as of the later of (a) within thirty (30) days after the Valuation Date, or (b) if the Fund has requested withdrawals of its capital from the Portfolio in order to fund the repurchase of Shares, within ten (10) business days after the Fund has received at least ninety five percent (95%) of the aggregate amount withdrawn by a Fund from the Portfolio.

4.         The second and final payment (the “Contingent Payment”) is expected to be in an amount equal to the excess, if any, of (a) the value of the repurchased Shares (or portion thereof), determined as of the Valuation Date and based upon the results of the annual audit of each Fund's financial statements for the year in which the Valuation Date falls, over (b) the Initial Payment. It is anticipated that the annual audit of a Fund's financial statements will be completed within sixty (60) days after the end of each fiscal year of the applicable Fund and that the Contingent Payment will be made promptly after the completion of the audit. Shareholders whose interests will be liquidated because they tendered ninety percent (90%) or more of their interests will receive a Contingent Payment.

5.         Although the amounts required to be paid by each Fund under the Promissory Note will generally be paid in cash, a Fund may under certain limited circumstances noted above pay all or a portion of the amounts due by the in-kind distribution of marketable or non-marketable securities.

The foregoing procedures may be amended by the Board from time to time and will be effective upon notification to the Shareholders.

Repurchases of Shares by each Fund are subject to certain regulatory requirements imposed by certain rules promulgated by the Securities and Exchange Commission (“SEC”).  The Funds believe that the repurchase procedures described above comply with these requirements.  However, if modification of the Funds’ repurchase procedures is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above.

A Shareholder that tenders Shares will generally have a taxable event when such Shares are repurchased.  Gain, if any, will be recognized by a tendering Shareholder only as and after the total proceeds received by the Shareholder exceed the Shareholder’s adjusted tax basis in the Shares repurchased.  A loss, if any, will be recognized only after the Shareholder has received full payment under the promissory note that will be given to the Shareholder prior to a Fund’s payment of the repurchase amount.

Upon its acceptance of tendered Shares for repurchase, each Fund will maintain daily on its books a segregated account consisting of (i) cash, (ii) liquid securities or (iii) interests in Underlying Funds that the Portfolio has requested be withdrawn (or any combination of the foregoing), in an amount equal to the aggregate estimated unpaid dollar amount of the promissory notes issued to Shareholders tendering Shares.

Payment for repurchased Shares may require the Portfolio to liquidate portfolio holdings earlier than the Investment Manager would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Portfolio's portfolio turnover.  The Investment Manager intends to take measures (subject to such policies as may be established by the Board of Directors of the Portfolio) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Shares.

A Shareholder who tenders for repurchase only a portion of such Shareholder's Shares will be required to maintain a capital account balance of at least $25,000.  If a Shareholder tenders an amount that would cause the Shareholder's capital account balance to fall below the required minimum, the applicable Fund reserves the right to reduce the amount to be purchased from such Shareholder so that the required minimum balance is maintained.

A Fund may be required to repurchase Shares or a portion thereof of a Shareholder or any person acquiring Shares or portion thereof from or through a Shareholder, and such person may be required to sell Shares or any portion thereof, in the sole discretion of the Board.

In the event that the Investment Manager or an affiliate holds Shares in its capacity as a Shareholder, such Shares or a portion thereof may be tendered for repurchase in connection with any repurchase offer made by a Fund.

The Board may cancel the repurchase offer or postpone the acceptance of Shares if the Portfolio would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Portfolio’s investment objective and policies in order to purchase Shares tendered pursuant to the Repurchase Offer or the Board determines that it is not in the best interest of a Fund to purchase Shares pursuant to the repurchase offer.

Transfers of Shares.  A Shareholder may transfer his Shares only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Shareholder or (ii) with the written consent of the Board (which may be withheld in its sole discretion); provided, however, that the Board may not consent to any transfer other than a transfer (i) in which the tax basis of the Shares in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Shareholder's immediate family (brothers, sisters, spouse, parents and children), or (iii) a distribution from a qualified retirement plan or an individual retirement account.

MANAGEMENT OF THE FUNDS

The Board provides broad oversight over the affairs of each Fund.  The day-to-day affairs of each Fund are managed by the Investment Manager, subject to the ultimate supervision of and any policies established by the Board, and pursuant to the terms of the Declaration of Trust and the Investment Management Agreement between the Trust and the Investment Manager (the “Investment Management Agreement”).

Board of Trustees.

The Board has overall responsibility for the management and supervision of the operations of the Funds.  The Board of Directors of the Portfolio (the “Portfolio’s Board of Directors”) has overall responsibility for management and supervision of the operations of the Portfolio.  The same persons serve on the Board and the Portfolio’s Board of Directors.  The Board exercises the same powers, authority and responsibilities on behalf of the Funds as are customarily exercised by the board of directors of a registered investment company organized as a corporation. Under the Declaration of Trust, the number of trustees is fixed from time to time by the Board, but may not be less than one (1) or more than fifteen (15). The number of Trustees is currently set at four (4).

Members of the Board of Trustees are not required to contribute to the capital of a Fund or hold Shares in a Fund. A majority of the Board are not “interested persons” (as defined in the Investment Company Act) of the Trust (collectively, the “Independent Directors”) and perform the same functions for the Trust as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Trustees and brief biographical information regarding each Trustee is set forth below.  Unless otherwise noted, the business address of each Trustee is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Name, (Age) and Address	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships held by Trustee or Nominee
John Connors Age: 66 100 Matsonford Road Radnor, PA 19087	Director	Term: Indefinite Length: Since 2002
Portfolio Manager, Guyasuta Investment Advisors (Since 12/2000); previously, Portfolio Manager, Delaware Investments. N/A (1977-2000); portfolio manager Mellon Bank (1967-1977); Financial Analyst IBM (10/65-6/67)

				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.
Robert Andres Age: 70 Andres Capital Management 11 Twin Creek Lane Berwyn, PA 19312	Director	Term: Indefinite Length: Since 2004
Senior Vice-President, Chief Investment Strategist, Envestnet/PMC (present)
President, Andres Capital Management (2007-2008); previously, Haverford Trust (2005-2007); Martindale Andres & Co. (1989-1994);

				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.
James Brinton Age: 55 123 West Lancaster Ave. Wayne, PA 19087	Director	Term: Indefinite Length: Since 2007	President, Robert J. McAllister Agency, Inc. (Independent Insurance Broker) (since 1979)	ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	Quaker Investment Trust (8 series)

 (1)  James Brinton is President of the Robert J. McAllister Agency which receives compensation from the Funds for providing certain insurance brokerage services.  The Independent Trustees have determined that such compensation, which is less than $5,000 per year, does not disqualify Mr. Brinton as an Independent Trustee.

Interested Trustees

Name, (Age) and Address	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships or trusteeships held by Trustee or Nominee
Gary Shugrue(1) Age 55 Radnor Chester Rd., Radnor, PA 19087	Trustee and Investment Manager	Term-Indefinite Length-since 2007 (Trustee) since 2001 (President and Chief Investment Officer)	President & Chief Investment Officer of Ascendant Capital Partners, LP. (2001-present); General Partner of Argos Advisors (1988-2000).	ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC	BHR Fund Advisors. Quaker Investment Trust (8 series).

(1) Mr. Shugrue is deemed to be an “interested person” due to his position with and ownership in the Investment Manager.

The Board has overall responsibility for the management and supervision of the operations of the Trust.  The Trustees currently serving on the Board have each been elected by the Shareholders of the Trust. Any vacancy in the position of Trustee may be filled by the remaining Trustees, or, if required by the Investment Company Act, by vote of a plurality of the vote at a meeting of the Shareholders at which a quorum of Shareholders is present in person or by proxy.

The Trustees serve on the Board for terms of indefinite duration.  A Trustee’s position in that capacity will terminate if such Trustee is removed, resigns or is subject to various disabling events such as death or incapacity. The Board, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board or remove Trustees with or without cause. In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to the Board at a meeting of the Trustees.  Such resignation shall be effective upon receipt, unless specified to be effective at some other time. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of the outstanding Shares of the Trust in the aggregate.

The Declaration of Trust provides that a Trustee’s responsibilities shall terminate if the Trustee (i) dies; (ii) is declared incompetent; (iii) resigns as a Trustee (iv) is removed; (v) is declared bankrupt by a court of competent jurisdiction.  The Board, by action of a majority of the then Trustees at a duly constituted meeting, may remove Trustees with or without cause. The Declaration of Trust provides that a Trustee shall not be personally liable for monetary damages for breach of fiduciary duty as a trustee except in cases (i) in which the Trustee breaches the duty of loyalty to the Trust or its Shareholders, (ii) of an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (iii) where the Trustee derived an improper personal benefit. In addition, the Declaration of Trust provides that the Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, adviser or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee.  Under the Declaration of Trust, the Trust shall indemnify each person who is, or has been, a Trustee, a trustee, officer, employee or agent of the Trust, any person who is serving or has served at the Trust's request as a Trustee, officer, trustee, employee or agent of another organization in which the Trust has any interest as a Shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws.

Board Standing Committees.

The Board of Trustees has established standing audit and nominating committees.

Audit Committee. The Audit Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton, the Independent Trustees of the Trust. The Audit Committee has adopted a written charter approved by the Board. The Audit Committee’s duties include, among other things, the recommendation of the Funds’ independent auditors, meeting with the independent auditors and discussing their independence and the matters required to be discussed by the Statement on Auditing Standards No. 114 (Communications with Audit Committees) and reviewing each Fund’s annual financial statements with both management and the independent auditors. Prior to the formation of the Audit Committee in September 2007, the full Board acted as the Audit Committee. The Board, acting as the Audit Committee, met two (2) times in 2008.

As of the date hereof, the Board has determined that the Board's Audit Committee does not have an "audit committee financial expert," as the SEC has defined that term.  After carefully considering all of the factors involved in the definition of "audit committee financial expert," the Board determined that none of the members of the audit committee met all five (5) qualifications in the definition, although some members of the Audit Committees met some of the qualifications. The Board also determined that while the Audit Committee members have general financial expertise, given the size and activities of the Funds  and in light of the nature of the accounting and valuation  issues presented  over the past several years, it did not appear that the Audit Committee  members  lacked  any necessary skill to serve on the Audit Committee.

Nominating Committee. The Nominating Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton.  The principal responsibilities of the Nominating Committee are the consideration, recommendation and nomination of candidates to fill vacancies on the Board, if any. The Nominating Committee does not consider nominees recommended by Shareholders. Prior to the formation of the Nominating Committee in September 2007, the full Board acted as the Nominating Committee. The Board, acting as the Nominating Committee, met two (2) times in 2008.

It is the Nominating Committee’s policy to identify potential nominees based on suggestions from the President of the Funds and other members of the Board and to evaluate such persons as a committee. In addition, from time to time, the Nominating Committee may determine that it requires a Trustee with a particular expertise or qualification and will actively recruit such a candidate.

The Nominating Committee reviews and evaluates each candidate’s background, experience and other qualifications as well as the overall composition of the Board, and recommends to the Board for its approval the slate of Trustees to be nominated for election at any annual or special meeting of the Funds’ Shareholders at which Trustees are to be elected.

The Nominating Committee considers all applicable legal and regulatory requirements that govern the composition of the Board.

Fund Shares Owned by Board.  The following table shows the dollar amount range of each Trustee’s “beneficial ownership” of shares of the Funds as of June 30, 2009.  Dollar amount ranges disclosed are established by the SEC.  “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“1934 Act”).

Independent Trustees
Name	Dollar Range of Trust Shares	Aggregate Dollar Range of Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies*
John Connors	$0	$0
James Brinton	$0-$25,000	$0-$25,000 (ACP Institutional Series Strategic Opportunities Fund)
Robert Andres	$0	Over $100,000 (Portfolio)
*As of 6/30/09

Interested Trustee
Name	Dollar Range of Trust Shares	Aggregate Dollar Range of Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies*
Gary E. Shugrue	$0	$10,001 - $50,000 (Portfolio)
*As of 6/30/09

As of June 30, 2009, the following transactions in Master Fund Units have been effected by Directors:
Robert Andres - purchased $400,000 of Units on April 1, 2006.
Gary E. Shugrue - redeemed $100,000 of Units as of March 31, 2006 and $100,000 of Units as of June 30, 2007.

As of June 30, 2009, the following transactions in shares of beneficial interest of the Feeder Funds have been effected by Directors:
James Brinton - purchased $25,000 of Shares on February 1, 2008 of ACP Institutional Series Strategic Opportunities Trust (ACP Funds Trust).

Independent Trustees Ownership of Securities.

As of June 30, 2009, no Independent Trustee of the Trust owned securities in the Investment Manager or in an entity controlling, controlled by or under common control with the Investment Manager. As of such date, Gary Shugrue owned a majority of the outstanding securities of the Investment Manager and of the general partner of the Investment Manager.

Compensation of the Trustees.

The Trustees all are members of the Portfolio’s Board of Directors. Independent Directors of the Portfolio receive compensation from the Portfolio for services as directors. The Trustees do not receive compensation for services as Trustees of the Trust. Set forth below is information regarding compensation Trustees received from the Portfolio in 2008 for services as directors of that fund.

Independent Trustees

Name and Position with Trust	2008 Aggregate Compensation from the Portfolio	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Portfolio and Fund Complex Paid to Trustees 2008
John Connors, Trustee	$8,000	$0	$0	$8,000
James Brinton, Trustee	$10,000	$0	$0	$10,000
Robert Andres, Trustee	$10,000	$0	$0	$10,000

Interested Trustee
Name and Position with Trust	2008Aggregate Compensation from the Portfolio(1)	Pension or Retirement Benefits Accrued as Part of Trust Expenses(1)	Total Compensation from the Portfolio and Fund Complex Paid to Trustees 2008(1)	Estimated Annual Benefits Upon Retirement(1)
Gary E. Shugrue, Trustee	$0	$0	$0	$0

(1) Mr. Shugrue is employed by the Investment Manager and receives compensation in that capacity but does not receive compensation from the Portfolio for service as a director or from the Trust for service as a Trustee.

The Independent Directors of the Portfolio receive meeting fees of $2,500 per meeting attended in person or $500 in the case of meetings attended by telephone. The Independent Directors of the Portfolio do not receive fees for committee meetings. Interested Trustees receive no annual or other fees from either the Portfolio or the Trust. All Trustees are reimbursed by the Trust for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Trust.

Trust Officers. Set forth below are the names, ages, position with the Trust, length of term of office, and the principal occupations for the last five (5) years of each of the persons currently serving as Executive Officers of the Trust.  Unless otherwise noted, the business address of each Officer is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087. Stephanie Strid Davis received a year end 2008 bonus paid directly from the Master Fund in the amount of $30,000 for compliance duties directly related to Funds’ operations.

Name, (Age) and address During the Past 5 Years	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships or Trusteeships Held by Trustee
Gary E. Shugrue, Age 55	Trustee and President	Term-Indefinite Length of Service President (2001-present) Trustee (2007-present)	President & Chief Investment Officer of Ascendant Capital Partners, LP (2001-present); General Partner of Argos Advisors (1988-2000).	BHR Funds Quaker Investment Trust (8 series)
Stephanie Strid Davis Age 38	Chief Compliance Officer and Fund Officer	Term-Indefinite Length of Service- 2001-Present	Director, Client Services and Fund Operations, Ascendant Capital Partners, LP (2001-present)	None

Investment Manager.  Ascendant Capital Partners, LP serves as Investment Manager to the Funds and also serves as Investment Manager to the Portfolio.  The Investment Manager is responsible for formulating a continuing investment program for each Fund.  The Trust has entered into the Investment Management Agreement.  The principal business address of the Investment Manager is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Gary E. Shugrue, who has over thirty-three (33) years investment experience, serves as Chief Investment Officer of the Investment Manager and is primarily responsible for managing each Fund’s assets.  Previously, he was General Partner of Argos Advisors, the manager of a family of hedge funds, from June 1988 until September 2000.  During his tenure at Argos Advisors, Mr. Shugrue was primarily responsible for operations, investment strategy and marketing for the firm. Mr. Shugrue received his B.S. degree in Accounting from Villanova University, and his MBA from the University of Pennsylvania – Wharton School.

The Investment Manager is controlled by its general partner, Ascendant Holdings LLC (“Holdings”).  Gary E. Shugrue owns a majority of the voting securities of Holdings and therefore controls the Investment Manager. In addition, Mr. Shugrue owns a majority of the limited partnership interests in the Investment Manager.  Stephanie Strid Davis, the Funds’ Chief Compliance Officer, also holds limited partnership interests in the Investment Manager, as do Robert E. Turner and Mark Turner, majority unit holders in the Portfolio as of June 30, 2009.

As of December 31, 2008, compensation received by the Mr. Shugrue, as the Chief Investment Officer of the Investment Manager, is a fixed base salary, with a possible year-end bonus based on the financial performance of the Investment Manager.  However, Mr. Shugrue benefits not because of his bonus but because he is the controlling equity holder in the Investment Manager.  As such, the value of his equity and his distributions increase if the Portfolio’s assets increase and the Portfolio performs well, as described above. Other than as described above, the Mr. Shugrue does not receive any compensation from the Portfolio or the Funds, the Investment Manager or any other source with respect to management of the Portfolio, the Funds and any other accounts.

         Although the Investment Manager does not receive an advisory fee based on account performance, the Investment Manager earns a greater percentage of assets as a management fee if annual performance of the Funds exceeds six percent (6%).

OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGER(S) OR MANAGEMENT TEAM

              Mr. Shugrue, in his capacity as the Chief Investment Officer of the Investment Manger, also manages the Portfolio.  The Portfolio invests in the Underlying Funds.  The value of the assets of the Portfolio as of June 30, 2009 was approximately $35,155,347.*

*Includes assets held in the Feeder Funds and the Master Fund.

Name of Portfolio Manager	Type of Accounts	# of Accounts Managed	Total Assets (as of June 30, 2009).	# of Accts where advisory fee based on Performance	Total Assets in Accts where Advisory Fees based on Performance
Gary E. Shugrue	Registered Investment Companies (RICS):	2	$14 million $4.7 million	0	0
	Other Pooled Investment Vehicles:	0	$0	0	0
	Other Accounts:	0	$0	0	0

POTENTIAL CONFLICTS OF INTERESTS

The Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Funds and the Portfolio.  It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”) as the firm grows.  As a result, the Investment Manager and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Funds and the management of Other Accounts.  The Investment Manager and its staff will devote only so much time to the management of the Funds as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Manager or the portfolio manager invests a larger percentage of one or more of the Other Accounts’ respective assets than the Funds’ assets.  The Investment Manager also may consider participation by its Other Accounts in investment opportunities that the Investment Manager does not intend to invest, or which are contrary to investments made, on behalf of the Portfolio, or vice versa.  In addition, the Investment Manager may charge the Other Accounts fees that are lower than those charged to the Funds.

The investment decisions for the Funds are made independently from those for Other Accounts managed by the Investment Manager.  The Investment Manager and its affiliates have other clients and other accounts with investment objectives similar to those of the Funds.  The Investment Manager and its affiliates are permitted to make an investment decision on behalf of the Funds that differ from decisions made for, or advice given to, such other accounts and clients even though the investment objectives may be the same or similar, provided that the Investment Manager or its affiliates act in good faith and follow a policy of allocating over a period of time investment opportunities to the Funds on a basis intended to be fair and equitable relative to such Other Accounts and clients, taking into consideration the investment policies and investment restrictions to which such Other Accounts and clients and the Funds are subject. Neither the Investment Manager nor its affiliates are obligated to treat the Funds more favorably than the treatment provided to such other accounts and clients.

As of June 30, 2009, Mr. Shugrue beneficially owned Units in the Portfolio having a value in the range of $10,001 - $50,000.

The Investment Management Agreement provides that the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of an investment or for any act or omission in carrying out its duties under the Investment Management Agreement, except a loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of duties and obligations under the Investment Management Agreement, except as may otherwise be provided under applicable state or federal law which cannot be waived or modified by agreement.

Management Fee.  The Fund does not pay a management fee directly to the Investment Manager.  Rather, each Fund pays its proportionate share of the Portfolio’s Management Fee (defined below).  Pursuant to an Investment Management Agreement between the Portfolio Manager and the Portfolio, the Investment Manager is entitled to receive an annual management fee (the “Management Fee”) equal to 1.50% of the Portfolio’s net assets, subject to an adjustment (the “Management Fee Adjustment”) based on the Portfolio’s rolling twelve (12) month return. Specifically, the monthly Management Fee is equal to one-twelfth of the applicable Net Management Fee below based on the Portfolio’s annual return for the preceding twelve-month period.    The Investment Manager’s fee is calculated and accrued monthly, and paid out to the Investment Manager on a quarterly basis. The Management Fee Adjustment is determined in accordance with the following scale.

Return for Prior 12 - Month Period†*	Management Fee Adjustment†	Net Management Fee†
Less than 6.00% *	-0.50%	1.00%
Equal to or Greater than 6.00% or *	-----	1.50%
† Annualized
*Net of all Underlying Fund fees and expenses

For example, if the annual return of the Portfolio is fifteen percent (15%) for the preceding twelve-month period, then the monthly Management Fee will be equal to one-twelfth of 1.50% of the Portfolio’s net assets.

For purposes of determining the Management Fee, net assets are determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of net assets as reported by the sponsors of the Underlying Funds.  The Management Fee presents risks that are not present in investment funds that do not make allocations based on the performance of such funds.  The overall fees payable by the Shareholders, including their proportionate share of the Portfolio’s Management Fees, may be higher than those paid by other registered investment companies but may be lower than those paid by many private investment funds with similar investment policies.

For the fiscal years 2006, 2007 and 2008, the Portfolio (and indirectly, the Funds) paid the Investment Manager $335,016; $664,065 and $532,633 respectively, under their respective Investment Management Agreements.

The Investment Manager agreed to reimburse certain expenses (other than the Management Fee) to the extent those other expenses exceed 0.15% per annum of average net assets through April 30, 2007.  As of December 31, 2008, the receivable from the Investment Manager to the Funds totaled $55,334 which included a reimbursement by the Investment Manager of $15,000. The Investment Manager has entered into an agreement with the Funds' Board to repay all outstanding expense reimbursement accruals in order that the balance will be zero by December 31, 2011 if not sooner. The receivable occurred principally as a result of a one time accrual required to settle the final payments due to the Funds' former administrator.

Included in the amount of the reimbursements paid to date is $178,003 which Mr. Shugrue paid from his own personal resources.

Board Considerations in Approving the Advisory Agreement.  The continuance of the Investment Management Agreement with the Trust must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the Shareholders of each Fund holding at least the majority of the outstanding Shares and (ii) by the vote of a majority of the Trustees who are not parties to the Investment Management Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each year, the Board will call and hold a meeting to decide whether to renew the Investment Management Agreement for the Trust for the upcoming year. In preparation for the meeting, the Board will request and review a wide variety of information from the Investment Manager.  The Trustees will use this information, as well as information that other service providers for the Funds may submit to the Board, to help them decide whether to renew the Investment Management Agreement for another year.

The Investment Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Trustees or by vote of a majority of the outstanding voting Shares of each Fund on not less than thirty (30) days nor more than sixty (60) days written notice to the Investment Manager, or by the Investment Manager at any time without the payment of any penalty, on ninety (90) days written notice to the Trust.  The Investment Management Agreement will automatically and immediately terminate in the event of its assignment.

Each year, typically in March, the Board votes on the renewal of the Investment Management Agreement.  At its December 2008 meeting, the Board unanimously determined to renew the Investment Management Agreement with the Trust until December 2009.  In reaching its determination, the Board considered all factors it believed relevant, including (i) the nature, extent, and quality of the services to be provided to the Funds and its shareholders (including the investment performance of the Funds); (ii) the competitiveness of the management fee and total expenses of the Funds; (iii) the total costs of the services to be provided by and the profits to be realized by the investment adviser and its affiliates from the relationship with the Funds; (iv) the extent to which economies of scale would be realized as the Funds grow; and (v) whether fee levels reflect these economies of scale, if any, for the benefit of Shareholders.

In determining whether to renew the Investment Management Agreement for the Funds, the Board ultimately reached a determination that the renewal of the Investment Management Agreement and the compensation to be received under the Investment Management Agreement is consistent with the Investment Manager’s fiduciary duty under applicable law.

The Board reviewed the Investment Manager’s Form ADV, the Investment Manager’s personnel and their qualifications, additions to the Investment Manager’s personnel, services provided to the Funds and to other clients, and the Funds’ performance.  The Board considered the Investment Manager’s investment philosophy and strategy.  The Board noted that the Funds’ performance was consistent with, and, in many respects, better than, competitive fund-of-funds products.  The Board also considered the nature and extent of the Investment Manager’s supervision of third-party service providers and the Investment Manager’s compliance with the Funds’ compliance policies and procedures.  In this regard, the Board reviewed the revised compliance manual and program prepared since the March 2008 meeting.  Based on its review, the Board concluded that the nature, extent, and quality of the services provided to the fund will benefit each of the Funds’ respective Shareholders.  The Board also considered the Investment Manager's viability in light of its continued losses and significant market shocks.  The Board determined that the Funds fared better than similarly situated funds during the 2008 market decline.

The Board considered each Fund’s proportionate share of the Management Fee and total expenses compared to competitive funds.  In its review of each Fund's total expenses, the Board considered the Management Fee as well as other Fund expenses, such as transfer agent fees, pricing and bookkeeping fees, and custodial, legal, and audit fees. The Board also noted the effects of any waivers and reimbursements on fees and expenses.  Based on its review, the Board concluded that each Fund's proportionate interest in the Management Fee was fair and reasonable in light of the services that each Fund receives and the other factors considered.

The Board considered the revenues earned and the expenses incurred by the Investment Manager in conducting the business of developing, marketing, distributing, managing, administering and servicing each Fund and its Shareholders.  The Board also considered the level of profits, noting that, at current asset levels, the Investment Manager did not profit from managing the Funds.  The Board also reviewed any fall-out benefits related to managing the Funds and changes in the Investment Manager's third-party marketing arrangements.

As the Investment Manager is not currently profitable, the Board noted that, at current asset levels, the Funds do not provide any economies of scale for the Investment Manager.  Similarly, the Board did not believe that fee breakpoints were appropriate.

In order to develop fully the factual basis for consideration of the Investment Management Agreements, the Board requested additional information on several topics, including overall fees, the fund’s marketing and distribution plans, and revenue sharing arrangements with third parties.  The Board also inquired about the remaining receivable due from the Investment Manager that arose from the expense cap agreement that existed in 2006 and 2007.

Based on its evaluation of all of the conclusions noted above, and after considering all material factors, the Board ultimately concluded that the Management Fee structure is fair and reasonable, and that the Investment Management Agreement with the Trust should be renewed.
Based on its evaluation of all of the conclusions noted above, and after considering all material factors, the Board ultimately concluded that the management fee structure is fair and reasonable, and that the Management Agreement with the Master Fund should be renewed.

Control Persons and Principal Holders of Securities

The following table sets forth as of June 30, 2009 the number and percentage of Units beneficially owned by the Portfolio's Directors and the Executive Officers, individually and as a group, by owners of 5% or more of the Portfolio’s Units, and by each person deemed to be a “control person” under the SEC’s rules.

Name and Position	Number of Interests (Units) owned beneficially	Percentage of Interests owned beneficially	Address
Interested Directors
Gary E. Shugrue Director and President	2,252.956	0.08%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087

Stephanie Strid Davis, Chief Compliance Officer	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Independent Directors
Robert Andres, Director	56,589.782	2.03%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
John Connors, Director	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
James Brinton, Director	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Beneficial Owners of more than 5% and control persons
The Robert E. Turner Irrevocable Trust	261,736.949	9.35%	1205 Westlakes Drive Suite 100, Berwyn, PA 19312
The Robert E. and Carolyn W. Turner Foundation	131,947.783	4.72%	1205 Westlakes Drive Suite 100, Berwyn, PA 19312
Robert E. Turner and Carolyn W. Turner, (JTWROS),	356,463.306	12.74%	1205 Westlakes Drive Suite 100 Berwyn, PA 19312
Mark Turner and Christine M. Turner (JTWROS),	25,000.00	0.89%	1205 Westlakes Drive Suite 100, Berwyn, PA 19312
ACP Advantage Series Strategic Opportunities Fund (1)	332,423.604	19.83%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
ACP Institutional Series Strategic Opportunities Fund (1)	997,953.061	38.67%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
All directors and executive officers of the Fund as a group	58,842.738	2.11%
(1)	Feeder Funds

The following table sets forth as of June 30, 2009 the number and percentage of Shares of the Trust beneficially owned by the Trustees and the Executive Officers of the Trust (as defined in SEC rules), individually and as a group, by owners of 5% or more of the Trust’s shares, and by each person deemed to be a “control person” under the SEC’s rules.

Name and Position	Number of Shares beneficially owned	Percentage of Shares beneficially owned	Address
Interested Trustee
Gary E. Shugrue Trustee and President	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Stephanie Strid Davis, Chief Compliance Officer	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Independent Trustees
Robert Andres, Trustee	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
John Connors, Trustee	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
James Brinton, Trustee	1,922.034	0.17%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Beneficial Owners of more than 5% and control persons
NFS FBO Niemann (ACP Advantage Series)	32,484.228	8.53%	National Financial Services One World Financial Center 200 Liberty St. New York, NY 10281
NTC & Co. FBO Nageotte (ACP Advantage Series)	31,975.960	8.40%	FIDERV / NTC & Co. PO Box 173859 Denver, CO 80217-3859
NFS FBO A. Head (ACP Advantage Series)	27,569.201	7.24%	National Financial Services One World Financial Center 200 Liberty St. New York, NY 10281

NFS FBO R. Cooper Trust (ACP Advantage Series)	26,828.868	7.05%	National Financial Services One World Financial Center 200 Liberty St. New York, NY 10281
NFS FBO Smith LP (ACP Advantage Series)	26,828.344	7.05%	National Financial Services One World Financial Center 200 Liberty St. New York, NY 10281
Erder/Silberner Trust (ACP Advantage Series)	22,078.648	5.80%	Livingston, NJ 07039
Donald J. & Nancy Resnick (ACP Institutional Series)	238,719.816	21.84%	P.O. Box 1150 Oaks, PA 19456
NFS FBO Harris LP (ACP Institutional Series)	78,783.834	7.21%	National Financial Services One World Financial Center 200 Liberty St. New York, NY 10281
NFS FBO Carr McClure Trust (ACP Institutional Series)	74,232.203	6.79%	National Financial Services One World Financial Center 200 Liberty St. New York, NY 10281
NFS FBO Gero (ACP Institutional Series)	64,048.773	5.86%	National Financial Services One World Financial Center 200 Liberty St. New York, NY 10281
All trustees and executive officers of the Trust as a group	1,922.034	0.17%

Units held by the Funds are voted pursuant to the direction of the Board and the recommendations of the Investment Manager.  Under the SEC’s rules, the Funds and the Turner entities may be deemed to control the Portfolio.  As a result, these Unit holders may be deemed to have the ability to determine the outcome of matters submitted to a vote of Unit holders, including the election of directors of the Portfolio. The Board consists of the same members as the Portfolio’s Board of Directors and, with respect to matters submitted to a vote of the Unit holders, the Trustees generally vote the Units held by the Funds in the same proportion as the Shareholders of the Funds vote their Shares.

CODE OF ETHICS

The Trust and the Investment Manager each have adopted a code of ethics under Rule 17j-1 of the Investment Company Act that applies to their activities.  The codes of ethics permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Funds. The codes of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090.  The codes are available on the EDGAR database on the SEC’s web site at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C.  20549-0102.

BROKERAGE PRACTICES OF THE PORTFOLIO

The Funds do not expect to buy and sell securities, except for interests in the Portfolio.  The Investment Manager seeks to execute each transaction on behalf of the Portfolio in the Underlying Funds at a net price that provides the most favorable cost for the Portfolio.  Most transactions in Underlying Fund interests on behalf of the Portfolio are conducted on a private placement basis and may be subject to commissions or placement agent fees payable to one or more brokers.  In this regard, the Investment Manager is generally unable to seek competitive fees payable in such transactions.

VOTING

Each whole Share is entitled to one vote and each fractional Share is entitled to a proportionate fractional vote on each matter as to which such Shares are to be voted at a meeting of Shareholders. The Shares of each series are entitled to vote on a dollar weighted basis, i.e voting shall be based on the relative net asset value of each series. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning ten (10%) or more of the Shares of the Trust in the aggregate.  Shareholders are entitled to vote on any matter on which Shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including election of Trustees, approval of the Investment Management Agreement, and approval of the Trust’s auditors, and on certain other matters.  Except for the exercise of their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Trust’s business, and may not act for or bind the Trust.

The Investment Manager acts as a fiduciary in relation to clients and the assets entrusted by them to its management. Where the assets placed in the Investment Manager’s care include voting securities, and except where the client has expressly reserved to itself the duty to vote proxies, it is the Investment Manager’s duty as a fiduciary to vote all proxies relating to such voting securities.

The Investment Manager has an obligation to vote all proxies appurtenant to voting securities owned by its client accounts in the best interests of those clients. In voting these proxies, the Investment Manager may not be motivated by, or subordinate the Funds’ interests to, its own objectives or those of persons or parties unrelated to the Funds.  The Investment Manager will exercise all appropriate and lawful care, skill, prudence and diligence in voting proxies, and shall vote all proxies relating to shares owned by the Funds and received by it. The Investment Manager shall not be responsible, however, for voting proxies that it does not receive in sufficient time to respond.

Because the Investment Manager primarily invests the Portfolio’s assets in funds exempt from registration and regulation under the federal securities laws, and since the interest it acquires in such funds typically is a non-voting limited partner or member interest (except under specified, often unusual circumstances), the Investment Manager does not expect there to be many (if any) meetings convened at which it is expected to vote shares or other interests held (or controlled) by it for the benefit of the Funds.

         Nonetheless, where client holdings are voting securities and a meeting of security holders is convened, the Investment Manager will take the following steps to carry out its fiduciary duties as to the client and its assets:

         The Investment Manager will track shareholder meetings convened by companies whose voting securities are held in its client accounts, identify all issues presented to shareholders at such meetings, formulate a principled position on each such issue and ensure that proxies pertaining to all shares owned in client accounts are voted in accordance with such determinations.

         Consistent with these duties, the Investment Manager will rely principally upon research received from, or otherwise delegate all or certain aspects of the proxy voting process to, Institutional Shareholder Services and its Proxy Voting Service (“PVS”) subsidiary. PVS is a separate investment adviser registered under the Investment Advisers Act.

         To the extent that it relies upon or delegates duties to PVS, the Investment Manager will periodically review the methods used by PVS to identify and track shareholder meetings called by publicly traded issuers throughout the United States and around the globe. As appropriate, the Investment Manager will periodically satisfy itself that PVS operates a system reasonably designed to identify all such meetings and to provide the Investment Manager with timely notice of the date, time and place of such meetings.

         The Investment Manager will further review the principles and procedures employed by PVS in making recommendations on voting proxies on each issue presented, and will satisfy itself that PVS's recommendations are: (i) based upon an appropriate level of diligence and research, and (ii) designed to further the interests of shareholders and not serve other unrelated or improper interests.

         Notwithstanding its belief that PVS's recommendations are consistent with the best interests of Shareholders and appropriate to be implemented for the Investment Manager's client accounts, The Investment Manager has the right and the ability to depart from a recommendation made by PVS as to a particular vote, slate of candidates or otherwise, and can direct PVS to vote all or a portion of the shares owned for client accounts in accordance with its preferences. PVS will vote any such shares subject to that direction in strict accordance with all such instructions.

Conflicts of Interest: The Investment Manager's stock is not publicly traded, and it is not otherwise affiliated with any issuer whose shares are available for purchase by client accounts. Further, no affiliate currently provides brokerage, underwriting, insurance, banking or other financial services to issuers whose shares are available for purchase by client accounts. Therefore, it believes that any particular proxy issues involving companies that engage the Investment Manager, either directly or through their pension committee or otherwise, to manage assets on their behalf, generally will not present conflict of interest dangers for the Investment Manger or its clients.

           Nevertheless, in order to avoid even the appearance of a conflict of interest, the officers of the Investment Manager will determine, by surveying the firm's employees or otherwise, whether the Investment Manager, an affiliate or any of their officers has a business, familial or personal relationship with a participant in a proxy contest, the issuer itself or the issuer's pension plan, corporate directors or candidates for directorships. In the event that any such relationship is found to exist, the firm will take appropriate steps to ensure that any such relationship (or other potential conflict of interest), does not influence its decision to provide direction to PVS on a given vote or issue. Further to that end, the Investment Manager will adhere to all recommendations made by PVS in connection with all shares issued by such companies and held in the Investment Manager’s client accounts, and, absent extraordinary circumstances that will be documented in writing, will not subject any such proxy to special review. The Investment Manager will seek to resolve any conflicts of interests that may arise prior to voting proxies in a manner that reflects the best interests of its clients.

Information regarding how the Funds and the Portfolio voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge upon request by calling the Trust collect at (610) 688-4180 or on the SEC’s website at http://www.sec.gov.

TAXES

The following U.S. federal income tax discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury regulations, rulings published by the IRS, judicial decisions and other applicable authority as of the date of this SAI. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Funds. There may be other tax considerations applicable to particular investors, and therefore investors should consult with their own tax advisers about the tax consequences of an investment in the Funds in light of each investor's particular tax situation. In addition, income earned through an investment in the Funds may be subject to state, local, or foreign taxes though this discussion does not address any aspect of state, local or foreign tax law.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS WITH RESPECT TO AN INVESTMENT IN THE FUNDS AND SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES AS TO THE SPECIFIC CONSEQUENCES UNDER THE UNITED STATES FEDERAL TAX LAW, AND UNDER OTHER TAX LAWS, SUCH AS STATE, LOCAL  AND NON-U.S. TAX LAWS THAT ARE NOT ADDRESSED HEREIN.

Taxation of the Funds.  Each Fund intends to qualify each year for treatment as a regulated investment company under the provisions of Subchapter M of the Code. To qualify for the special tax treatment accorded regulated investment companies and their shareholders, a Fund must, among other things:

          (a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

         (b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, its net tax-exempt income, and the excess, if any, of net short-term capital gains over net long-term capital losses for such year (the "Distribution Test"); and

         (c) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund's assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses (the "Diversification Test").

If a Fund qualifies as a regulated investment company under the Code, the Fund will not pay any federal income tax on the income and gains it distributes in a timely manner to Shareholders. As described in Part A of this Registration Statement, the Funds expect to purchase U.S. Government securities prior to the end of each fiscal quarter in an amount such that each Fund's total assets will meet the Diversification Test, and then sell such U.S. Government securities promptly following the end of each such fiscal quarter.

If a Fund failed to qualify as a regulated investment company under the Code in any taxable year (for example, by failing to satisfy either the Distribution Test or the Diversification Test), the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to Shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a regulated investment company that is accorded special tax treatment.

A Fund may retain its net capital gain for investment. However, if a Fund retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained. If a Fund retains any net capital gain, it may designate the retained amount as undistributed capital gains in a notice to its Shareholders who, if subject to federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their share of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of Shares owned by a Shareholder of a Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the Shareholder's gross income and the tax deemed paid by the Shareholder under clause (ii) of the preceding sentence. The Funds intend to distribute at least annually to its Shareholders all or substantially all of its investment company taxable income and net capital gain.

If a Fund fails to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98% of its capital gain net income for the one-year period ending December 31, plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts. A dividend paid to Shareholders in January of a year will be treated as paid on December 31 of the preceding year, if the dividend was declared and payable to Shareholders of record on a date in October, November, or December of that preceding year. The Funds intend generally, but may not always be able, to make distributions sufficient to avoid imposition of the 4% excise tax. A Fund may not be able to avoid the excise tax if one or more of the Underlying Funds fails to provide timely information to the Portfolio in which the Fund invests and in turn the Portfolio is unable to provide such information to the Fund for the Fund to determine the amount of distributions necessary to avoid the excise tax. Further, the IRS has publicly ruled that notwithstanding the general rule that the taxable income of a partner in a partnership is based on the partner's distributive share of partnership items of income, gain, loss, and deduction for any partnership taxable year that ends within or with the partner's taxable year, a regulated investment company that is a partner in a partnership must generally determine its required distribution under the excise tax provisions of the Code by taking into account its share of partnership items at the time it would have taken them into account if it directly held the partnership assets underlying the share. As a result, if the Funds' taxable year is different than the taxable year of the Portfolio or one or more of the Underlying Funds in which the Portfolio invests, the Funds may be treated as having income that must be distributed to avoid the excise tax, but may not be treated as having enough income to make distributions in the amount necessary to avoid incurring the excise tax.  Tax years of entities taxable as partnerships, such as the Portfolio and the Underlying Funds, may change under complex rules under the Code which depend, in part, on the tax years of the members or partners of such entities (the composition of which may change over time).

Fund Distributions.  Distributions from the Funds will be taxable to Shareholders as ordinary income to the extent derived from investment income and net short-term capital gains. Distributions of net capital gains (that is, the excess of net gains from the sale of capital assets held for more than one year by a Fund over net losses from the sale of capital assets held for not more than one year by the Fund) will be taxable to Shareholders as such, regardless of how long a Shareholder has held the Shares. Distributions by a Fund to a Shareholder who qualifies for tax-exempt status under federal income tax rules will not be taxable. Special tax rules apply to investments by such a Shareholder. Such a Shareholder should consult its tax adviser to determine the suitability of an investment in the Funds and the tax treatment of distributions from the Funds.

Dividend and capital gains distributions will be taxable as described above whether received in cash or reinvested in additional Shares. Such distributions will be taxable to Shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. A Shareholder whose distributions are reinvested in Shares will be treated as having received a dividend equal to the fair market value of the new Shares issued to the Shareholder, or the amount of cash allocated to the Shareholder for the purchase of Shares on its behalf.

As required by federal law, detailed federal tax information reporting, including the amount and nature of ordinary income distributions and distributions of net capital gains, will be furnished to each Shareholder for each calendar year on or before January 31 of the succeeding year.

An investment in the Funds may in some circumstances result in liability for federal alternative minimum tax for Shareholders.

Return of Capital Distributions.  If a Fund makes a distribution to a Shareholder in excess of its current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of such Shareholder's tax basis in his or her Shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the Shareholder's tax basis in his or her Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the Shareholder of his or her Shares.

Dividends and distributions on the Shares are generally subject to federal income tax as described herein to the extent they do not exceed a Fund's current and accumulated earnings and profits, even though such dividends and distributions may economically represent a return of a particular Shareholder's investment. Such distributions are likely to occur in respect of Shares purchased at a time when a Fund's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when a Fund's NAV also reflects unrealized losses. Distributions are taxable to a Shareholder even if they are paid from income or gains earned by a Fund prior to the Shareholder's investment (and thus included in the price paid by the Shareholders).

Capital Loss Carryover.  Distributions from capital gains are generally made after applying any available capital loss carryovers.

Treatment of Certain Expenses.  If a Fund has fewer than 500 persons at any time during a calendar year, for federal income tax purposes, individuals and certain trusts or estates that hold shares in the Fund (directly or through a partnership, S corporation or grantor trust) will be treated as receiving an additional dividend equal to their share of certain Fund expenses that are treated as "miscellaneous itemized deductions" for federal income tax purposes (including, for example, custodian fees) and as having paid such expenses themselves. For this purpose, such expenses generally would equal the excess of the total expenses deductible for purposes of determining the Fund's investment company taxable income over the sum of expenses relating to the organization and administration of the Fund and the Fund's net operating loss (determined without regard to the dividends-paid deduction and net capital gains), if any. Because Shareholders treated as receiving any additional dividend and as having paid such expenses may deduct such expenses in a taxable year only to the extent that their respective aggregate miscellaneous itemized deductions for the year exceed 2% of their respective adjusted gross income for the year, all or a portion of the above expenses may not be deductible for certain Shareholders in certain taxable years.

Sale or Repurchase of Shares.  The sale or repurchase of Shares may give rise to a gain or loss. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, pursuant to recently enacted tax legislation short-term capital gains and ordinary income will be taxed at a maximum rate of 35% at present (the maximum rate shall be 39.6% for tax years beginning after December 31, 2010 unless Congress provides otherwise) while long-term capital gains will generally be taxed at a maximum rate of 15% (the maximum rate shall be 20% for tax years beginning after December 31, 2010 unless Congress provides otherwise). Because of certain limitations on itemized deductions and the deduction for personal exemptions applicable to higher income taxpayers, the effective rate of tax may be higher in certain circumstances. In general, any gain or loss realized upon a taxable disposition of Shares will be treated as long-term capital gain or loss if the Shares have been held for more than twelve (12) months. Otherwise the gain or loss on the taxable disposition of Shares will be treated as short-term capital gain or loss. Any loss realized upon a taxable disposition of Shares held for six (6) months or less but not disallowed as provided in the following sentence will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received by the Shareholder with respect to the Shares. All or a portion of any loss realized upon a taxable disposition of Shares will be disallowed if other Shares are purchased within thirty (30) days before or after the disposition. In such a case, the basis of the newly purchased Shares will be adjusted to reflect the disallowed loss.

From time to time a Fund may offer to repurchase Shares. A tendering Shareholder who tenders all Shares held, or considered under certain attribution rules of the Code to be held, by such Shareholder will be treated as having sold its Shares and generally will realize a capital gain or loss. If a Shareholder tenders fewer than all of its Shares, such Shareholder may be treated as having received a taxable dividend upon the tender of its Shares. In such a case, there is a remote risk that non-tendering Shareholders will be treated as having received taxable distributions from the Fund. Likewise, if a Fund redeems some but not all of the Shares held by a Shareholder and such Shareholder is treated as having received a taxable dividend upon such redemption, there is a remote risk that non-redeeming Shareholders will be treated as having received taxable distributions from the Fund. To the extent that a Fund recognizes net gains on the liquidation of its investments to meet such tenders of Shares, the Fund will be required to make additional distributions to its Shareholders.

Hedging Transactions.  If the Underlying Funds engage in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, the Funds will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Funds, defer losses to the Funds, cause adjustments in the holding periods of the securities that the Funds holds through an Underlying Fund, convert long-term capital gains into short-term capital gains or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to Shareholders. The Funds will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interests of the Funds.

Certain of the Funds’ hedging activities (e.g., through an Underlying Fund) are likely to produce a difference between its book income and the sum of its net tax-exempt and taxable income. If a Fund's book income exceeds the sum of its net tax-exempt and taxable income, the distribution (if any) of such excess will be treated as (i) a taxable dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter as a return of capital to the extent of the recipient's basis in the Shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If a Fund's book income is less than the sum of its net tax-exempt and taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

Securities Issued or Purchased at a Discount.  Investments by a Fund, the Portfolio or any Underlying Fund in which it invests in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Funds to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Fund may make such distributions from its cash assets, by entering into a line of credit or by liquidating its investments. A Fund may realize gains or losses from such liquidations. To the extent that a Fund realizes net capital gains from such transactions, its Shareholders may receive a larger capital gain distribution, if any, than they would in the absence of such transactions.

Foreign Currency Transactions.  Transactions by any Underlying Fund in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

Foreign Taxation.  Income received by the Underlying Funds from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.

Passive Foreign Investment Companies.  Investments by the Underlying Funds in an entity which is a "passive foreign investment company" (a "PFIC") could subject the Portfolio, and indirectly the Funds, to a U.S. federal income tax (including interest charges) on distributions received from the PFIC (directly or through the Underlying Fund), which tax cannot be eliminated by making distributions to Shareholders. If a Fund invests in a PFIC through an Underlying Fund that is not a U.S. person within the meaning of the Code, certain election may be made to treat a PFIC as a "qualified electing fund" ("QEF election"), in which case the Underlying Fund will be required to include its share of the PFIC's income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. The Underlying Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Underlying Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount ultimately required to be distributed for the Funds to avoid taxation. If an Underlying Fund makes these elections, it may result in the Funds having to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect each Fund's total return.

Non-U.S. Shareholders. Under U.S. federal tax law, dividends other than capital gains dividends paid on Shares beneficially held by a person who is a "foreign person" within the meaning of the Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. Dividends are subject to withholding even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a foreign person directly, would not be subject to withholding. If a beneficial holder who is a foreign person has a permanent establishment in the United States, and the Shares held by such beneficial holder are effectively connected with such permanent establishment, and in addition, the dividends are effectively connected with the conduct by the beneficial holder of trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax.

Under U.S. federal tax law, a beneficial holder of Shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such Shares unless (i) the Shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

A beneficial holder of Shares who is a foreign person may be subject to state and local tax and to the U.S. federal estate tax in addition to the federal tax on income referred to above.

Withholding.  A Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to, and the proceeds of Share sales, repurchases or redemptions made by, any individual Shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (TIN), who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate will be 28% for amounts paid during 2007 through 2010. The backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

Foreign investors in the Funds should consult their tax advisors with respect to the certification and filing requirements imposed on foreign investors in order to qualify for exemption from the backup withholding tax for reduced withholding tax rates under income tax treaties and, more generally, with respect to their investment in the Funds.

ERISA CONSIDERATIONS

Prudence and Diversification.  Before authorizing an investment in Shares of a Fund, fiduciaries of a pension, profit sharing or other employee benefit plan subject to the Employee Income Security Act of 1974, as amended,  (“ERISA Plans”) should consider (i) whether the investment in such Shares satisfies the prudence and diversification requirements of Section 404 of ERISA, and (ii) whether such fiduciaries have authority to acquire such Shares under the plan’s investment policies and appropriate governing instruments (including Title I of ERISA).  If a fiduciary of an ERISA Plan breaches its responsibilities in selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.  Accordingly, the Investment Manager requires all ERISA Plans proposing to invest in a Fund to represent, among other things, that: (i) it, and any fiduciaries responsible for the ERISA Plan’s investments are aware and understand the Fund’s investment objective, policies and strategies; (ii) the decision to invest assets of the ERISA Plan in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and (iii) the fiduciary making the investment decision on behalf of the ERISA Plan met its fiduciary duties and obligations as imposed by ERISA in making the decision to invest assets of the ERISA Plan in such Fund; and (iv) it and any fiduciary responsible for the investment of the ERISA Plan’s assets specifically acknowledge that the Investment Manager of each Fund is neither an ERISA fiduciary nor otherwise responsible for determining whether the initial and continuing investment in a Fund satisfies the ERISA fiduciary responsibilities with respect to that ERISA Plan and that such investment is not a prohibited transaction with respect to the plan investor.

Also, fiduciaries of an individual retirement account (“IRA”), a Keogh plan or other “plan” described in Section 4975(e)(1) of the Code that is not otherwise subject to Title I of ERISA (collectively “Tax-Qualified Plans”), should consider that a Tax-Qualified Plan may only make investments that are authorized by the appropriate governing instruments, and may not engage in a transaction prohibited by the Code.  The fiduciaries of Tax-Qualified Plans acknowledge that they, and not the Investment Manager of any Fund, are responsible for determining whether the initial and continuing investment in a Fund satisfy the requirements of the Code with respect to such plans and have determined that such investment in fact satisfies those requirements.

ERISA imposes fiduciary obligations on any party that manages “plan assets” of an ERISA Plan.  Regulations under ERISA provide that the underlying assets of an investment company registered under the Investment Company Act are not treated as the assets of the individual ERISA Plan investors.  Accordingly, because the Trust is registered as an investment company under the Investment Company Act, the underlying assets of each Fund will not be considered “plan assets” of any Plan investing in a Fund for purposes of the fiduciary rules under ERISA and the prohibited transaction rules under ERISA and the Code.  Thus, neither the Investment Manager nor any of its affiliates will be fiduciaries with respect to any ERISA Plans or Tax-Qualified Plans (collectively, “Plans”) investing in a Fund based solely on the Investment Manager’s  investment management of the Fund’s assets.

Decision to Invest in Shares.  Certain prospective Plan investors may currently maintain relationships (i.e., investment management, investment advisory or other services) with the Investment Manager (or an affiliate thereof). Each such affiliated person may be deemed to be a party in interest (or disqualified person) and/or a fiduciary with respect to such prospective Plan investor.  Generally, ERISA prohibits (and the Code imposes an excise tax on) the use of Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) a Plan fiduciary for using its position to cause a Plan to make an investment from which the fiduciary or a third party in which the fiduciary has an interest would receive a fee or other consideration.  Accordingly, fiduciaries of Plans will be required to represent that the decision to invest in a Fund was made by a fiduciary independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decisions and that they have not relied upon any individualized advice or recommendation of such affiliated persons as a primary basis for the decision to invest in the Fund.

In short, it is the responsibility of any fiduciary or other person with investment responsibilities over the assets of a Plan considering an investment in the Shares of a Fund to see that the above factors have been carefully considered before making an investment. Moreover, because the provisions of ERISA and the related provisions of the Code are highly technical and subject to extensive and varying administrative and judicial interpretation and review, Plan fiduciaries considering an investment in a Fund should consult with their own counsel and advisors regarding the impact of ERISA and the related provisions of the Code.

DESCRIPTION OF SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of series and Shares of each series.  Each Share of a series represents an equal proportionate interest in that series with each other Share.  Upon liquidation, Shares are entitled to a pro rata share in the net assets of the series.  The Declaration of Trust provides that the Trustees of the Trust may create additional series of Shares or separate classes of series.  All consideration received by the Trust for Shares of any series and all assets in which such consideration is invested would belong to that series and would be subject to the liabilities related thereto.  Certificates representing Shares will not be issued.

LIMITATION OF TRUSTEES’ LIABILITY

The Declaration of Trust provides that a Trustee, when acting in such capacity, shall not be personally liable to any person, other than the Trust or a Shareholder to the extent provided in the Declaration of Trust, for any act, omission or obligation of the Trust, of such Trustee, or of any other Trustee. The Declaration of Trust further provides that a  Trustee shall not be personally liable for monetary damages for breach of fiduciary duty as a trustee except in cases (i) in which the Trustee breaches the duty of loyalty to the Trust or its Shareholders, (ii) of an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (iii) where the Trustee derived an improper personal benefit and that the Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, adviser or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. The Declaration of Trust also provides that the Trust shall indemnify each person who is, or has been, a Trustee, a trustee, officer, employee or agent of the Trust, any person who is serving or has served at the Trust's request as a Trustee, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws.

OTHER SERVICE PROVIDERS

Administrator and Dividend Paying Agent. Pinnacle Fund Administration, LLC (“Pinnacle”), serves as the administrator and dividend paying agent for the Portfolio and the Trust.  Pinnacle is an independent and privately owned full services hedge fund administrator servicing both domestic and offshore funds.  It provides general management related services to the Portfolio and the Trust, including those relating to valuation of the Portfolio’s and the Trust’s assets. Pinnacle is located at 8008 Corporate Center Drive, Suite 310, Charlotte, NC 28226.

Custodian.  UMB Bank, N.A., (the “Custodian”) serves as the primary custodian of the Portfolio’s and the Trust’s assets. The Custodian is a global provider of integrated cash management, fund services, securities services and trade services to multinational corporations, financial institutions and the public sector.  The Custodian may maintain custody of the Portfolio’s and the Trust’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Manager.  Assets of the Portfolio and the Trust are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is 928 Grand Blvd. 5th Floor, ISG Custody Administration, Kansas City, Missouri 64106.

Independent Registered Public Accounting Firm.  Deloitte & Touche LLP serves as the independent registered public accounting firm of the Portfolio and the Trust. Its principal business address is 1700 Market Street, Philadelphia, Pennsylvania 19103.

FISCAL YEAR

The Trust’s fiscal year ends on December 31st.

FINANCIAL  STATEMENTS

Financial Statements for each of the Funds and for the Portfolio including the report of the independent registered public accounting firm are incorporated by reference from the Trust’s annual report for the year ended December 31, 2008 and semiannual report for the period ended June 30, 2008, copies of which  are provided herewith.

PRIVACY POLICY STATEMENT

The Trust and the Investment Manager collect non-public personal information about Shareholders from information received on subscription documents and other forms and information required in connection with a subscription for Shares and information concerning Shareholders' transactions with the Trust.  The Trust and the Investment Manager will not disclose any non-public personal information relating to current or former Shareholders except in connection with the administration, processing and servicing of repurchases and subscriptions or to the Trust's administrators, accountants and attorneys, in each such case subject to customary undertakings of confidentiality. The Trust and the Investment Manager restrict access to non-public personal information relating to Shareholders to personnel of the Trust and the Investment Manager and other personnel who need to know that information in connection with the operation of the Trust. The Trust maintains physical, electronic and procedural controls to safeguard the Trust’s non-public personal information relating to investors.

ACP Funds Trust

ACP Advantage Strategic Opportunities Fund

ACP Institutional Series Strategic Opportunities Fund

Financial Statements for the Year Ended
December 31, 2008

2008 Overview	ACP Funds Trust

Strategy Objective

The ACP Advantage Series Strategic Opportunities Fund and the ACP Institutional Series Strategic Opportunities Fund (collectively the “ACP Funds Trust”) seek capital appreciation through investments focused in long/short equity hedge funds. The main objective is to generate long-term absolute returns similar to those of stocks, but with significantly less volatility. In general, the Funds will maintain a net positive exposure to equity markets, though that exposure will vary based on tactical decisions and underlying manager objectives. The Funds seek to generate returns that are not highly correlated with traditional stock investments, thereby providing shareholders with an opportunity for improved diversification of their overall portfolios.

Performance Review and Update

During the fourth quarter of 2008, the ACP Advantage Series Strategic Opportunities Fund decreased in value by -4.96% net of fees and the ACP Institutional Series Strategic Opportunities Fund decreased in value by -4.64% net of fees . This compares to a loss in the S&P 500 of 21.95% and a loss in the Russell 2000 of 26.34%.  For the full year of 2008, the ACP Advantage Series was down 11.16% and the ACP Institutional Series was down 10.08% which compares favorably to losses in the S&P 500 and Russell 2000 of 37.00 % and 34.65% respectively. In addition the average U.S. diversified equity mutual fund declined by 37.5% during the year.  Since its July 2003 inception, the cumulative return of the ACP Advantage Series Fund is up 23.9% net of all fees compared to the S&P 500 Index return of 3.1% during the same period. The ACP Institutional Series Fund, since its inception in October 2003, has a positive cumulative return of 27.7% compared to the S&P 500 Index return of -8.0% during the same period.

2008 was a historically bad year for the equity markets.  It was the worst ever for the NASDAQ and the third worst for both the S&P 500 and the DJIA.  From the start, the market was dominated by macro events making it difficult for our underlying managers whose strategies are based on individual company fundamentals.  Fortunately our risk controls were able to keep losses to a manageable level so we do not have to go far to get back into the black.  A 12.6% gain in the Advantage Series and a 11.2% gain in the Institutional Series recoups our 2008 loss while the S&P 500 has to rise by 59% to get back to even from their 2008 losses.

It was also a very tough year for the hedge fund industry---the worst year ever. The HFRI Fund Weighted Composite Index was down 18.36% and the HFRI Fund of Funds Composite Index lost 20.68%. Once again, while we think we performed very well in a relative sense, we never like to lose money for our shareholders.

During the fourth quarter of 2008 our underlying hedge fund managers’ performance ranged from -20.12% to +7.00%. For the year the performance range was -28.20% to +11.18%.  As the year progressed the extreme volatility and unfavorable environment caused our managers to lower their exposures.  At year-end the gross exposure of our Fund was 80.56% while the net exposure was 11.54%.  As an investor, we do not mind having our managers raise cash when they believe the risk/reward outlook for their strategy is cloudy. The main concern for each of our managers is to protect capital.  Unlike most traditional long only equity managers, our portfolio of long/short equity managers have no mandate to stay fully invested.

During the fourth quarter of 2008, we put full redemption requests in for two of our underlying managers.  One was due to style drift and the other was driven by operational concerns because of a significant drop in the manager’s assets under management. Both returned the majority of our investment in mid January. The remaining 10% will be sent in March after the funds’ annual audits are completed. Unlike many other hedge fund strategies, we have had no problem meeting investor redemption requests. This is another advantage of focusing solely on a liquid, transparent strategy such as long/short equity.

While we are never happy with a negative year of performance we are very proud of our long term record.  Our goal has always been to deliver equity-like returns with a focus on preserving capital.  Since our inception of the strategy as a whole in 2002, we have managed to outperform the S&P 500 by approximately 6% per year while incurring only a 1/3 of the volatility, as measured by the standard deviation of the monthly returns. Put another way, $100 invested in an S&P 500 index fund on July 1, 2003 was worth about $103 on December 31, 2008. By comparison, $100 invested in the ACP Advantage Series Strategic Opportunities Fund on the same date is now worth $123 net of fees. $100 invested in an S&P 500 index fund on October 1, 2003 was worth about the same $100 on December 31, 2008. By comparison, $100 invested in the ACP Institutional Series Strategic Opportunities Fund on the same date is now worth $127 net of fees. Importantly, these returns have been earned in a very transparent manner using publicly traded, market priced equities.

Looking forward into 2009 we feel very good about the prospects for our Fund.  Our managers are seeing many opportunities on both the long and short sides of the market.  They expect a choppy bottoming period as the market learns to deal with the fallout from 2008’s severe credit crunch.  Such an environment would not be unusual after big drops like we saw last year.  A recent publication stated that from 1932 to 1940 there were five rallies that averaged 93% and from 1972 to 1982 there were six rallies that averaged 33%.  Point to point in both of these periods, the overall market went nowhere but the volatility created numerous opportunities in individual securities.  During a similar period, after the severe decline in 2002, we had our best year ever.

Industry Update

“I do not care to belong to a club that accepts people like me as members”
-Groucho Marx

Exclusive. Secret.  Proprietary. These are words that have often been used when describing hedge funds.  Shareholders in funds using these adjectives are asked to forego normal transparency and be glad that they have been accepted into these selective clubs.  Sadly, the recent Madoff scandal proves that marketing pitches like this work.  Shareholders, some supposedly sophisticated, overlooked many basic, common sense due diligence requirements because they desperately wanted access to his supposedly “elite” firm.  Somehow, Bernie had found a way to make money in both up and down markets and you were fortunate if he accepted you as a client.  He did not like to talk about his strategies lest he reveal his secrets and they lose their effectiveness. We now know what the secret was.

As a marketing strategy, there is no doubt that exclusivity and secrecy sell.  However, from an investment standpoint, there is little if any truth to this facade.  I have been in the hedge fund business for over twenty years, twelve as a hedge fund manager and over eight as a fund of funds manager.  I have looked at hundreds of hedge funds employing all sorts of different investment strategies.  There is no one strategy or technique that always does well.  If one does it is quickly mimicked and rapidly loses its effectiveness.  The vast majority of managers I have seen are hard working professionals, employing basic strategies, who have their client’s best interest at heart.  Those who succeed do so through a combination of hard work, good judgment, discipline and integrity.  There are few secrets but it is hard to find managers who exhibit all four of these traits.  It is our full time endeavor to source, evaluate and invest with individuals who exhibit all of these qualities.

The strategy we pursue (long/short equity) is the oldest and largest strategy in the hedge fund business.  Because of its potential risk and return profile we believe it should be viewed as a core holding in an investor’s asset allocation. When used in conjunction with traditional investments it has the potential to lower volatility and create more wealth over time.  Importantly, the strategy is implemented with traditional investments.  It is transparent because it is executed through the use of common stocks which are priced by the market every day.  There is little, if any, leverage involved.  Lastly, performance can be verified by third parties such as administrators, prime brokers and auditors.  The major difference with what our strategy employs versus a traditional long only manager is short selling. This should be understood before clients consider an investment into these types of strategies.

The events of the last year have had a dramatic and lasting effect on the hedge fund business.  Many strategies will go away and there is no doubt that there will be increased regulation and oversight.  Like Groucho, shareholders need be more discerning.  Performance, size or reputation alone is not enough.  Many firms possessing all three of these attributes were among the biggest losers last year.  Understanding all of the risks and having reputable third-party oversight are essential no matter the size of the firm.

We do not expect to see a decline in the desire for non-correlated investment strategies.  Diversification remains critical to lowering portfolio volatility and helping compound wealth over time.  Traditional investments alone have proven themselves unable to meet this need.  Shareholders will want solutions to meet this need but will look to simpler, basic, transparent strategies that they can understand.  We feel that long/short equity can fulfill this role and, as a result, has a very bright future.

We hope this discussion has given you a better understanding of the strategy we pursue.  If you have any questions or would like to discuss some of the thoughts in this letter, please contact us.  We welcome your calls and want to continue to be as transparent as possible regarding how we manage your money.  Thank you for this opportunity to be of service.

All the best,

Gary E. Shugrue
President and Chief Investment Officer
Ascendant Capital Partners, LP

Performance shown for the previously mentioned ACP Advantage Series Strategic Opportunities Fund and the ACP Institutional Series Strategic Opportunities Fund is net of all expenses charged to shareholders.  Information regarding the strategy set forth herein, including discussions regarding performance and Ascendant’s investment strategies, are qualified by reference to the Private Placement Memorandum.  The memorandum contains important information about fees and expenses, as well as risks associated with an investment in the Funds.  Please read it carefully before you invest or send money.  The Funds may not be suitable for all shareholders.  Past performance is no guarantee of future results and shareholders may suffer losses, including loss of principal, in connection with an investment in the strategy.

The Funds are available only to investors who are “accredited investors” under Regulation D promulgated by the SEC under the Securities Act of 1933.  Each investor must also have a net worth of $1.5 million or more, subject to certain exceptions.  Each investor must have such knowledge and experience in financial and business matters so that such investor is capable of evaluating the merits and risks of this investment and must be able to bear the economic risks of this investment.

The indices illustrated herein are unmanaged indices.  You cannot invest in an index.  Index returns do not reflect the impact of any management fees, transaction costs or expenses.  The index information seen here is for illustrative purposes only, and is not reflective of the performance of Ascendant Capital Partner funds.

The S&P 500 Index is an unmanaged index composed of U.S. Large Cap Stocks with a market capitalization of $3 billion or more.

The Russell 2000 Index is composed of U.S. Small Cap Stocks.  The Russell 2000 is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small-cap opportunity set. The Russell 2000 includes the smallest 2000 securities in the Russell 3000.

Risk Factors
•	Hedge funds generally offer less liquidity than other investment securities, and are generally not subject to regulation under the U.S. federal securities laws.
•	Hedge funds are often dependent for their success upon the efforts of one or a relatively few number of individuals.
•	Hedge funds typically offer only periodic redemptions, and there is generally no secondary market for shareholders to access for liquidity purposes.

Funds that invest in hedge funds, such as those managed by Ascendant, present additional considerations for shareholders:
•	These funds are dependent upon the ability of their advisers to select and hold individual hedge funds.
•	Shareholders in these funds cannot readily sell or dispose of their interests in the secondary market, and may look only to the funds for periodic (and, possibly, limited) liquidity.
•	The fund of funds structure adds additional fees and expenses, which can materially impact an investor’s returns.

ACP Funds Trust

For the Year Ended December 31, 2008

Page

Report of Independent Registered Public Accounting Firm	1

Statements of Assets and Liabilities	2

Statements of Operations	3

Statements of Changes in Net Assets	4

Statements of Cash Flows	5

Financial Highlights	6-7

Notes to the Financial Statements	8-14

Board of Trustees (unaudited)	15-17

Other Information (unaudited)	18-20

Financial Statements of ACP Strategic Opportunities Fund II, LLC	Tab I

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of
ACP Funds Trust

We have audited the accompanying statements of assets and liabilities, of ACP Funds Trust (the “Funds”) comprising ACP Advantage Strategic Opportunities Fund and ACP Institutional Series Strategic Opportunities Fund as of December 31, 2008, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds’  management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’  internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios constituting the ACP Funds Trust as of December 31, 2008, the results of their operations and their cash flows for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the Funds’ financial statements, the Funds invest in ACP Strategic Opportunities Fund II, LLC (the “Master Fund”). As discussed in Note 2 to the Master Fund’s financial statements, the Master Fund’s financial statements include investments in Underlying Funds, valued at $32,764,104 (82.47% of total assets) as of December 31, 2008, whose fair values have been estimated by management in the absence of readily determinable fair values. Management's estimates are based on information provided by the managers of the Underlying Funds.

February 27, 2009

A member firm of Deloitte Touche Tohmatsu

ACP Funds Trust

Statements of Assets and Liabilities
December 31, 2008

	ACP Advantage Strategic Opportunities Fund	ACP Institutional Series Strategic Opportunities Fund
Assets:

Investments in ACP Strategic Opportunities Fund II, LLC at fair value (cost, $6,918,858 and $14,338,537, respectively)	$7,332,809	$14,075,073
Redemption receivable from ACP Strategic Opportunities Fund II, LLC	1,188,866	171,091
Receivable from Investment Manager	17,616	24,916
Investments in ACP Strategic Opportunities Fund II, LLC paid in advance	-	75,000

Total assets	8,539,291	14,346,080

Liabilities:
Due to ACP Strategic Opportunities Fund II, LLC	1,000	1,000
Contributions received in advance	-	75,000
Withdrawals payable	1,188,866	171,091
Professional fees	19,250	19,250
Excise tax fees	17,959	18,315
Accounting and administration fees	1,000	1,000
Distribution and shareholder service fees	21,595	-
Other expenses	1,747	1,693

Total liabilities	1,251,417	287,349
Net assets	$7,287,874	$14,058,731

Components of Net Assets:
Paid-in Capital	$7,658,424	$14,963,693
Accumulated net investment loss	(949,745)	(871,174)
Accumulated net realized gain on investments	109,689	56,362
Net unrealized appreciation/ (depreciation) on investments	469,506	(90,150)
Net Assets	$7,287,874	$14,058,731

Shares issued and outstanding (100,000,000 shares authorized per Fund)	629,415	1,159,360

Net asset value, offering and redemption price per share	$11.58	$12.13

The accompanying notes are an integral part of these financial statements.

ACP Funds Trust

Statements of Operations
Year Ended December 31, 2008

	ACP Advantage Strategic Opportunities Fund	ACP Institutional Series Strategic Opportunities Fund
Net investment loss allocated from ACP Strategic Opportunities Fund II, LLC:
Dividends	$9,322	$11,797
Expenses	(229,916)	(301,153)
Net investment loss allocated from ACP Strategic Opportunities Fund II, LLC	(220,594)	(289,356)

Fund expenses:
Distribution and shareholder servicing fees	100,211	-
Professional fees	19,000	19,000
Accounting and administration fees	12,000	12,000
Excise tax expense	32,795	32,584
Other expenses	5,059	4,244
Total fund expenses	169,065	67,828
Net investment loss	(389,659)	(357,184)

Realized and unrealized gains (loss) on investments allocated from ACP Strategic
Opportunities Fund II, LLC:
Net realized gains (loss) from investments	19,463	(5,280)
Net change in unrealized appreciation/(depreciation) on investments	(662,626)	(1,097,493)
Net realized and unrealized gains (loss) on investments allocated from ACP
Strategic Opportunities Fund II, LLC	(643,163)	(1,102,773)

Net decrease in net assets resulting from operations	$(1,032,822)	$(1,459,957)

The accompanying notes are an integral part of these financial statements.

ACP Funds Trust

Statements of Changes in Net Assets

	ACP Advantage Strategic Opportunities Fund	ACP Institutional Series Strategic Opportunities Fund

Net assets at December 31, 2006	$5,870,704	$4,975,640

Accumulated Net Investment Loss	$-	$-

Operating activities
Net investment loss	$(257,036)	$(155,029)
Net realized gains from investments	260,490	224,282
Net increase in unrealized appreciation on investments	856,078	729,089
Net increase in net assets resulting from operations	859,532	798,342

Distributions to shareholders
Net investment income	-	(26,357)
Realized gains	(79,665)	(76,851)
Total distributions to shareholders	(79,665)	(103,208)

Capital share transactions
Shares issued	4,326,396	3,459,000
Distribution reinvestment	79,665	103,208
Shares redeemed	(658,776)	(297,412)
Increase in net assets from capital share transactions	3,747,285	3,264,796

Total Increase in net assets	4,527,152	3,959,930

Net assets at December 31, 2007	$10,397,856	$8,935,570

Accumulated Net Investment Loss	$(257,036)	$(181,386)

Operating activities
Net investment loss	$(389,659)	$(357,184)
Net realized gains (losses) from investments	19,463	(5,280)
Net decrease in unrealized appreciation on investments	(662,626)	(1,097,493)
Net decrease in net assets resulting from operations	(1,032,822)	(1,459,957)

Distributions to shareholders
Net investment income	(303,050)	(332,604)
Realized gains	(155,088)	(134,624)
Total distributions to shareholders	(458,138)	(467,228)

Capital share transactions
Shares issued	2,029,653	7,612,689
Distribution reinvestment	458,138	467,228
Shares redeemed	(4,106,813)	(1,029,571)
Increase / (Decrease) in net assets from capital share transactions	(1,619,022)	7,050,346

Total Increase / (Decrease) in net assets	(3,109,982)	5,123,161

Net assets at December 31, 2008	$7,287,874	$14,058,731

Accumulated Net Investment Loss	$(949,745)	$(871,174)

The accompanying notes are an integral part of these financial statements.

ACP Funds Trust

Statements of Cash Flows
Year Ended December 31, 2008

Cash flows from operating activities:	ACP Advantage Strategic Opportunities Fund	ACP Institutional Series Strategic Opportunities Fund
Net decrease in net assets resulting from operations	$(1,032,822)	$(1,459,957)
Adjustments to reconcile net decrease in net assets resulting from operations to net cash provided by (used in) operating activities:
Cost of shares of ACP Strategic Opportunities Fund II, LLC purchased	(2,029,653)	(7,612,689)
Proceeds from withdrawals of interest in ACP Strategic Opportunities
Fund II, LLC	4,256,543	1,074,938
Total investment losses allocated from ACP Strategic Opportunities
Fund II, LLC	863,757	1,392,129
Increase in redemption receivable from ACP Strategic Opportunities	(1,188,866)	(171,091)
Fund II, LLC
Decrease in investments in ACP Strategic Opportunities Fund II,
LLC in advance	-	1,175,000
Decrease in receivable from Investment Manager	5,000	4,999
Increase in professional fees payable	1,500	1,500
Increase in excise tax fees payable	17,959	18,315
Decrease in accounting and administration fees payable	-	-
Decrease in distribution and shareholder servicing fees payable	(3,748)	-
Decrease in other expenses payable	(1,376)	(2,353)

Net cash provided by / (used in) operating activities	888,294	(5,579,209)

Cash flows from financing activities:

Proceeds from shares issued (net of contributions received in advance)	2,029,653	6,437,689
Redemptions paid (net of change in withdrawals payable)	(2,917,947)	(858,480)

Net cash (used in) / provided by financing activities	(888,294)	5,579,209

Net change in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-

Supplemental Disclosure of Cash Flow Information:
Reinvestments of dividends and distributions (non-cash financing activity)	$458,138	$467,228

The accompanying notes are an integral part of these financial statements

ACP Funds Trust

Financial Highlights

	ACP Advantage Strategic Opportunities Fund

	For the Year Ended December 31,
	2008		2007		2006		2005		2004
NET ASSET VALUE, Beginning of Year	$13.78		$12.52		$11.80		$11.28		$10.66

Investment operations
Net investment loss	(0.51)	(a)	(0.42)	(a)	(0.31)	(a)	(0.28)	(a)	(0.30)	(a)

Net realized and unrealized gains (loss) on investment transactions	(1.03)		1.79		1.11		0.86		0.92
Total from investment operations	(1.54)		1.37		0.80		0.58		0.62

Distributions to Shareholders
Net investment income	(0.44)		-		(0.02)		-	(b)	-	(b)
Realized gains	(0.22)		(0.11)		(0.06)		(0.06)		-
Total distributions to shareholders	(0.66)		(0.11)		(0.08)		(0.06)		-

NET ASSET VALUE, End of Year	$11.58		$13.78		$12.52		$11.80		$11.28

RATIOS / SUPPLEMENTAL DATA

Ratios to Average Net Assets: (c)
Net investment loss	(3.91)%		(3.21)%		(2.54)%		(2.42)%		(2.71)%
Expenses, net of reimbursements/waiver of fees	4.01%		3.58%		2.98%		2.55%		2.75%
Expenses, excluding reimbursements/waiver of fees	4.01%		3.80%		5.84%		13.34%		17.48%

TOTAL RETURN	(11.16)%		10.94%		6.06%		4.61%		5.82%

PORTFOLIO TURNOVER RATE (d)	19%		12%		11%		35%		15%

Net Assets End of Year	$7,287,874		$10,397,856		$5,870,704		$885,576		$644,825

____________________________________
(a) Calculated using average shares outstanding during the period.
(b) Less than ($0.01) per share.
(c) Includes net investment loss and expenses allocated from ACP Strategic Opportunities Fund II, LLC.
(d) Calculated based on investment activity of ACP Strategic Opportunities Fund II, LLC

ACP Funds Trust

Financial Highlights

	ACP Institutional Series Strategic Opportunities Fund

	For the Year Ended December 31,
	2008		2007		2006		2005		2004
NET ASSET VALUE, Beginning of Year	$13.95		$12.60		$11.80		$11.15		$10.49

Investment operations
Net investment loss	(0.36)	(a) (b)	(0.29)	(a)	(0.18)	(a)	(0.16)	(a)	(0.18)	(a)
Net realized and unrealized gains (loss) on investment transactions	(1.05)	(b)	1.80		1.11		0.85		0.90
Total from investment operations	(1.41)		1.51		0.93		0.69		0.72

Distributions to Shareholders
Net investment income	(0.29)		(0.04)		(0.05)		(0.02)		(0.06)
Realized gains	(0.12)		(0.12)		(0.08)		(0.02)		-
Total distributions to shareholders	(0.41)		(0.16)		(0.13)		(0.04)		(0.06)

NET ASSET VALUE, End of Year	$12.13		$13.95		$12.60		$11.80		$11.15

RATIOS / SUPPLEMENTAL DATA

Ratios to Average Net Assets: (b)
Net investment loss	(2.68)%		(2.24)%		(1.46)%		(1.42)%		(1.72)%
Expenses, net of reimbursements/waiver of fees	2.76%		2.60%		1.89%		1.54%		1.75%
Expenses, excluding reimbursements/waiver of fees	2.76%		2.86%		5.29%		10.59%		42.79%

TOTAL RETURN	(10.08)%		11.95%		6.80%		5.83%		6.29%

PORTFOLIO TURNOVER RATE (c)	19%		12%		11%		35%		15%

Net Assets End of Year	$14,058,731		$8,935,570		$4,975,640		$1,207,675		$112,071

_______________________________
(a) Calculated using average shares outstanding during the period.
(b) Includes net investment loss and expenses allocated from ACP Strategic Opportunities Fund II, LLC.
(c) Calculated based on investment activity of ACP Strategic Opportunities Fund II, LLC

ACP Funds Trust

Notes to Financial Statements

1.	Organization and Investment Objective

ACP Funds Trust (the “Trust”), a Delaware Statutory Trust, is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company with two active series. The financial statements included herein are those of the ACP Advantage Strategic Opportunities Fund and ACP Institutional Series Strategic Opportunities Fund (each a “Fund” and together the “Funds”). Each Fund has only one class of beneficial interest that may be issued in an unlimited number of shares.

Shares of the Funds of the Trust represent equal pro-rata interests in such Trust, except that each Fund bears different expenses that reflect the difference in the range of services provided to them.

The Funds issue shares only in transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Funds. Shares of the Funds have not been registered under the Securities Act or the securities laws of any state and are subject to restrictions on transferability and resale.

The board of trustees of the Trust (the “Board of Trustees”) has overall responsibility to manage and control the business affairs of the Funds, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Funds’ business. The Board of Trustees exercises the same powers, authority and responsibilities on behalf of the Trust as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The Board of Trustees of the Funds consists of the same persons as the Board of Directors of the ACP Strategic Opportunities Fund II, LLC (the “Master Fund”).

The investment objective of the Funds is to achieve an absolute return in excess of the long-term return of the U.S. equity market. The Funds attempt to achieve this objective by investing substantially all of their assets in the Master Fund, which has the same investment objective as the Funds. The Master Fund will primarily invest its assets among a select group of non-registered funds (“Underlying Funds”) whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

Ascendant Capital Partners, LP, (the “Investment Manager”) serves as the investment manager to each of the Funds and as the investment manager to the Master Fund. The Investment Manager is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisors Act of 1940, as amended. The financial statements of the Master Fund, including the Schedule of Investments, are attached to this report and should be read with the Funds’ financial statements. The percentages of the Master Fund owned by Advantage Strategic Opportunities Fund and Institutional Series Strategic Opportunities Fund at December 31, 2008 were 20.59% and 39.51%, respectively.

ACP Funds Trust

Notes to Financial Statements

2.	Significant Accounting Policies

Basis of presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars. The following is a summary of significant accounting and reporting policies used in preparing the financial statements.

Investment Valuation – Investments in Underlying Fund

Valuation of each Fund’s interest in the Master Fund is based on the investment in Underlying Funds held by the Master Fund. The Master Fund values interests in the Underlying Funds at fair value, which ordinarily is the value determined by their respective investment managers, in accordance with procedures established by their respective general partners. Investments in Underlying Funds are subject to the terms of the Underlying Funds’ offering documents. Valuations of the Underlying Funds may be subject to estimates and are net of management and performance incentive fees or allocations payable to the Underlying Funds’ managers as required by the Underlying Funds’ offering documents. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed and the differences could be material. The accounting policies of the Master Fund, including the valuation of securities held by the Master Fund, will directly affect the Funds and are discussed in the Notes to Financial Statements of the Master Fund attached to this report.

Net Asset Valuation

The net asset value of each Fund is equal to that Fund’s proportionate interest in the net assets of the Master Fund, plus any cash or other assets of each Fund minus all liabilities (including accrued expenses) for each Fund. The net asset value per share of each Fund is calculated at the end of each allocation period, which is generally the last day of each month. It is computed by dividing the assets of each Fund, less its liabilities, by the number of outstanding shares of each Fund.

Allocation from Master Fund

As required by accounting principles generally accepted in the United States of America, each Fund records its allocated portion of income, expense, realized gains and losses and unrealized gains and losses from the Master Fund.

ACP Funds Trust

Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Tax Basis reporting

Because the Master Fund invests primarily in investment funds that are treated as partnerships for U.S. Federal tax purposes, the tax character of each Fund’s allocated earnings is established dependent upon the tax filings of the Underlying Funds. Accordingly, the tax basis of these allocated earnings and the related balances are not available as of the reporting date. As such, the components of net assets in the statements of assets and liabilities have not been adjusted to reflect these amounts, and certain other tax basis disclosures have not been made.

Fund Level Income and Expenses

Interest income on any cash or cash equivalents held by a Fund and not invested into the Master Fund will be recognized on the accrual basis. Expenses that are specifically attributed to one of the Funds are charged to that Fund.  Common expenses of the Trust are allocated among the Funds on the basis of relative net assets.  In addition, each Fund also bears its proportionate share of the expenses of the Master Fund. Because each Fund bears its proportionate share of the management fees of the Master Fund, the Funds do not pay any additional compensation directly to the Investment Manager. See Note 3 for discussion of distribution and shareholder servicing fees.

The Investment Manager agreed to reimburse certain expenses (other than the Management Fee) to the extent those other expenses exceed 0.15% per annum of average net assets through April 30, 2007 for ACP Institutional Series Strategic Opportunities Fund and 1.65% per annum of average net assets through April 30, 2007 for ACP Advantage Strategic Opportunities Fund.  For the year ended December 31, 2008, the Investment Manager has paid each Fund $5,000 of the outstanding receivable. As of December 31, 2008, the receivable from the Investment Manager for the Funds totaled $24,916 and $17,616 respectively. The Investment Manager has entered into an agreement with the Trust’s Board to repay all outstanding expense reimbursement accruals in order that the balances will be zero.  The receivable occurred principally as a result of a one time accrual required to settle the final payments due to the Trust's former administrator.

Dividends and Distributions

The Funds pay distributions of net income annually. Any net realized capital gains on sales of securities are distributed to shareholders at least annually.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

ACP Funds Trust

Notes to Financial Statements

3.	Transactions with Affiliates

Certain officers of the Trust and of the Funds are also officers of the Investment Manager. Such officers are paid no fees by the Trust or the Funds for serving as officers and trustees of the Trust or the Funds. The ACP Advantage Strategic Opportunities Fund has adopted a Distribution and Shareholder Services Plan applicable to its shares that provides for annual distribution and shareholder services fees of 1.00%. The ACP Institutional Series Strategic Opportunities Fund does not have any annual distribution or shareholder services fees.

4.	Federal Income Taxes

Each Fund is classified as a separate taxable entity for Federal income tax purposes. Each Fund intends to continue to qualify as a separate regulated investment company under the Internal Revenue Code and make the requisite distributions to shareholders that will be sufficient to relieve it from Federal income tax. Therefore, no Federal tax provision has been made. Distributions to shareholders are based on ordinary income and long-term capital gains as determined in accordance with federal income tax regulations, which may differ from income and net realized capital gains determined under accounting principles generally accepted in the United States of America. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, adjustments will be made to the appropriate equity accounts in the year that the differences arise.  There were no such adjustments in 2008.  For Federal income tax purposes, any capital loss carry forwards may be carried forward and applied against future capital gains.

Effective June 29, 2007, the Fund implemented FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective on the last business day of the first required financial reporting period for fiscal years beginning after December 15, 2006. Management has concluded that as of

4.	Federal Income Taxes

December 31, 2008, there are no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure.

The Fund files U.S. federal and New York, Pennsylvania, Georgia, and New Jersey state tax returns.  No income tax returns are currently under examination.  The Fund’s U.S. federal tax and state returns remain open for examination for the years ended December 31, 2004 through December 31, 2007.

ACP Funds Trust

Notes to Financial Statements

5.	Other Service Providers

Pinnacle Fund Administration LLC (“Pinnacle”) serves as administrator and accounting agent to the trust.  In this capacity, Pinnacle provides certain accounting, record keeping, and investor related services.  The trust pays a monthly flat-fee to Pinnacle for these services.

UMB Bank serves as the Trust’s custodian.

6.	Risk Factors

An investment in either of the Funds involves significant risks that should be carefully considered prior to investment and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Master Fund intends to invest substantially all of its available capital in securities of unregistered investment companies. These investments will generally be restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Master Fund may not be able to resell some of its investment holdings for extended periods, which may be several years. No guarantee or representation is made that the investment objective will be met.

7.	Redemptions and Repurchase of Shares.

Each of the Funds is registered as a closed-end fund. Unlike an open-end mutual fund, no shareholder or other person holding shares will have the right to require a Fund to redeem those shares or portion thereof. With very limited exceptions, shares of the Funds are not transferable. There is no public market for the shares, and none is expected to develop. Consequently, shareholders may not be able to liquidate their investment other than as a result of repurchases of shares by the Funds The Board of Trustees may, from time to time and in their sole discretion, cause any or all of the Funds to repurchase shares from shareholders pursuant to written tenders by shareholders at such times and on such terms and conditions as established by the Board of Trustees. In determining whether a Fund should offer to repurchase shares, the Board of Trustees will consider the recommendation of the Investment Manager. The Investment Manager expects that it will generally recommend to the Board of Trustees that the Funds offer to repurchase Shares from shareholders twice each year, effective June 30 and December 31.

ACP Funds Trust

Notes to Financial Statements

8.           Capital Stock Transactions

Transactions in shares were as follows:

	ACP Advantage Strategic Opportunities Fund
	Year Ended December 31, 2008	Year Ended December 31, 2007

Number of shares issued	152,126	329,779
Number of shares redeemed	(316,905)	(50,135)
Number of shares reinvested	39,631	5,832
Net (decrease) increase in shares outstanding	(125,148)	285,476
Shares outstanding, beginning of year	754,563	469,087
Shares outstanding, end of year	629,415	754,563

On December 31, 2008, three shareholders of the ACP Advantage Strategic Opportunities Fund held approximately 16% of the outstanding shares of the Fund.  Some of the shareholders are comprised of omnibus accounts, which are held on behalf of several individual shareholders.

	ACP Institutional Series Strategic Opportunities Fund
	Year Ended December 31, 2008	Year Ended December 31, 2007

Number of shares issued	556,020	261,226
Number of shares redeemed	(76,044)	(22,790)
Number of shares reinvested	38,645	7,468
Net increase in shares outstanding	518,621	245,904
Shares outstanding, beginning of year	640,739	394,835
Shares outstanding, end of year	1,159,360	640,739

On December 31, 2008, four shareholders of ACP Institutional Series Opportunities Fund held approximately 39% of the outstanding shares of the Fund. Some of the shareholders are comprised of omnibus accounts, which are held on behalf of several individual shareholders.

ACP Funds Trust

Notes to Financial Statements

9.           Guarantees

In the normal course of business, the Funds enter into contracts that provide general indemnifications. The Funds’ maximum exposure under these agreements is dependent on future claims that may be made against the Funds, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

10.         Subsequent Event

For the period from January 1, 2009 through February 15, 2009, shareholders of ACP Advantage Strategic Opportunities Fund contributed $100,000 to the Partnership.

For the period from January 1, 2009 through February 15, 2009, shareholders of ACP Institutional Series Strategic Opportunities Fund contributed $75,000 to the Partnership, of which $75,000 was received prior to December 31, 2008.

ACP Funds Trust

Board of Trustees (unaudited)

The identity of the members of the Board (each, a “Trustee”) and brief biographical information is set forth below. The Statement of Additional Information includes additional information about the Trustees and is available upon request.

Independent Trustees

Name, Age and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s)	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships held by Trustee or Nominee
John Connors Age: 66 100 Matsonford Road Building 5, suite 520 Radnor, PA 19087	Trustee	Term: Indefinite Length: Since 2002
Portfolio Manager, Guyasuta Investment Advisors (Since 12/2000); previously, Portfolio Manager, Delaware Investments. N/A (1977-2000); portfolio manager Mellon Bank (1967-1977); Financial Analyst IBM (10/65-6/67)

				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.
Robert Andres Age: 70 Andres Capital Management 11 Twin Creek Lane Berwyn, PA 19312	Trustee	Term: Indefinite Length: Since 2004
Senior Vice-President, Chief Investment Strategist, Envestnet/PMC (present)
President, Andres Capital Management (2007-2008); previously, Haverford Trust (2005-2007); Martindale Andres & Co. (1989-1994); President, Merrill Lynch Mortgage Capital (1970-1987);National Sales Manager, Municipal Securities, Kidder Peabody (1968-1970); Herbert J. Sims & Co. (1962-1964)Municipal Bond Division., J.P. Morgan (1957-1962).

				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.

ACP Funds Trust

Board of Trustees (unaudited)

James Brinton Age: 54 123 West Lancaster Ave. Wayne, PA 19087	Trustee	Term: Indefinite Length: Since 2007	President, Robert J. McAllister Agency, Inc. (Independent Insurance Broker) (since 1979)	ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	Quaker Investment Trust (8 series).

Interested Director(s)

Name, Age and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s)	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships held by Trustee or Nominee
Mr. Gary Shugrue Age: 54 150 N. Radnor Suite C-220, Radnor, PA 19087	President, Chief Investment Officer and Trustee	Term: Indefinite Length: Since 2007 (Director) Since 2001 (President and CIO)	President & Chief Investment Officer of Ascendant Capital Partners, LP. (since 2001); previously, General Partner of Argos Advisors (1988-2000).	ACP Funds Trust (2 series);ACP Strategic Opportunities Fund II, LLC).	BHR Fund Advisors; The Quaker Funds.

Audit Committee

Messrs. Brinton, Connors and Andres are members of the Audit Committee of the Board.  Although the Board has not designated an Audit Committee Financial Expert, each member of the Audit Committee has significant financial industry expertise.  Messrs. Connors and Andres each have more than 40 years experience in the investment and securities industries.  Mr. Brinton has served other investment company boards and has worked in the insurance industry for more than 25 years.  All three members of the Audit Committee are disinterested persons as defined by the Investment Company Act.  The Audit Committee does not believe that adding a specific Financial Expert would materially increase the Committee’s judgment or effectiveness.

Nominating Committee.

The Nominating Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton.  The principal responsibilities of the Nominating Committee are the consideration, recommendation and nomination of candidates to fill vacancies on the Fund’s Board, if any. The Nominating Committee does not consider nominees recommended by Members. The Nominating Committee meets periodically, as necessary. Prior to the formation of the Nominating Committee in September 2007, the full Board acted as the Nominating Committee. To date, the Board, acting as the Nominating Committee, has not met in 2008.

ACP Funds Trust

Board of Trustees (unaudited)

It is the nominating committee’s policy to identify potential nominees based on suggestions from the President of the Fund and other members of the Board of Trustees and to evaluate such persons as a committee. In addition, from time to time, the Nominating Committee may determine that it requires a Director with a particular expertise or qualification and will actively recruit such a candidate.

The nominating committee  reviews and evaluate each candidate’s  background, experience and other qualifications as well as the overall composition of the Board of Trustees, and recommends to the Board for its approval the slate of Trustees to be nominated for election at any annual or special meeting of the Fund’s Members at which Trustees are to be elected.

The Nominating Committee considers all applicable legal and regulatory requirements that govern the composition of the Board of Trustees.

ACP Funds Trust

Other Information (unaudited)

Proxy Voting Information.

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and the Funds' records of actual proxy votes cast during the most recent 12-month period ended June 30th are available on the SEC's website at www.sec.gov and may be obtained at no additional charge by calling collect 610-688-4180 or writing to ACP Funds Trust, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Availability of Quarterly Portfolio Schedules.

The Funds file their complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Form N-Q is available, without charge and upon request, on the SEC’s website at www.sec.gov or may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330.  The Funds' Form N-Q is also available from the Funds, without charge and upon request, by calling 610-688-4180 or writing to ACP Funds Trust, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Board Considerations in Approving the Management Agreement.

At its December 2008 meeting, the Board unanimously determined to renew the Investment Management Agreement between Ascendant Capital Partners LP and the Funds (the "Management Agreement") until December 2009.  Although the Board had generally renewed the Management Agreement for a 12-month period, as permitted by the Investment Company Act, the Board determined at its March 2008 meeting to renew the Management Agreement for a six-month period and to review the Management Agreement again in December 2008.  The Board made this determination for two (2) reasons.  First, the Board determined that it would be more convenient for Board members to attend an in-person meeting (which is required to approve the Management Agreement) in December rather than March.  Second, the Board wanted to evaluate progress made by the Funds and the Investment Manager in adopting recommendations made by the Funds' Chief Compliance Officer in the Compliance Report presented at the March 2008 Board meeting.

In reaching its determination to renew the Management Agreement for a subsequent 12-month period, the Board considered all factors it believed relevant, including (i) the nature, extent, and quality of the services to be provided to the Funds and their respective shareholders (including the investment performance of the Funds); (ii) the competitiveness of the management fee and total expenses of the Funds; (iii) the total costs of the services to be provided by and the profits to be realized by the Investment Manager and its affiliates from the relationship with the Funds; (iv) the extent to which economies of scale would be realized as the Funds grow; and (v) whether fee levels reflect these economies of scale, if any, for the benefit of shareholders.

In determining whether to renew the Management Agreement for the Funds, the Board ultimately reached a determination that the renewal of the Management Agreement and the compensation to be received under the Management Agreement is consistent with the Investment Manager’s fiduciary duty under applicable law.

ACP Funds Trust

Other Information (unaudited)

The Board reviewed the Investment Manager’s Form ADV, the Investment Manager’s personnel and their qualifications, additions to the Investment Manager’s personnel, services provided to the Funds and to other clients, and the Funds’ performance.   The Board considered the Investment Manager’s investment philosophy and strategy.  The Board noted that Funds’ performance was consistent with, and, in many respects, better than, competitive fund-of-funds products.  The Board also considered the nature and extent of the Investment Manager’s supervision of third-party service providers and the Investment Manager’s compliance with the Funds’ compliance policies and procedures.  In this regard, the Board reviewed the revised compliance manual and program prepared since the March 2008 meeting.  Based on its review, the Board concluded that the nature, extent, and quality of the services provided to the Funds will benefit each of the Fund's respective shareholders.  The Board also considered the Investment Manager’s viability in light of its continued losses and significant market shocks.  The Board determined that the Funds fared better than similarly situated funds during the 2008 market decline.

The Board considered each Fund’s proportionate share of the management fee and total expenses compared to competitive funds.  In its review of each Fund's total expenses, the Board considered the management fee as well as other Fund expenses, such as transfer agent fees, pricing and bookkeeping fees, and custodial, legal, and audit fees. Based on its review, the Board concluded that each Fund's proportionate interest in the management fee was fair and reasonable in light of the services that each Fund receives and the other factors considered.

The Board considered the revenues earned and the expenses incurred by the Investment Manager in conducting the business of developing, marketing, distributing, managing, administering and servicing each Fund and its shareholders.  The Board also considered the level of profits, noting that, at current asset levels, the Investment Manager did not profit from managing the Funds.  The Board also reviewed any fall-out benefits related to managing the Funds.  The Board also reviewed changes in the Investment Manager’s third-party marketing arrangements.

As the Investment Manager is not currently profitable, the Board noted that, at current asset levels, the Funds do not provide any economies of scale for the Investment Manager.  Similarly, the Board did not believe that fee breakpoints were appropriate.

In order to develop fully the factual basis for consideration of the Management Agreement, the Board requested additional information on several topics, including overall fees, the Funds' marketing and distribution plans, and revenue sharing arrangements with third-parties.  The Board also inquired about the remaining receivable due from the Investment Manager that arose from the expense cap agreement that existed in 2006 and 2007.

Based on its evaluation of all of the conclusions noted above, and after considering all material factors, the Board ultimately concluded that the management fee structure is fair and reasonable, and that the Management Agreement with the Funds should be renewed.

ACP Funds Trust

Other Information (unaudited)

Other Matters

The Investment Manager had agreed to reimburse certain expenses of the Funds (other than the management fee) to the extent those other expenses exceed 0.15% per annum of average net assets through April 30, 2007.  For the year ending December 31, 2008, the Investment Manager has paid the Funds $15,000 of the outstanding receivable. As of December 31, 2008, the receivable from the Investment Manager for the Funds totaled $55,334. The Investment Manager has entered into an agreement with the Fund's Board that it intends to repay all outstanding expense reimbursement accruals in order that the balances will be zero by December 31, 2011 if not sooner. The receivable occurred principally as a result of a one time accrual required to settle the final payments due to the Funds' former administrator.

ACP Strategic Opportunities
Fund II, LLC

Financial Statements for the Year
Ended December 31, 2008

2008 Overview	ACP Strategic Opportunities Fund II, LLC

Strategy Objective

The ACP Advantage Series Strategic Opportunities Fund II, LLC (“the Master Fund”) seeks capital appreciation through investments focused in long/short equity hedge funds. The main objective is to generate long-term absolute returns similar to those of stocks, but with significantly less volatility. In general, the Master Fund will maintain a net positive exposure to equity markets, though that exposure will vary based on tactical decisions and underlying manager objectives. The Mater Fund seeks to generate returns that are not highly correlated with traditional stock investments, thereby providing investors with an opportunity for improved diversification of their overall portfolios.

Performance Review and Update

During the fourth quarter of 2008, the Strategic Opportunities Fund II decreased in value by -4.50% net of fees. This compares to a loss in the S&P 500 of 21.95% and a loss in the Russell 2000 of 26.34%. For the full year of 2008, our strategy is down 9.60% which compares favorably to losses in the S&P 500 and Russell 2000 of 37.00% and 34.65% respectively. In addition the average U.S. diversified equity mutual fund declined by 37.5% during the year. Since inception, April 2, 2002, the cumulative return of the Master Fund is up 32.5% net of all fees compared to the S&P 500 Index return of -10.5% during the same period.

2008 was a historically bad year for the equity markets. It was the worst ever for the NASDAQ and the third worst for both the S&P 500 and the DJIA. From the start, the market was dominated by macro events making it difficult for our managers whose strategies are based on individual company fundamentals. Fortunately our risk controls were able to keep losses to a manageable level so we do not have to go far to get back into the black. A 10.64% gain recoups our 2008 loss while the S&P 500 has to rise by 59% to get back to even from their 2008 losses.

It was also a very tough year for the hedge fund industry---the worst year ever. The HFRI Fund Weighted Composite Index was down 18.36% and the HFRI Fund of Funds Composite Index lost 20.68%. Once again, while we think we performed very well in a relative sense, we never like to lose money for our investors.

During the fourth quarter of 2008 our hedge fund managers’ performance ranged from -20.12% to +7.00%. For the year the performance range was -28.20% to +11.18%. As the year progressed the extreme volatility and unfavorable environment caused our managers to lower their exposures. At year-end the gross exposure of our Fund was 80.56% while the net exposure was 11.54%. As an investor, we do not mind having our managers raise cash when they believe the risk/reward outlook for their strategy is cloudy. The main concern for each of our managers is to protect capital. Unlike most traditional long only equity managers, our portfolio of long/short equity managers have no mandate to stay fully invested.

During the fourth quarter of 2008, we put full redemption requests in for two of our underlying managers. One was due to style drift and the other was driven by operational concerns because of a significant drop in the manager’s assets under management. Both returned the majority of our investment in mid January. The remaining 10% will be sent in March after the funds’ annual audits are completed. Unlike many other hedge fund strategies, we have had no problem meeting investor redemption requests. This is another advantage of focusing solely on a liquid, transparent strategy such as long/short equity.

While we are never happy with a negative year of performance we are very proud of our long term record. Our goal has always been to deliver equity-like returns with a focus on preserving capital. Since our inception in 2002, we have managed to outperform the S&P 500 by over 6% per year while incurring only a 1/3 of the volatility, as measured by the standard deviation of the monthly returns. Put another way, $100 invested in an S&P 500 index fund on April 1, 2002 was worth about $89 on December 31, 2008. By comparison, $100 invested in the ACP Strategic Opportunities Fund II on the same date is now worth $132....a difference of 48% net of fees. Importantly, these returns have been earned in a very transparent manner using publicly traded, market priced equities.

Looking forward into 2009 we feel very good about the prospects for our Fund. Our managers are seeing many opportunities on both the long and short sides of the market. They expect a choppy bottoming period as the market learns to deal with the fallout from 2008’s severe credit crunch. Such an environment would not be unusual after big drops like we saw last year. A recent publication stated that from 1932 to 1940 there were five rallies that averaged 93% and from 1972 to 1982 there were six rallies that averaged 33%. Point to point in both of these periods, the overall market went nowhere but the volatility created numerous opportunities in individual securities. During a similar period, after the severe decline in 2002, we had our best year ever.

Industry Update

“I do not care to belong to a club that accepts people like me as members"
-Groucho Marx

Exclusive. Secret. Proprietary. These are words that have often been used when describing hedge funds. Shareholders in funds using these adjectives are asked to forego normal transparency and be glad that they have been accepted into these selective clubs. Sadly, the recent Madoff scandal proves that marketing pitches like this work. Shareholders, some supposedly sophisticated, overlooked many basic, common sense due diligence requirements because they desperately wanted access to his supposedly “elite” firm. Somehow, Bernie had found a way to make money in both up and down markets and you were fortunate if he accepted you as a client. He did not like to talk about his strategies lest he reveal his secrets and they lose their effectiveness. We now know what the secret was.

As a marketing strategy, there is no doubt that exclusivity and secrecy sell. However, from an investment standpoint, there is little if any truth to this facade. I have been in the hedge fund business for over twenty years, twelve as a hedge fund manager and over eight as a fund of funds manager. I have looked at hundreds of hedge funds employing all sorts of different investment strategies. There is no one strategy or technique that always does well. If one does it is quickly mimicked and rapidly loses its effectiveness. The vast majority of managers I have seen are hard working professionals, employing basic strategies, who have their client’s best interest at heart. Those who succeed do so through a combination of hard work, good judgment, discipline and integrity. There are few secrets but it is hard to find managers who exhibit all four of these traits. It is our full time endeavor to source, evaluate and invest with individuals who exhibit all of these qualities.

The strategy we pursue (long/short equity) is the oldest and largest strategy in the hedge fund business. Because of its potential risk and return profile we believe it should be viewed as a core holding in an investor’s asset allocation. When used in conjunction with traditional investments it has the potential to lower volatility and create more wealth over time. Importantly, the strategy is implemented with traditional investments. It is transparent because it is executed through the use of common stocks which are priced by the market every day. There is little, if any, leverage involved. Lastly, performance can be verified by third parties such as administrators, prime brokers and auditors. The major difference with what our strategy employs versus a traditional long only manager is short selling. This should be understood before clients consider an investment into these types of strategies.

The events of the last year have had a dramatic and lasting effect on the hedge fund business. Many strategies will go away and there is no doubt that there will be increased regulation and oversight. Like Groucho, shareholders need be more discerning. Performance, size or reputation alone is not enough. Many firms possessing all three of these attributes were among the biggest losers last year. Understanding all of the risks and having reputable third-party oversight are essential no matter the size of the firm.

We do not expect to see a decline in the desire for non-correlated investment strategies. Diversification remains critical to lowering portfolio volatility and helping compound wealth over time. Traditional investments alone have proven themselves unable to meet this need. Shareholders will want solutions to meet this need but will look to simpler, basic, transparent strategies that they can understand. We feel that long/short equity can fulfill this role and, as a result, has a very bright future.

We hope this discussion has given you a better understanding of the strategy we pursue. If you have any questions or would like to discuss some of the thoughts in this letter, please contact us. We welcome your calls and want to continue to be as transparent as possible regarding how we manage your money. Thank you for this opportunity to be of service.

All the best,

Gary E. Shugrue
President and Chief Investment Officer
Ascendant Capital Partners, LP

Performance shown for the previously mentioned ACP Advantage Series Strategic Opportunities Fund and the ACP Institutional Series Strategic Opportunities Fund is net of all expenses charged to shareholders. Information regarding the strategy set forth herein, including discussions regarding performance and Ascendant’s investment strategies, are qualified by reference to the Private Placement Memorandum. The memorandum contains important information about fees and expenses, as well as risks associated with an investment in the Funds. Please read it carefully before you invest or send money. The Funds may not be suitable for all shareholders. Past performance is no guarantee of future results and shareholders may suffer losses, including loss of principal, in connection with an investment in the strategy.

The Funds are available only to investors who are “accredited investors” under Regulation D promulgated by the SEC under the Securities Act of 1933. Each investor must also have a net worth of $1.5 million or more, subject to certain exceptions. Each investor must have such knowledge and experience in financial and business matters so that such investor is capable of evaluating the merits and risks of this investment and must be able to bear the economic risks of this investment.

The indices illustrated herein are unmanaged indices. You cannot invest in an index. Index returns do not reflect the impact of any management fees, transaction costs or expenses. The index information seen here is for illustrative purposes only, and is not reflective of the performance of Ascendant Capital Partner funds.

The S&P 500 Index is an unmanaged index composed of U.S. Large Cap Stocks with a market capitalization of $3 billion or more.

The Russell 2000 Index is composed of U.S. Small Cap Stocks. The Russell 2000 is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small-cap opportunity set. The Russell 2000 includes the smallest 2000 securities in the Russell 3000.

Risk Factors
•	Hedge funds generally offer less liquidity than other investment securities, and are generally not subject to regulation under the U.S. federal securities laws.
•	Hedge funds are often dependent for their success upon the efforts of one or a relatively few number of individuals.
•	Hedge funds typically offer only periodic redemptions, and there is generally no secondary market for investors to access for liquidity purposes.

Funds that invest in hedge funds, such as those managed by Ascendant, present additional considerations for investors:
•	These funds are dependent upon the ability of their advisers to select and hold individual hedge funds.
•	Investors in these funds cannot readily sell or dispose of their interests in the secondary market, and may look only to the funds for periodic (and, possibly, limited) liquidity.
•	The fund of funds structure adds additional fees and expenses, which can materially impact an investor’s returns.

ACP Strategic Opportunities Fund II, LLC

For the Year Ended
December 31, 2008

Page

Report of Independent Registered Public Accounting Firm	1

Schedule of Investments	2

Statement of Assets, Liabilities and Members' Capital	3

Statement of Operations	4

Statement of Changes in Members' Capital	5

Statement of Cash Flows	6

Financial Highlights	7

Notes to the Financial Statements	8 - 16

Board of Directors (unaudited)	17 - 19

Fund Management (unaudited)	20

Other Information (unaudited)	21 - 23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors of
ACP Strategic Opportunities Fund II, LLC

We have audited the accompanying statements of assets, liabilities and members’ capital of ACP Strategic Opportunities Funds II, LLC (the “Master Fund”), including the schedule of investments, as of December 31, 2008, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Master Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Master Fund is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Master Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the Underlying Funds and custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of ACP Strategic Opportuniites Fund II, LLC as of December 31, 2008, the results of its operations and its cash flows for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the financial statements include investments in Underlying Funds, valued at $32,764,104 (82.47% of total assets) as of December 31, 2008, whose fair values have been estimated by management in the absence of readily determinable fair values. Management's estimates are based on information provided by the managers of the Underlying Funds.

February 27, 2009

A member firm of Deloitte Touche Tohmatsu

ACP Strategic Opportunities Fund II, LLC

Schedule of Investments - December 31, 2008

	Percentage of	Fair
Investments	Member's Capital	Value
Underlying Funds

Long/Short Equity ^#

Consumer
Tiedemann/Falconer Partners, L.P. (cost $2,000,000)	7.7%	$2,727,455
Zeke, L.P. (cost $1,090,000)	3.5%	1,249,884
	11.2%	3,977,339

Financial Services
Castine Partners, L.P. (cost $3,000,000)	11.2%	3,998,886

Large Cap Value
Aristos Capital, L.P. (cost $1,500,000)	4.1%	1,451,573
Healy Circle Partners, L.P. (cost $1,808,000)	5.4%	1,940,251
	9.5%	3,391,824

Mid Cap Growth
JetStream Global Institutional Fund, L.P. (cost $1,500,000)	6.3%	2,261,471

Natural Resources
Hard Assets Partners, L.P. (cost $2,000,000)	6.8%	2,423,393
Harpswell Capital Partners, L.P. (cost $1,000,000)	2.9%	1,046,329
	9.7%	3,469,722

Small Cap Growth
Akahi Fund, L.P. (cost $3,000,000)	9.2%	3,271,136
Bluefin Investors, L.P. (cost $2,500,000)	8.1%	2,885,223
	17.3%	6,156,359

Small Cap Value
Rivanna Partners, L.P. (cost $2,500,000)	7.9%	2,805,798

Technology
Brightfield Partners, L.P. (cost $2,190,000)	5.4%	1,917,607
Connective Capital I, L.P. (cost $2,250,000)	7.7%	2,726,772
STG Capital Partners (QP), L.P. (cost $2,000,000)	5.8%	2,058,326
	18.9%	6,702,705

Total Long/Short Equity (cost $28,338,000)	92.0%	32,764,104

Money Market:

Federated Treasury Obligations Fund (cost $3,258,241)	9.1%	3,258,241

Total Money Market (cost $3,258,241)	9.1%	3,258,241

Total Investments in Underlying Funds (cost $31,596,241)*	101.1%	$36,022,345

Other Assets and Liabilities	-1.1%	(400,674)

Members' Capital	100.0%	$35,621,671

# - Non-income producing securities
^ - Securities in private placement transactions and as such are restricted as to resale.  Total cost and fair value of restricted securities as of December 31, 2008 was $28,338,000 and $32,764,104 respectively.
* - Cost for Federal income tax purposes approximates the amount for financial statement purposes.  Net unrealized appreciation (depreciation) consists of:

Gross Unrealized Appreciation	$4,746,924
Gross Unrealized Depreciation	(320,820)
Net Unrealized Appreciation	$4,426,104

All assets other than cash investments, which represent 9.1% of the portfolio, should be considered illiquid investments.  In this regard, all Underlying Funds should be considered illiquid investments.  These investments represent 92.0% of the Master Fund.  The liquidity provisions of each Underlying Fund are described in the notes to the Financial Statements

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Statement of Assets, Liabilities and Members' Capital
December 31, 2008

Assets:
Investments in underlying funds, at fair value (cost, $31,596,241)	$36,022,345
Receivables:
Redemption from underlying fund	3,639,923
Receivable from Investment Manager	55,334
Due from affiliates	2,000
Dividends	606
Other assets	10,397

Total assets	39,730,605

Liabilities:
Withdrawals payable	3,952,047
Contributions received in advance	75,000
Accrued expenses:
Professional fees	72,513
Accounting and administration fees	4,930
Directors' and officer's fees	2,750
Other accrued expenses	887
Custody fees	807

Total liabilities	4,108,934

Members' capital	$35,621,671

Members' capital
Represented by:
Capital contributions (net)	$31,784,935
Accumulated net investment loss	(2,340,149)
Accumulated net realized gain on investments	1,750,781
Net unrealized appreciation on investments	4,426,104

Members' capital	$35,621,671

Units Outstanding (100,000,000 units authorized)	2,684,232

Net Asset Value per Unit (offering and redemption price per unit)	$13.27

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Statement of Operations
Year ended December 31, 2008

Investment Income
Dividends	$37,597
Other	6
Total investment income	37,603

Expenses
Investment management fee	532,633
Professional fees	236,536
Accounting and administration fees	61,826
Board of Directors' and officer's fees	60,750
Insurance expense	18,500
Custody fees	5,393
Other expenses	23,347
Total expenses	938,985

Net investment loss	(901,382)

Realized and unrealized gain (loss) from investments
Net realized gain from investments in underlying funds	12,509
Net decrease in unrealized appreciation on investments in underlying funds	(3,136,544)
Net realized and unrealized gain (loss) from investments	(3,124,035)

Net decrease in members' capital resulting from operations	$(4,025,417)

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Statement of Changes in Members' Capital

	For the Year Ended	For the Year Ended
	December 31, 2008	December 31, 2007
Members' capital - beginning of year	$37,450,115	$27,129,830
Capital contributions	10,192,342	9,053,753
Capital withdrawals	(7,995,369)	(2,575,530)
Net investment loss	(901,382)	(593,356)
Net realized gain from investments in underlying funds	12,509	975,721
Net decrease in unrealized appreciation on investments in underlying funds	(3,136,544)	3,459,697
Members' capital - end of year	$35,621,671	$37,450,115

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Statement of Cash Flows
Year ended December 31, 2008

Cash flows from operating activities:
Net decrease in members' capital resulting from operations	$(4,025,417)
Adjustments to reconcile net decrease in partners' capital resulting from operations to net cash used in operating activities:
Net realized gain from investments in underlying funds	(12,509)
Net change in unrealized appreciation on investments in underlying funds	3,136,544
Cost of investments in underlying funds purchased	(8,500,000)
Proceeds from redemptions of investments in underlying funds	6,962,509
Net purchase of money market fund	(1,370,183)
Increase in receivable for redemption of underlying funds	(1,025,936)
Decrease in receivable from Investment Manager	15,000
Decrease in dividends and interest receivable	2,950
Decrease in other assets	720
Increase in accrued professional fees payable	12,013
Increase in accounting and administration fees payable	242
Decrease in custody fees payable	(1,777)
Increase in directors' and officer's fees payable	2,750
Increase in other accrued expenses	887

Net cash used in operating activities	(4,802,207)
Cash flows from financing activities:
Capital contributions received (net of contributions received in advance)	9,017,342
Capital withdrawals paid (net of change in withdrawals payable)	(4,464,314)

Net cash provided by financing activities	4,553,028

Net decrease in cash	(249,179)
Cash at beginning of year	249,179
Cash at end of year	$-

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Financial Highlights

	For the Year Ended December 31,
	2008		2007		2006		2005		2004
NET ASSET VALUE, Beginning of Year	$14.68		$13.07		$12.10		$11.39		$10.64

INVESTMENT OPERATIONS
Net investment loss	(0.31)	(a)	(0.25)	(a)	(0.16)	(a)	(0.15)	(a)	(0.17)	(a)
Net realized and unrealized gain (loss) from investments in Underlying Funds	(1.10)		1.86		1.13		0.86		0.92
Total from investment operations	(1.41)		1.61		0.97		0.71		0.75

NET ASSET VALUE, End of Year	$13.27		$14.68		$13.07		$12.10		$11.39

TOTAL RETURN	(9.60)%		12.32%		8.02%		6.23%		7.05%

RATIOS / SUPPLEMENTAL DATA
Members' Capital at end of year (000's omitted)	$35,622		$37,450		$27,130		$17,804		$13,577

Ratios to Average Net Assets:
Net investment loss	(2.19)%		(1.83)%		(1.26)%		(1.29)%		(1.57)%
Expenses, net of reimbursements/waiver of fees	2.29%		2.17%		1.67%		1.42%		1.60%
Expenses, excluding reimbursements/waiver of fees	2.29%		2.38%		2.98%		3.17%		3.27%

PORTFOLIO TURNOVER RATE	19%		12%		11%		35%		15%

(a) Calculated using average shares outstanding during the year.

The accompanying notes are an integral part of these financial statements.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

1.	Organization and Investment Objective

ACP Strategic Opportunities Fund II, LLC (the “Master Fund”) is a Delaware limited liability company that is a non-diversified, closed-end management investment company with a continuous offering period, registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Its units of beneficial interest (“Units”) are not registered under the Securities Act of 1933, as amended. The Master Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market. It attempts to achieve this objective through the allocation of its assets among a select group of non-registered investment funds (the “Underlying Funds”). The Investment Manager (as defined below) invests the Master Fund’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

Ascendant Capital Partners, LP, a Delaware limited partnership, serves as the investment manager (“Investment Manager”) to the Master Fund. The Master Fund has entered into an investment management agreement with the Investment Manager (“Investment Management Agreement”), pursuant to which the Investment Manager is responsible for formulating a continuing investment program for the Master Fund. The Investment Manager is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisors Act of 1940, as amended. Responsibility for the overall management and supervision of the operations of the Master Fund is vested in the individuals who serve as the Board of Directors of the Master Fund (the “Board”).

2. Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars. The following is a summary of significant accounting and reporting policies used in preparing the financial statements.

Investment Valuation – Investments in Underlying Funds

The Master Fund values interests in the Underlying Funds at fair value, which ordinarily is the value determined by their respective investment managers, in accordance with procedures established by the Board. Investments in Underlying Funds are subject to the terms of the Underlying Funds’ offering documents. Valuations of the Underlying Funds may be subject to estimates and are net of management and performance incentive fees or allocations payable to the Underlying Funds’ managers as required by the Underlying Funds’ offering documents. If the Investment Manager determines that the most recent value reported by the Underlying Fund does not represent fair value or if the Underlying Fund fails to report a value to the Master Fund, a fair value determination is made under procedures established by and under the general supervision of the Board. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material.  There were no instances of this occurring at anytime throughout the year ended December 31, 2008.  Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Master Fund’s net assets if the judgments of the Board, the Investment Manager or investment advisor to the Underlying Fund should prove incorrect.  Investment advisors to the Underlying Funds only provide determinations of the net asset values of Underlying Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Master Fund more frequently.  The interests in the Underlying Funds in which the Master Fund invests or plans to invest are generally illiquid.  The Master Fund may not be able to dispose of Underlying Fund interests that it has purchased.  These investments represent 88.6% of the net assets of the Master Fund.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

Investment Valuation – Investments in Underlying Funds

The Master Fund also invests excess cash in the Federated Treasury Obligations Fund, an open-end money market fund which is valued at fair value based upon the net assets of the fund.

The Master Fund adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”), effective January 1, 2008. In accordance with FAS 157, fair value is defined as the price that the Master Fund would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market of the investment. FAS 157 established a three-tier hierarchy to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value including such a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The three-tier hierarchy of inputs is summarized in the three broad Levels listed below.

•	Level 1 – Quoted prices in active markets for identical investments
•	Level 2 – Other significant observable inputs (including, but not limited to quoted prices for similar investments, interest rates, prepayment speeds, or credit risk).
•	Level 3 – Significant unobservable inputs (including the Master Fund’s own assumptions in determining the fair value of investments).

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

Investment Valuation – Investments in Underlying Funds

The following is a summary of the inputs used as of December 31, 2008 in valuing the Master Fund’s investments carried at value:

Valuation Inputs	Investments in Securities
Level 1 – Quoted Prices	$3,258,241
Level 2 – Other Significant Observable Inputs	-
Level 3 – Significant Unobservable Inputs	32,764,104

Total	$36,022,345

The following is a reconciliation of Level 3 assets for which significant unobservable inputs were used to determine fair value.

Investments in Securities
Balance as of 12/31/2007	$34,350,648
Change in Unrealized Appreciation **	(3,136,544)
Realized gains **	12,509
Net Purchases / (Sales)	1,537,491
Transfers In / (Out) of Level 3	-

Balance as of 12/31/2008	$32,764,104

** Included in the realized and unrealized gain (loss) from investments section in the statement of operations.

The amount of the total gains or losses for the year ended December 31, 2008 that are attributable to the change in unrealized gains or losses relating to the investments in Level 3 assets still held as of December 31, 2008 is $4,426,104 which is reflected as a component of net decrease in unrealized appreciation on investments in Underlying Funds

Net Asset Valuation

The Master Fund’s Administrator, Pinnacle Fund Administration LLC (“Pinnacle” or “Administrator”) will calculate the net asset value per Unit in U.S. dollars as determined as of the close of business of the New York Stock Exchange, (generally 4:00 p.m. Eastern Standard Time) on the last business day of each Allocation Period (as defined in Note 3), unless the calculation of the net asset value has been suspended.  The net asset value for the Master Fund is comprised of the net asset value of the Underlying Funds in which the Master Fund invests, less the expenses and liabilities.

Investment Transactions and related Investment Income

Investment transactions are accounted for on a trade-date basis.  Realized gains and losses on investment transactions are recorded on an identified-cost basis.  Interest is recognized on the accrual basis.  Dividends are recognized on the ex-dividend date.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

Master Fund Level Expenses

The Investment Manager had agreed to reimburse certain expenses (other than the Management Fee) to the extent those other expenses exceed 0.15% per annum of average net assets through April 30, 2007.  During the year ended December 31, 2008, the Investment Manager paid the Master Fund $15,000 of the outstanding receivable. As of December 31, 2008, the receivable from the Investment Manager for the Master Fund totaled $55,334. The Investment Manager has entered into an agreement with the Master Fund’s Board to repay all outstanding expense reimbursement accruals in order that the balances will be zero by December 31, 2011 if not sooner. The receivable occurred principally as a result of a one time accrual required to settle the final payments due to the Master Fund's former administrator.

 Income Taxes

The Master Fund is treated as a partnership for Federal income tax purposes and therefore is not subject to Federal income tax. For income tax purposes, each person who has purchased interests in the Master Fund (each a “Member”, together the “Members”) will be treated as a partner of the Master Fund and, as such, will be taxed upon its distributive share of each item of the Master Fund’s income, gain, loss, deductions and credits for each taxable year of the Master Fund ending with or within each Member’s taxable year.

Effective June 29, 2007, the Master Fund implemented FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective on the last business day of the first required financial reporting period for fiscal years beginning after December 15, 2006. Management has concluded that as of December 31, 2008, there are no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure.

The Master Fund files U.S. federal and New York, Pennsylvania, Georgia, and New Jersey state tax returns.  No income tax returns are currently under examination.  The Master Fund’s U.S. federal tax and state returns remain open for examination for the years ended December 31, 2005 through December 31, 2007.

Cash

The Master Fund maintains a demand deposit account at UMB Bank, N.A. for the purpose of managing contribution and withdrawal cash flows and for paying expenses.  Such cash, at times, may exceed federally insured limits.   The Master Fund has not experienced any such losses nor does it believe it is exposed to any significant credit risk.  At December 31, 2008, the Master Fund did not hold any cash in this account.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Master Fund to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from these estimates.

3. Allocation of Members’ Capital Account

The Master Fund maintains a separate capital account for each Member that has an opening balance equal to the sum of the net asset value of the total number of Units owned by such Member. Net profits or net losses of the Master Fund for each Allocation Period (as defined below) will be allocated among and credited to or debited against the capital accounts of the Members. Allocation Periods begin on the day after the last day of the preceding Allocation Period and end at the close of business on (1) the last day of each month, (2) the last day of each taxable year, (3) the day preceding each day on which Units are purchased, (4) the day on which Units are repurchased, or (5) the day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

4. Management Fee, Related Party Transactions and Other

Pursuant to the Investment Management Agreement, the Investment Manager will be entitled to receive an annual management fee (the “Management Fee”). The base Management Fee is currently equal to 1.50% of the Master Fund’s net assets and is subject to a performance adjustment based on the Master Fund’s rolling twelve-month return. If a performance adjustment occurs, the Management Fee will be reduced to 1.00% per annum.  For the year ended December 31, 2008, the Master Fund paid the Investment Manager fees totaling $532,633 as disclosed on the statement of operations, of which no amount was payable to the Investment Manager at December 31,  2008.

Each member of the Board, who is not an “interested person” of the Master Fund, as defined by the Investment Company Act, receives a $2,500 fee for each meeting attended in person and a $500 fee for each meeting attended by telephone. All directors are reimbursed by the Master Fund for all reasonable out-of-pocket expenses incurred by them in performing their duties.   In addition, the Master Fund’s Chief Compliance Officer received $30,000 for services rendered in 2008 as disclosed on the statement of operations as Board of Directors and officer’s fees.

5. Investment Transactions

Total purchases of Underlying Master Funds for the year ended December 31, 2008, amounted to $8,500,000. Total proceeds from redemptions of Underlying Funds for the year ended December 31, 2008, amounted to $6,962,509. The cost of investments in Underlying Funds for Federal income tax purposes is adjusted for items of taxable income allocated to the Master Fund from the Underlying Funds. The Master Fund has not received information from the Underlying Funds as to the amounts of taxable income allocated to the Master Fund as of December 31, 2008.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

6. Risk Factors

An investment in the Master Fund involves significant risks that should be carefully considered prior to investing and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Master Fund intends to invest substantially all of its available capital in securities of unregistered investment companies. These investments will generally be restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Master Fund may not be able to resell some of its securities holdings for extended periods, which may be several years. No guarantee or representation is made that the investment objective will be met.

7. Underlying Funds

The following is a summary of the investment objectives and liquidity provisions of the Underlying Funds.

Akahi Fund L.P. seeks to achieve superior risk adjusted returns by employing a fundamental, small cap, long/short equity strategy. This Underlying Fund maintains a low net exposure, usually +/- 5%, although they may go to +/- 20%. This Underlying Fund overlays its stock selection with rigorous risk controls to assure that they remain within their stated exposure levels.   With at least 30 days written notice a limited partner may withdraw all or a part of their capital account balance as of the last day of any fiscal quarter that occurs on or after the day preceding the first anniversary of such limited partner’s admission to the partnership.

Aristos Capital, LP invests in small and mid cap US equities generally with a market capitalization range of $200 million to $15 billion on both the long and short side of the market, based upon primary fundamental research, which includes detailed company analysis coupled with economic analysis.  The fund has a one year lock-up and allows for redemptions with 60 days notice.

Bluefin Investors, LP seeks to achieve high risk adjusted returns through investing in small and mid-cap equities that have been overlooked by the investment community. This Underlying Fund manages long and short exposure to preserve capital during periods of market stress. The fund has no lock-up but has a
3% redemption fee for withdrawals made in the first year. The fund allows for quarterly redemptions with 35 days notice.

Brightfield Partners, LP seeks to achieve superior long-term rates of return primarily through investments in publicly traded U.S. equities in the technology sector. This Underlying Fund allows for quarterly redemptions upon 30 days prior notice, after one year has elapsed since initial investment.

Castine Partners, LP seeks to achieve long-term capital appreciation through investment primarily in publicly traded equity securities of United States financial institutions. This Underlying Fund allows for withdrawals on June 30 and December 31 upon 45 days prior notice, after one year has elapsed since initial investment.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

7. Underlying Funds (continued)

Connective Capital I LP focuses its investments in publicly traded equities in the technology and communications sectors.  This Underlying Fund allows for quarterly redemptions with 45 days notice after one year has elapsed since the initial investment.

Federated Treasury Obligations Fund is a U.S. open-end money market fund. This Underlying Fund’s objective is to provide current income consistent with the stability of principle. This Underlying Fund invests primarily in a portfolio of short-term U.S. Treasury securities which include repurchase agreements collateralized fully by U.S. Treasury securities and has daily liquidity.

Hard Assets Partners, LP seeks capital appreciation primarily through investments in securities of companies that are directly or indirectly engaged in exploration, development, production, and servicing of natural resources. This Underlying Fund allows for monthly redemptions upon 30 days prior notice, after six months have elapsed since initial investment.

Harpswell Capital Partners, LP is a market neutral equity fund that invests primarily in the energy and utility sectors. This Underlying Fund seeks to provide attractive risk-adjusted returns while actively managing exposure to commodities as well as other risk factors. Harpswell utilizes fundamental analysis and places great emphasis on capital preservation. This Underlying Fund allows for quarterly redemptions with 30 days notice after one year has elapsed since the initial investment.

Healy Circle Partners, LP seeks to preserve capital while generating consistent absolute returns by holding equity positions in multiple industry sectors and with varying market capitalizations. This Underlying Fund allows for semi-annual redemptions upon 45 days prior notice, after one year has elapsed since initial investment.

JetStream Global Institutional Fund, LP seeks to achieve growth of capital through investments in common stocks. This Underlying Fund allows for quarterly redemptions upon 30 days prior notice, after one year has elapsed since initial investment.

Rivanna Partners, LP is a "bottom-up" long/short U.S. equities fund.  This Underlying Fund focuses on a broad range of industries including technology, industrial products, consumer products and services, energy and natural resources.  This Underlying Fund allows for quarterly redemptions with 45 days notice after one year has elapsed since the initial investment.

STG Capital Partners (QP), LP seeks to maximize returns while preserving capital primarily by investing in U.S. equities with a focus on the technology sector. This Underlying Fund generally maintains a low net exposure to the overall market. This Underlying Fund has a one year lock-up on new investments and quarterly redemptions with 30 days notice.

Tiedemann/Falconer Partners, LP seeks to maximize absolute returns through investing both long and short in U.S. common equities, option contracts tied to such equities, exchange traded funds and American Depository Receipts. This Underlying Fund allows for quarterly redemptions upon 45 days prior notice.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

7. Underlying Funds (continued)

Zeke, LP seeks to maximize long-term capital appreciation and total returns by investing in small and mid-cap U.S. companies that it believes have significant growth characteristics. This Underlying Fund allows for redemptions quarterly upon 45 days notice, after one year has elapsed since initial investment.

8. Redemptions and Repurchase of Units and Distributions

With very limited exceptions, Units are not transferable. No Member or other person holding a Unit will have the right to require the Master Fund to redeem that Unit or portion thereof. There is no public market for the Units, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of the repurchase of Units by the Master Fund.

The Board may, from time to time and in their sole discretion, cause the Master Fund to repurchase Units from Members pursuant to written tenders by Members at such times and on such terms and conditions as established by the Board. In determining whether the Master Fund should offer to repurchase Units, the Board will consider the recommendation of the Investment Manager. The Investment Manager expects that it will generally recommend to the Board that the Master Fund offer to repurchase Units from Members four times each year, effective March 31, June 30, September 30 and December 31, although the Board may determine to authorize fewer repurchase offers.

The Master Fund does not intend to distribute to the Members any of the Master Fund’s income, but intends to reinvest substantially all income and gains allocable to the Members. A Member may therefore be allocated income and gains taxable for Federal, state and local income tax purposes and not receive any cash distribution.

9. Capital Stock Transactions

Transactions in Units are as follows:
	For the Year ended December 31, 2008	For the Year ended December 31, 2007

Number of Units issued	708,169	657,897
Number of Units redeemed	(574,409)	(183,705)
Net increase in Units outstanding	133,759	474,192
Units outstanding, beginning of the year	2,550,473	2,076,281
Units outstanding, end of period	2,684,232	2,550,473

On December 31, 2008, four members held approximately 84% of the outstanding Units of the Master Fund. Some of the members are comprised of affiliated feeder funds, which are themselves owned by several shareholders.

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

10. Guarantees

In the normal course of business, the Master Fund enters into contracts that provide general indemnifications. The Master Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Master Fund, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

11.  Subsequent Events

For the period from January 1, 2009 through February 15, 2009, the Members contributed $1,175,000 to the Master Fund, of which $75,000 was received prior to December 31, 2008.

ACP Strategic Opportunities Fund II, LLC

Board of Directors (unaudited)

The identity of the members of the Board (each, a “Director”) and brief biographical information is set forth below.  The Statement of Additional Information includes additional information about the Directors and is available upon request.

Independent Directors

Name, Age and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s)	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director or Nominee
John Connors Age: 66 100 Matsonford Road Building 5, suite 520 Radnor, PA 19087	Director	Term: Indefinite Length: Since 2002
Portfolio Manager, Guyasuta Investment Advisors (Since 12/2000); previously, Portfolio Manager, Delaware Investments. N/A (1977-2000); portfolio manager Mellon Bank (1967-1977); Financial Analyst IBM (10/65-6/67)

				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.
Robert Andres Age: 70 Andres Capital Management 11 Twin Creek Lane Berwyn, PA 19312	Director	Term: Indefinite Length: Since 2004
Senior Vice-President, Chief Investment Strategist, Envestnet/PMC (present)
President, Andres Capital Management (2007-2008); previously, Haverford Trust (2005-2007); Martindale Andres & Co. (1989-1994); President, Merrill Lynch Mortgage Capital (1970-1987);National Sales Manager, Municipal Securities, Kidder Peabody (1968-1970); Herbert J. Sims & Co. (1962-1964)Municipal Bond Division., J.P. Morgan (1957-1962).

				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.

ACP Strategic Opportunities Fund II, LLC

Board of Directors (unaudited)

James Brinton Age: 54 123 West Lancaster Ave. Wayne, PA 19087	Director	Term: Indefinite Length: Since 2007	President, Robert J. McAllister Agency, Inc. (Independent Insurance Broker) (since 1979)	ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	Quaker Investment Trust (8 series)

Interested Director(s)

Name, Age and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s)	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director or Nominee
Mr. Gary E. Shugrue Age: 54 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087	President, Chief Investment Officer and Director	Term: Indefinite Length: Since 2007 (Director) Since 2001 (President and CIO)	President & Chief Investment Officer of Ascendant Capital Partners, LP (since 2001); previously, General Partner of Argos Advisors (1988-2000).	ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC).	BHR Fund Advisors; Quaker Investment Trust (8 series)

Audit Committee

Messrs. Brinton, Connors and Andres are members of the Audit Committee of the Board.  Although the Board has not designated an Audit Committee Financial Expert, each member of the Audit Committee has significant financial industry expertise.  Messrs. Connors and Andres each have more than 40 years experience in the investment and securities industries.  Mr. Brinton has served other investment company boards and has worked in the insurance industry for more than 25 years.  All three members of the Audit Committee are disinterested persons as defined by the Investment Company Act.  The Audit Committee does not believe that adding a specific Financial Expert would materially increase the Committee’s judgment or effectiveness.

Nominating Committee.

The Nominating Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton.  The principal responsibilities of the Nominating Committee are the consideration, recommendation and nomination of candidates to fill vacancies on the Fund’s Board, if any. The Nominating Committee does not consider nominees recommended by Members. The Nominating Committee meets periodically, as necessary. Prior to the formation of the Nominating Committee in September 2007, the full Board acted as the Nominating Committee. To date, the Board, acting as the Nominating Committee, has not met in 2008.

ACP Strategic Opportunities Fund II, LLC

Board of Directors (unaudited)

It is the nominating committee’s policy to identify potential nominees based on suggestions from the President of the Fund and other members of the Board of Directors and to evaluate such persons as a committee. In addition, from time to time, the Nominating Committee may determine that it requires a Director with a particular expertise or qualification and will actively recruit such a candidate.

The nominating committee  reviews and evaluate each candidate’s  background, experience and other qualifications as well as the overall composition of the Board of Directors, and recommends to the Board for its approval the slate of Directors to be nominated for election at any annual or special meeting of the Fund’s Members at which Directors are to be elected.

The Nominating Committee considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.

ACP Strategic Opportunities Fund II, LLC

Fund Management (unaudited)

Set forth below is the name, age, position with the Fund, length of term of office, and the principal occupation for the last five years of each of the persons currently serving as Executive Officers of the Fund. Unless otherwise noted, the business address of each officer is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Name, Age and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director or Nominee
Gary Shugrue Age: 54	President, Chief Investment Officer (CIO) and Director	Term: Indefinite Length: Since 2007 (Director) Since 2001 (President and CIO)	President & Chief Investment Officer of Ascendant Capital Partners, LP. (since 2001); previously, General Partner of Argos Advisors (1988-2000).	ACP Funds Trust (2 series);ACP Strategic Opportunities Fund II, LLC).	BHR Fund Advisors; Quaker Investment Trust (8 series)
Stephanie Strid Davis Age: 38	Chief Operating Officer; Director, Client Service and Fund Administration; Chief Compliance Officer	Term: Indefinite Length: Since 2001	Director, Client Service and Fund Operations of ACP Investments, LP; previously Institutional Equity Sales, Credit Suisse First Boston	n/a	n/a

ACP Strategic Opportunities Fund II, LLC

Other Information (unaudited)

Proxy Voting Information

A description of the policies and procedures that the Master Fund uses to determine how to vote proxies relating to portfolio securities and the Master Fund’s record of actual proxy votes cast during the most recent 12-month period ended June 30th is available on the SEC’s website at www.sec.gov and may be obtained at no additional charge by calling collect 610-688-4180 or writing to ACP Strategic Opportunities Fund II, LLC, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Availability of Quarterly Portfolio Schedules

The Master Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Master Fund’s Form N-Q is available, without charge and upon request, on the SEC’s website at www.sec.gov or may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330.  The Master Fund’s Form N-Q is also available from the Master Fund, without charge and upon request, by calling collect 610-688-4180 or writing to ACP Strategic Opportunities Fund II, LLC, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Board Considerations in Approving the Management Agreement

At its December 2008 meeting, the Board unanimously determined to renew the Investment Management Agreement between Ascendant Capital Partners LP and the Master Fund (the "Management Agreement") until December 2009.  Although the Board had generally renewed the Management Agreement for a 12-month period, as permitted by the Investment Company Act, the Board determined at its March 2008 meeting to renew the Management Agreement for a six-month period and to review the Management Agreement again in December 2008.  The Board made this determination for two (2) reasons.  First, the Board determined that it would be more convenient for Board members to attend an in-person meeting (which is required to approve the Management Agreement) in December rather than March.  Second, the Board wanted to evaluate progress made by the Master Fund and the Investment Manager in adopting recommendations made by the Master Fund’s Chief Compliance Officer in the Compliance Report presented at the March 2008 Board meeting.

In reaching its determination to renew the Management Agreement for a subsequent 12-month period, the Board considered all factors it believed relevant, including (i) the nature, extent, and quality of the services to be provided to the Master Fund and its members (including the investment performance of the Master Fund); (ii) the competitiveness of the management fee and total expenses of the Master Fund; (iii) the total costs of the services to be provided by and the profits to be realized by the Investment Manager and its affiliates from the relationship with the Master Fund; (iv) the extent to which economies of scale would be realized as the Master Fund grows; and (v) whether fee levels reflect these economies of scale, if any, for the benefit of members.

ACP Strategic Opportunities Fund II, LLC

Other Information (unaudited)

In determining whether to renew the Management Agreement for the Master Fund, the Board ultimately reached a determination that the renewal of the Management Agreement and the compensation to be received under the Management Agreement is consistent with the Investment Manager’s fiduciary duty under applicable law.

The Board reviewed the Investment Manager’s Form ADV, the Investment Manager’s personnel and their qualifications, additions to the Investment Manager’s personnel, services provided to the Master Fund and to other clients, and the Master Fund's performance.   The Board considered the Investment Manager’s investment philosophy and strategy.  The Board noted that Master Fund's performance was consistent with, and, in many respects, better than, competitive fund-of-funds products.  The Board also considered the nature and extent of the Investment Manager’s supervision of third-party service providers and the Investment Manager’s compliance with the Master Fund's compliance policies and procedures.  In this regard, the Board reviewed the revised compliance manual and program prepared since the March 2008 meeting.  Based on its review, the Board concluded that the nature, extent, and quality of the services provided to the Master Fund will benefit the Master Fund's members.  The Board also considered the Investment Manager’s viability in light of its continued losses and significant market shocks.  The Board determined that the Master Fund fared better than similarly situated funds during the 2008 market decline.

The Board considered the management fee charged to the Master Fund and total expenses compared to competitive funds.  In its review of the Master Fund's total expenses, the Board considered the management fee as well as other Master Fund expenses, such as transfer agent fees, pricing and bookkeeping fees, and custodial, legal, and audit fees. Based on its review, the Board concluded that the management fee charged to the Master Fund was fair and reasonable in light of the services that the Master Fund receives and the other factors considered.

The Board considered the revenues earned and the expenses incurred by the Investment Manager in conducting the business of developing, marketing, distributing, managing, administering and servicing the Master Fund and its members.  The Board also considered the level of profits, noting that, at current asset levels, the Investment Manager did not profit from managing the Master Fund.  The Board also reviewed any fall-out benefits related to managing the Master Fund.  The Board also reviewed changes in the Investment Manager’s third-party marketing arrangements.

As the Investment Manager is not currently profitable, the Board noted that, at current asset levels, the Master Fund does not provide any economies of scale for the Investment Manager.  Similarly, the Board did not believe that fee breakpoints were appropriate.

In order to develop fully the factual basis for consideration of the Management Agreement, the Board requested additional information on several topics, including overall fees, the Master Fund’s marketing and distribution plans, and revenue sharing arrangements with third-parties.  The Board also inquired about the remaining receivable due from the Investment Manager that arose from the expense cap agreement that existed in 2006 and 2007.

ACP Strategic Opportunities Fund II, LLC

Other Information (unaudited)

Based on its evaluation of all of the conclusions noted above, and after considering all material factors, the Board ultimately concluded that the management fee structure is fair and reasonable, and that the Management Agreement with the Master Fund should be renewed.

Other Matters

The Investment Manager had agreed to reimburse certain expenses of the Master Fund (other than the management fee) to the extent those other expenses exceed 0.15% per annum of average net assets through April 30, 2007.  For the year ending December 31, 2008, the Investment Manager has paid the Master Fund $15,000 of the outstanding receivable. As of December 31, 2008, the receivable from the Investment Manager for the Master Fund totaled $55,334.  The Investment Manager has entered into an agreement with the Master Fund's Board that it intends to repay all outstanding expense reimbursement accruals in order that the balances will be zero by December 31, 2011 if not sooner. The receivable occurred principally as a result of a one time accrual required to settle the final payments due to the Master Fund's former administrator.

ACP Funds Trust

ACP Advantage Strategic Opportunities Fund

ACP Institutional Series Strategic Opportunities Fund

Financial Statements for the Period Ended
June 30, 2008
(unaudited)

ACP Funds Trust

For the Period Ended
June 30, 2008

Page

Statements of Assets and Liabilities	1

Statements of Operations	2

Statements of Changes in Net Assets	3

Statements of Cash Flows	4

Financial Highlights	5-6

Notes to the Financial Statements	7-14

Board of Trustees	15-17

Other Information (unaudited)	18-19

Financial Statements of ACP Strategic Opportunities Fund II, LLC	Tab I

ACP Funds Trust

Statements of Assets and Liabilities
June 30, 2008 (unaudited)

	ACP Advantage Strategic Opportunities Fund	ACP Institutional Series Strategic Opportunities Fund
Assets:
Investments in ACP Strategic Opportunities Fund II, LLC at fair value (cost, $10,729,462 and $13,567,335, respectively)	$12,012,573	$14,724,145
Receivable from Investment Manager	17,616	24,916
Investments in ACP Strategic Opportunities Fund II, LLC paid in advance	-	150,000
Total assets	12,030,189	14,899,061

Liabilities:
Due to ACP Strategic Opportunities Fund II, LLC	12,959	11,315
Contributions received in advance	-	150,000
Withdrawals payable	2,917,947	858,481
Professional fees	17,979	18,157
Accounting and administration fees	1,000	1,000
Distribution and shareholder service fees	29,093	-
Other expenses	116	116
Total liabilities	2,979,094	1,039,069
Net assets	$9,051,095	$13,859,992

Components of Net Assets:
Paid-in Capital	$8,022,152	$12,849,866
Accumulated net investment loss	(352,574)	(220,745)
Accumulated net realized gain on investments	243,982	195,382
Net unrealized appreciation on investments	1,137,535	1,035,489
Net Assets	$9,051,095	$13,859,992

Shares issued and outstanding (100,000,000 shares authorized per Fund)	664,601	1,000,246

Net asset value, offering and redemption price per share	$13.62	$13.86

The accompanying notes are an integral part of these financial statements.

1

ACP Funds Trust

Statements of Operations
For the Period Ended June 30, 2008 (unaudited)

	ACP Advantage Strategic Opportunities Fund	ACP Institutional Series Strategic Opportunities Fund
Net investment loss allocated from ACP Strategic Opportunities Fund II, LLC:
Interest	$5,927	$6,268
Expenses	(132,046)	(140,591)
Net investment loss allocated from ACP Strategic Opportunities Fund II, LLC	(126,119)	(134,323)

Fund expenses:
Professional fees	32,565	32,177
Accounting and administration fees	6,000	6,000
Distribution and shareholder servicing fees	55,702	-
Other expenses	1,271	1,183
Total fund expenses	95,538	39,360
Net investment loss	(221,657)	(173,683)

Realized and unrealized gains on investments allocated from ACP Strategic
Opportunities Fund II, LLC:
Net realized gains from investments	91,373	111,998
Net change in unrealized appreciation of investments	38,817	49,587
Net realized and unrealized gains on investments allocated from ACP
Strategic Opportunities Fund II, LLC	130,190	161,585

Net decrease in net assets resulting from operations	$(91,467)	$(12,098)

The accompanying notes are an integral part of these financial statements.

2

ACP Funds Trust

Statements of Changes in Net Assets

	ACP Advantage Strategic Opportunities Fund	ACP Institutional Series Strategic Opportunities Fund

Net assets at December 31, 2006	$5,870,704	$4,975,640
Accumlated Net Investment Loss	$-	$-

Operating activities
Net investment loss	$(257,036)	$(155,029)
Net realized gains from investments	260,490	224,282
Net increase in unrealized appreciation on investments	856,078	729,089
Net increase in net assets resulting from operations	859,532	798,342

Distributions to shareholders
Net investment income	-	(26,357)
Realized gains	(79,665)	(76,851)
Total distributions to shareholders	(79,665)	(103,208)

Capital share transactions
Proceeds from shares issued	4,326,396	3,459,000
Distribution reinvestment	79,665	103,208
Redemptions paid	(658,776)	(297,412)
Increase in net assets from capital share transactions	3,747,285	3,264,796

Total Increase in net assets	4,527,152	3,959,930

Net assets at December 31, 2007	$10,397,856	$8,935,570

Accumlated Net Investment Loss	$(257,036)	$(181,386)

Operating activities
Net investment loss	$(221,657)	$(173,683)
Net realized gains from investments	91,373	111,998
Net increase in unrealized appreciation on investments	38,817	49,587
Net decrease in net assets resulting from operations	(91,467)	(12,098)

Distributions to shareholders
Net investment income	-	-
Realized gains	-	-
Total distributions to shareholders	-	-

Capital share transactions
Proceeds from shares issued	1,662,653	5,795,000
Distribution reinvestment	-	-
Redemptions paid	(2,917,947)	(858,480)
(Decrease), Increase respectively in net assets from capital share transactions	(1,255,294)	4,936,520

Total (Decrease), Increase repectively in net assets	(1,346,761)	4,924,422

Net assets at June 30, 2008	$9,051,095	$13,859,992

Accumlated Net Investment Loss	$(478,693)	$(355,069)

The accompanying notes are an integral part of these financial statements.

3

ACP Funds Trust

Statements of Cash Flows
For the Period Ended June 30, 2008 (unaudited)

Cash flows from operating activities:	ACP Advantage Strategic Opportunities Fund	ACP Institutional Series Strategic Opportunities Fund
Net decrease in net assets resulting from operations	$(91,467)	$(12,098)
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Cost of shares of ACP Strategic Opportunities Fund II, LLC purchased	(1,662,653)	(5,795,000)
Proceeds from withdrawals of interest in ACP Strategic Fund II, LLC	77,607	27,567
Total investment gain allocated from ACP Strategic Opportunities Fund II, LLC	(4,071)	(27,262)
Decrease in investments in ACP Strategic Opportunities Fund II, LLC in advance	-	1,100,000
Decrease in receivable from Investment Manager	5,000	5,000
Increase in due to ACP Strategic Opportunities Fund II, LLC	11,959	10,315
Increase in professional fees payable	229	408
Increase in distribution and shareholder servicing fees payable	3,750	-
Decrease in other expenses payable	(3,007)	(3,930)
Net cash used in operating activities	(1,662,653)	(4,695,000)
Cash flows from financing activities:
Subscriptions (net of contributions received in advance)	1,662,653	4,695,000
Redemptions (net of change in withdrawals payable)	-	-
Net cash provided by financing activities	1,662,653	4,695,000

Net change in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-

The accompanying notes are an integral part of these financial statements.

4

ACP Funds Trust

Financial Highlights

	ACP Advantage Strategic Opportunities Fund

	For the Period
	January 1,
	2008 through		For the Year Ended December 31,
	June 30, 2008	(f)	2007		2006		2005		2004
NET ASSET VALUE, Beginning of Period	$13.78		$12.52		$11.80		$11.28		$10.66

Investment operations
Net investment loss	(0.11)	(a)	(0.42)	(a)	(0.31)	(a)	(0.28)	(a)	(0.30)	(a)
Net realized and unrealized gains on investment transactions	(0.05)		1.79		1.11		0.86		0.92
Total from investment operations	(0.16)		1.37		0.80		0.58		0.62

Distributions to Shareholders
Net investment income	-		-		(0.02)		-	(b)	-	(b)
Realized gains	-		(0.11)		(0.06)		(0.06)		-
Total distributions to shareholders	-		(0.11)		(0.08)		(0.06)		-

NET ASSET VALUE, End of Period	$13.62		$13.78		$12.52		$11.80		$11.28

RATIOS / SUPPLEMENTAL DATA

Ratios to Average Net Assets: (c)
Net investment loss	(1.67)%	(e)	(3.21)%		(2.54)%		(2.42)%		(2.71)%
Expenses, net of reimbursements/waiver of fees	1.69%	(e)	3.58%		2.98%		2.55%		2.75%
Expenses, excluding reimbursement/waiver of fees	1.69%	(e)	3.80%		5.84%		13.34%		17.48%

TOTAL RETURN	(1.17)%		10.94%		6.06%		4.61%		5.82%

PORTFOLIO TURNOVER RATE (d)	6%		12%		11%		35%		15%

Net Assets End of Period	$9,051,095		$10,397,856		$5,870,704		$885,576		$644,825

____________________
(a) Calculated using average shares outstanding during the period.
(b) Less than ($0.01) per share.
(c) Includes net investment loss and expenses allocated from ACP Strategic Opportunities Fund II, LLC.
(d) Calculated based on investment activity of ACP Strategic Opportunities Fund II, LLC
(e) Annualized for periods less than one year year.
(f) Unaudited

5

ACP Funds Trust

Financial Highlights

	ACP Institutional Series Strategic Opportunities Fund

	For the Period
	January 1,
	2008 through		For the Year Ended December 31,
	June 30, 2008	(e)	2007		2006		2005		2004
NET ASSET VALUE, Beginning of Period	$13.95		$12.60		$11.80		$11.15		$10.49

Investment operations
Net investment loss	(0.04)	(a)	(0.29)	(a)	(0.18)	(a)	(0.16)	(a)	(0.18)	(a)
Net realized and unrealized gains on
investment transactions	(0.05)		1.80		1.11		0.85		0.90
Total from investment operations	(0.09)		1.51		0.93		0.69		0.72

Distributions to Shareholders
Net investment income	-		(0.04)		(0.05)		(0.02)		(0.06)
Realized gains	-		(0.12)		(0.08)		(0.02)		-
Total distributions to shareholders	-		(0.16)		(0.13)		(0.04)		(0.06)

NET ASSET VALUE, End of Period	$13.86		$13.95		$12.60		$11.80		$11.15

RATIOS / SUPPLEMENTAL DATA

Ratios to Average Net Assets: (b)
Net investment loss	(0.66)%	(d)	(2.24)%		(1.46)%		(1.42)%		(1.72)%
Expenses, net of reimbursements/waiver of fees	0.66%	(d)	2.60%		1.89%		1.54%		1.75%
Expenses, excluding reimbursement/waiver of fees	0.66%	(d)	2.86%		5.29%		10.59%		42.79%

TOTAL RETURN	(0.64)%		11.95%		6.80%		5.83%		6.29%

PORTFOLIO TURNOVER RATE (c)	6%		12%		11%		35%		15%

Net Assets End of Period	$13,859,992		$8,935,570		$4,975,640		$1,207,675		$112,071

____________________
(a) Calculated using average shares outstanding during the period.

(b) Includes net investment loss and expenses allocated from ACP Strategic Opportunities Fund II, LLC.

(c) Calculated based on investment activity of ACP Strategic Opportunities Fund II, LLC

(d) Annualized for periods less than one year year.

(e) Unaudited

6

ACP Funds Trust

Notes to Financial Statements

1.           Organization and Investment Objective

ACP Funds Trust (the “Trust”), a Delaware Statutory Trust, is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company with two active series. The financial statements included herein are those of the ACP Advantage Strategic Opportunities Fund and ACP Institutional Series Strategic Opportunities Fund (each a “Fund” and together the “Funds”). Each Fund has only one class of beneficial interest that may be issued in an unlimited number of shares.

Shares of the Funds of the Trust represent equal pro-rata interests in such Trust, except that each Fund bears different expenses that reflect the difference in the range of services provided to them.

The Funds issue shares only in transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Only “accredited investors,” as defined in Regulation D under the Securities Act, may invest in the Funds. Shares of the Funds have not been registered under the Securities Act or the securities laws of any state and are subject to restrictions on transferability and resale.

The board of trustees of the Trust (the “Board of Trustees”) has overall responsibility to manage and control the business affairs of the Funds, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Funds’ business. The Board of Trustees exercises the same powers, authority and responsibilities on behalf of the Trust as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The Board of Trustees of the Funds consists of the same persons as the Board of Directors of the ACP Strategic Opportunities Fund II, LLC (the “Master Fund”).

The investment objective of the Funds is to achieve an absolute return in excess of the long-term return of the U.S. equity market. The Funds attempt to achieve this objective by investing substantially all of their assets in the Master Fund, which has the same investment objective as the Funds. The Master Fund will primarily invest its assets among a select group of non-registered funds (“Underlying Funds”) whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

Ascendant Capital Partners, LP, (the “Investment Manager”) serves as the investment manager to each of the Funds and as the investment manager to the Master Fund. The Investment Manager is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisors Act of 1940, as amended. The financial statements of the Master Fund, including the Schedule of Investments, are attached to this report and should be read with the Funds’ financial statements. The percentages of the Master Fund owned by Advantage Strategic Opportunities Fund and Institutional Series Strategic Opportunities Fund at June 30, 2008 were 26.53% and 32.52%, respectively.

7

ACP Funds Trust

Notes to Financial Statements

2.           Significant Accounting Policies

Basis of presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars. The following is a summary of significant accounting and reporting policies used in preparing the financial statements.

Investment Valuation – Investments in Underlying Fund

Valuation of each Fund’s interest in the Master Fund is based on the investment in Underlying Funds held by the Master Fund. The Master Fund values interests in the Underlying Funds at fair value, which ordinarily is the value determined by their respective investment managers, in accordance with procedures established by their respective general partners. Investments in Underlying Funds are subject to the terms of the Underlying Funds’ offering documents. Valuations of the Underlying Funds may be subject to estimates and are net of management and performance incentive fees or allocations payable to the Underlying Funds’ managers as required by the Underlying Funds’ offering documents. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed and the differences could be material. The accounting policies of the Master Fund, including the valuation of securities held by the Master Fund, will directly affect the Funds and are discussed in the Notes to Financial Statements of the Master Fund attached to this report.

Net Asset Valuation

The net asset value of each Fund is equal to that Fund’s proportionate interest in the net assets of the Master Fund, plus any cash or other assets of each Fund minus all liabilities (including accrued expenses) for each Fund. The net asset value per share of each Fund is calculated at the end of each allocation period, which is generally the last day of each month. It is computed by dividing the assets of each Fund, less its liabilities, by the number of outstanding shares of each Fund.

Allocation from Master Fund

As required by accounting principles generally accepted in the United States of America, each Fund records its allocated portion of income, expense, realized gains and losses and unrealized gains and losses from the Master Fund.

8

ACP Funds Trust

Notes to Financial Statements

2.           Significant Accounting Policies (continued)

Tax Basis reporting

Because the Master Fund invests primarily in investment funds that are treated as partnerships for U.S. Federal tax purposes, the tax character of each Fund’s allocated earnings is established dependent upon the tax filings of the Underlying Funds. Accordingly, the tax basis of these allocated earnings and the related balances are not available as of the reporting date. As such, the components of net assets in the statements of assets and liabilities have not been adjusted to reflect these amounts, and certain other tax basis disclosures have not been made.

Effective June 29, 2007, the Fund implemented FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective on the last business day of the first required financial reporting period for fiscal years beginning after December 15, 2006. Management has concluded that as of June 30, 2008, there are no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure.

The Fund files U.S. federal and New York, Pennsylvania, Georgia, and New Jersey state tax returns.  No income tax returns are currently under examination.  The Fund’s U.S. federal tax and state returns remain open for examination for the years ended December 31, 2004 through December 31, 2007.

Fund Level Income and Expenses

Interest income on any cash or cash equivalents held by a Fund and not invested into the Master Fund will be recognized on the accrual basis. Expenses that are specifically attributed to one of the Funds are charged to that Fund.  Common expenses of the Trust are allocated among the Funds on the basis of relative net assets.  In addition, each Fund also bears its proportionate share of the expenses of the Master Fund. Because each Fund bears its proportionate share of the management fees of the Master Fund, the Funds do not pay any additional compensation directly to the Investment Manager. See Note 3 for discussion of distribution and shareholder servicing fees.

The Investment Manager agreed to reimburse certain expenses (other than the Management Fee) to the extent those other expenses exceed 0.15% per annum of average net assets through April 30, 2007 for ACP Institutional Series Strategic Opportunities Fund and 1.65% per annum of average net assets through April 30, 2007 for ACP Advantage Strategic Opportunities Fund.  For the period ending June 30, 2008, the Investment Manager has paid each Fund $5,000 of the outstanding receivable. As of the period ending

9

ACP Funds Trust

Notes to Financial Statements

2.           Significant Accounting Policies (continued)

June 30, 2008, the receivable from the Investment Manager for the Funds totaled $17,616 and $24,916 respectively. The Investment Manager has entered into an agreement with the Trust’s Board to repay all outstanding expense reimbursement accruals in order that the balances will be zero by December 31, 2008.  The receivable occurred principally as a result of a one time accrual required to settle the final payments due to the Trust's former administrator.

Dividends and Distributions

The Funds pay distributions of net income annually. Any net realized capital gains on sales of securities are distributed to shareholders at least annually.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

3.           Transactions with Affiliates

Certain officers of the Trust and of the Funds are also officers of the Investment Manager. Such officers are paid no fees by the Trust or the Funds for serving as officers and trustees of the Trust or the Funds. The ACP Advantage Strategic Opportunities Fund has adopted a Distribution and Shareholder Services Plan applicable to its shares that provides for annual distribution and shareholder services fees of 1.00%. The ACP Institutional Series Strategic Opportunities Fund does not have any annual distribution or shareholder services fees.

4.           Federal Income Taxes.

Each Fund is classified as a separate taxable entity for Federal income tax purposes. Each Fund intends to continue to qualify as a separate regulated investment company under the Internal Revenue Code and make the requisite distributions to shareholders that will be sufficient to relieve it from Federal income tax. Therefore, no Federal tax provision has been made. Distributions to shareholders are based on ordinary income and long-term capital gains as determined in accordance with federal income tax regulations, which may differ from income and net realized capital gains determined under accounting principles generally accepted in the United States of America. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, adjustments will be made to the appropriate equity accounts in the year that the differences arise.  For Federal income tax purposes, any capital loss carry forwards may be carried forward and applied against future capital gains.

10

ACP Funds Trust

Notes to Financial Statements

5.           Risk Factors

An investment in any of the Funds involves significant risks that should be carefully considered prior to investment and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Master Fund intends to invest substantially all of its available capital in securities of unregistered investment companies. These investments will generally be restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Master Fund may not be able to resell some of its investment holdings for extended periods, which may be several years. No guarantee or representation is made that the investment objective will be met.

6.           Redemptions and Repurchase of Shares.

Each of the Funds is registered as a closed-end fund. Unlike an open-end mutual fund, no shareholder or other person holding shares will have the right to require a Fund to redeem those shares or portion thereof. With very limited exceptions, shares of the Funds are not transferable. There is no public market for the shares, and none is expected to develop. Consequently, shareholders may not be able to liquidate their investment other than as a result of repurchases of shares by the Funds The Board of Trustees may, from time to time and in their sole discretion, cause any or all of the Funds to repurchase shares from shareholders pursuant to written tenders by shareholders at such times and on such terms and conditions as established by the Board of Trustees. In determining whether a Fund should offer to repurchase shares, the Board of Trustees will consider the recommendation of the Investment Manager. The Investment Manager expects that it will generally recommend to the Board of Trustees that the Funds offer to repurchase Shares from shareholders twice each year, effective June 30 and December 31.
11

ACP Funds Trust

Notes to Financial Statements

7.           Capital Stock Transactions

Transactions in shares were as follows:

	ACP Advantage Strategic Opportunities Fund
	Period Ended June 30, 2008	Year Ended December 31, 2007

Number of shares issued	124,278	329,779
Number of shares redeemed	(214,240)	(50,135)
Number of shares reinvested	-	5,832
Net increase in shares outstanding	(89,962)	285,476
Shares outstanding, beginning of year	754,563	469,087
Shares outstanding, end of year	664,601	754,563

On June 30, 2008, one shareholder held approximately 6% of the outstanding shares of the Fund.  Some of the shareholders are comprised of omnibus accounts, which are held on behalf of several individual shareholders.

	ACP Institutional Series Strategic Opportunities Fund
	Period Ended June 30, 2008	Year Ended December 31, 2007

Number of shares issued	421,447	261,226
Number of shares redeemed	(61,940)	(22,790)
Number of shares reinvested	-	7,468
Net increase in shares outstanding	359,507	245,904
Shares outstanding, beginning of year	640,739	394,835
Shares outstanding, end of year	1,000,246	640,739

On June 30, 2008, three shareholders of ACP Institutional Series Opportunities Fund held approximately 38% of the outstanding shares of the Fund. Some of the shareholders are comprised of omnibus accounts, which are held on behalf of several individual shareholders.

12

ACP Funds Trust

Notes to Financial Statements

8.           Guarantees

In the normal course of business, the Funds enter into contracts that provide general indemnifications. The Funds’ maximum exposure under these agreements is dependent on future claims that may be made against the Funds, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

9.           Recent Accounting Pronouncements

SFAS No. 157

The Portfolio adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”), effective January 1, 2008. In accordance with FAS 157, fair value is defined as the price that the Fund would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market of the investment. FAS 157 established a three-tier hierarchy to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to

SFAS No. 157 (continued)

measure fair value including such a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The three-tier hierarchy of inputs is summarized in the three broad Levels listed below.

•	Level 1 – Quoted prices in active markets for identical investments
•	Level 2 – Other significant observable inputs (including, but not limited to quoted prices for similar investments, interest rates, prepayment speeds, or credit risk).
•	Level 3 – significant unobservable inputs (including the Portfolio’s own assumptions in determining the fair value of investments).

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

13

ACP Funds Trust

Notes to Financial Statements

9.           Recent Accounting Pronouncements (continued)

The following is a summary of the inputs used as of June 30, 2008 in valuing the Master Fund’s investments carried at value:

Valuation Inputs	Investments in Securities
Level 1 – Quoted Prices	$3,304,168
Level 2 – Other Significant Observable Inputs	-
Level 3 – Significant Unobservable Inputs	39,960,260
Total	$43,264,428

The following is a reconciliation of Level 3 assets (at either the beginning or the ending of the period) for which significant unobservable inputs were used to determine fair value.

Investments in Securities
Balance as of 12/31/2007	$34,350,648
Accrued Accretion / (Amortization)	-
Change in Unrealized Appreciation / (Depreciation)	109,612
Net Purchase / (Sales)	5,500,000
Transfers In / (Out) of Level 3	-

Balance as of 6/30/2008	$39,960,260

10.           Subsequent Event

For the period from July 1, 2008 through August 15, 2008, shareholders of ACP Advantage Strategic Opportunities Fund contributed $267,000 to the Partnership.

For the period from July 1, 2008 through August 15, 2008, shareholders of ACP Institutional Series Strategic Opportunities Fund contributed $1,283,481 to the Partnership, of which $150,000 was received prior to June 30, 2008.

14

ACP Funds Trust

Board of Trustees (unaudited)

The identity of the members of the Board (each, a “Trustee”) and brief biographical information is set forth below. The Statement of Additional Information includes additional information about the Trustees and is available upon request.

Independent Trustees

Name, Age and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s)	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships held by Trustee or Nominee
John Connors Age: 68 100 Matsonford Road Building 5, suite 520 Radnor, PA 19087	Trustee	Term: Indefinite Length: Since 2002
Portfolio Manager, Guyasuta Investment Advisors (Since 12/2000); previously, Portfolio Manager, Delaware Investments. N/A (1977-2000); portfolio manager Mellon Bank (1967-1977); Financial Analyst IBM (10/65-6/67)
				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.

Robert Andres Age: 68 Andres Capital Management 11 Twin Creek Lane Berwyn, PA 19312	Trustee	Term: Indefinite Length: Since 2004
Senior Vice-President, Chief Investment Strategist, Envestnet/PMC (present)
President, Andres Capital Management (2007-2008); previously, Haverford Trust (2005-2007); Martindale Andres & Co. (1989-1994); President, Merrill Lynch Mortgage Capital (1970-1987);National Sales Manager, Municipal Securities, Kidder Peabody (1968-1970); Herbert J. Sims & Co. (1962-1964)Municipal Bond Division., J.P. Morgan (1957-1962).
				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.

James Brinton Age: 53 123 West Lancaster Ave. Wayne, PA 19087	Trustee	Term: Indefinite Length: Since 2007	President, Robert J. McAllister Agency, Inc. (Independent Insurance Broker) (since 1979)	ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	Quaker Investment Trust (8 series).

15

ACP Funds Trust

Board of Trustees (unaudited)

Interested Director(s)

Name, Age and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s)	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships held by Trustee or Nominee
Mr. Gary Shugrue Age: 53 1235 Westlake Drive Suite 130 Berwyn, PA 19312	President, Chief Investment Officer and Trustee	Term: Indefinite Length: Since 2007 (Director) Since 2001 (President and CIO)	President & Chief Investment Officer of Ascendant Capital Partners, LP. (since 2001); previously, General Partner of Argos Advisors (1988-2000).	ACP Funds Trust (2 series);ACP Strategic Opportunities Fund II, LLC).	BHR Fund Advisors.

Audit Committee

Messrs. Brinton, Connors and Andres are members of the Audit Committee of the Board.  Although the Board has not designated an Audit Committee Financial Expert, each member of the Audit Committee has significant financial industry expertise.  Messrs. Connors and Andres each have more than 40 years experience in the investment and securities industries.  Mr. Brinton has served other investment company boards and has worked in the insurance industry for more than 25 years.  All three members of the Audit Committee are disinterested persons as defined by the Investment Company Act.  The Audit Committee does not believe that adding a specific Financial Expert would materially increase the Committee’s judgment or effectiveness.

Nominating Committee.

The Nominating Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton.  The principal responsibilities of the Nominating Committee are the consideration, recommendation and nomination of candidates to fill vacancies on the Fund’s Board, if any. The Nominating Committee does not consider nominees recommended by Members. The Nominating Committee meets periodically, as necessary. Prior to the formation of the Nominating Committee in September 2007, the full Board acted as the Nominating Committee. To date, the Board, acting as the Nominating Committee, has not met in 2008.

16

ACP Funds Trust

Board of Trustees (unaudited)

It is the nominating committee’s policy to identify potential nominees based on suggestions from the President of the Fund and other members of the Board of Directors and to evaluate such persons as a committee. In addition, from time to time, the Nominating Committee may determine that it requires a Director with a particular expertise or qualification and will actively recruit such a candidate.

The nominating committee  reviews and evaluate each candidate’s  background, experience and other qualifications as well as the overall composition of the Board of Directors, and recommends to the Board for its approval the slate of Directors to be nominated for election at any annual or special meeting of the Fund’s Members at which Directors are to be elected.

The Nominating Committee considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.

17

ACP Funds Trust

Other Information (unaudited)

Proxy Voting Information.

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and the Funds record of actual proxy votes cast is available at www.sec.gov and may be obtained at no additional charge by calling collect 610-993-9999 or writing: ACP Strategic Opportunities Fund II, LLC, 1235 Westlakes Drive, Suite 130, Berwyn, Pennsylvania 19312.

Availability of Quarterly Portfolio Schedules.

The Funds file their complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Form N-Q is available, without charge and upon request, on the SEC’s website at www.sec.gov or may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the Public Reference Room may be obtained by calling (800) SEC-0330.

Board Approval of Investment Management Agreement and Management Fees.

Each year, typically in March, the Board votes on the renewal of the Investment Management Agreement. At its March 2007 meeting, the Board unanimously determined to renew the Investment Management Agreement. In reaching its determination, the Board considered all factors it believed relevant, including (i) the nature, extent, and quality of the services to be provided to the fund and its shareholders (including the investment performance of the fund); (ii) the competitiveness of the management fee and total expenses of the fund; (iii) the total costs of the services to be provided by and the profits to be realized by the investment adviser and its affiliates from the relationship with the fund; (iv) the extent to which economies of scale would be realized as the fund grows; and (v) whether fee levels reflect these economies of scale, if any, for the benefit of fund shareholders.

In determining whether to renew the Investment Management Agreement for the fund, the Board ultimately reached a determination that the renewal of the Investment Management Agreement and the compensation to be received under the Investment Management Agreement is consistent with the Investment Manager’s fiduciary duty under applicable law.

Other Matters

In July 2006 the Fund terminated its fund administration agreement with its former administrator, PFPC, Inc. (“PFPC”).  In November 2006 PFPC made demands on the Fund for certain amounts outstanding and threatened litigation if such amounts were not paid.  The Investment Manager indicated that in the event the Funds paid PFPC, the Investment Manager may not have had sufficient resources to honor its expense reimbursement agreement, which may have resulted in violations of the 1940 Act.  On February 6, 2007, Investment Manager, in

18

ACP Funds Trust

Other Information (unaudited)

Other Matters (continued)

compliance with its expense reimbursement agreement, reimbursed the Fund $178,003. PFPC has indicated that it has no further claims against the Fund.

Nature, Extent, and Quality of Services Provided

The Board reviewed the Investment Adviser’s Form ADV, changes to the Investment Adviser’s personnel and their qualifications, changes in the firm’s capital structure, services provided to the fund and to other clients, and fund performance. The Board considered the Investment Adviser’s staff reductions given the assets under management. The Board also reviewed the changes to the fund’s administrator. The Board considered the Investment Adviser’s investment philosophy and strategy. The Board noted that fund performance was consistent with competitive fund-of-funds products. The Board also considered the nature and extent of the Investment Adviser’s supervision of third party service providers and the Investment Adviser’s compliance with the fund's compliance policies and procedures. Based on its review, the Board concluded that the nature, extent, and quality of the services provided to the fund will benefit the fund's shareholders.

Competitiveness of Management Fee and Total Fund Expenses

The Board considered the fund's management fee and total expenses compared to competitive funds. In its review of the fund's total expenses, the Board considered the fund's management fee as well as other fund expenses, such as transfer agent fees, pricing and bookkeeping fees, and custodial, legal, and audit fees. The Board also noted the effects of any waivers and reimbursements on fees and expenses. The Board noted that the Investment Adviser would discontinue its expense reimbursement agreement, although total fees would remain competitive. Based on its review, the Board concluded that the fund's management fee was fair and reasonable in light of the services that the fund receives and the other factors considered.

Costs of the Services and Profitability.

The Board considered the revenues earned and the expenses incurred by the Investment Adviser in conducting the business of developing, marketing, distributing, managing, administering and servicing the fund and its shareholders. The Board also considered the level of profits, noting that, at current asset levels, the Investment Adviser did not profit from managing the funds. The Board also reviewed any fall-out benefits related to managing the fund.

Economies of Scale

The Board noted that, at current asset levels, the fund did not provide any economies of scale for the Investment Adviser. The Board did not believe that fee breakpoints were appropriate.

19

ACP Strategic Opportunities
        Fund II, LLC

Financial Statements For the Period
Ended June 30, 2008
(unaudited)

ACP Strategic Opportunities Fund II, LLC

For the Period Ended
June 30, 2008

Page

Schedule of Investments	1

Statement of Assets, Liabilities and Members' Capital	2

Statement of Operations	3

Statement of Changes in Members' capital	4

Statement of Cash Flows	5

Financial Highlights	6

Notes to the financial statements	7 - 15

Board of Directors (unaudited)	16 - 18

Fund Management (unaudited)	19

Other Information (unaudited)	20

ACP Strategic Opportunities Fund II, LLC

Schedule of Investments - June 30, 2008 (unaudited)

Investments	Percentage of Member's Capital	Fair Value
Underlying Funds
Long/Short Equity ^#

Consumer
Tiedemann/Falconer Partners, L.P. (cost $2,000,000)	5.7%	$2,579,876
Zeke, L.P. (cost $1,090,000)	3.1%	1,401,571
	8.8%	3,981,447
Financial Services
Castine Partners, L.P. (cost $3,000,000)	8.1%	3,669,912

Large Cap Value
Aristos Capital, L.P. (cost $1,000,000)	2.3%	1,035,469
Healy Circle Partners, L.P. (cost $1,808,000)	6.6%	2,997,259
	8.9%	4,032,728
Mid Cap Growth
Bull Path I Fund, L.P. (cost $2,050,000)	5.2%	2,363,046
JetStream Global Institutional Fund, L.P. (cost $1,500,000)	6.0%	2,714,945
Redstone Investors, L.P. (cost $1,400,000)	4.7%	2,135,466
	15.9%	7,213,457
Natural Resources
Hard Assets Partners, L.P. (cost $2,000,000)	6.0%	2,731,309
Harpswell Capital Partners, L.P. (cost $1,000,000)	2.1%	950,611
	8.1%	3,681,920
Small Cap Growth
Akahi Fund, L.P. (cost $2,500,000)	5.8%	2,641,972
Bluefin Investors, L.P. (cost $2,500,000)	6.4%	2,884,535
	12.2%	5,526,507
Small Cap Value
Odyssey Value Partners, L.P. (cost $1,500,000)	3.1%	1,382,876
Rivanna Partners, L.P. (cost $2,500,000)	6.9%	3,101,550
	10.0%	4,484,426
Technology
Brightfield Partners, L.P. (cost $2,190,000)	5.7%	2,574,836
Connective Capital I, L.P. (cost $2,250,000)	6.1%	2,758,280
STG Capital Partners, L.P. (cost $2,000,000)	4.5%	2,036,747
	16.3%	7,369,863

Total Long/Short Equity (cost $32,288,000)*	88.3%	39,960,260

Money Market:
Federated Treasury Obligations Fund (cost $3,304,168)	7.3%	3,304,168
Total Money Market (cost $3,304,168)*	7.3%	3,304,168

Total Investments in Underlying Funds (cost $35,592,168)*	95.6%	$43,264,428
Other Assets and Liabilities	4.4%	2,006,894
Members' Capital	100.0%	$45,271,322

# - Non-income producing securities
^ - Securities in private placement transactions and as such are restricted as to resale. Total cost and fair value of restricted securities as of June 30, 2008 was $32,288,000 and $39,960,260 respectively.
* - Cost for Federal income tax purposes is the same as for financial statement purposes. Net unrealized appreciation (depreciation) consists of:

Gross Unrealized Appreciation	$7,838,773
Gross Unrealized Depreciation	(166,513)
Net Unrealized Appreciation	$7,672,260

The accompanying notes are an integral part of these financial statements.

1

ACP Strategic Opportunities Fund II, LLC

Statement of Assets, Liabilities and Members' Capital
June 30, 2008 (unaudited)

Assets:
Investments in underlying funds, at fair value (cost, $35,592,168)	$43,264,428
Receivables:
Redemption from underlying fund	2,344,418
Receivable from Investment Manager	55,334
Due from affiliates	24,274
Dividends	4,674
Other assets	20,579

Total assets	45,713,707

Liabilities:
Contributions received in advance	150,000
Withdrawals payable	71,799
Accrued expenses:
Management Fees	161,577
Professional fees	39,100
Directors' Fees	9,875
Accounting and administration fees	5,692
Custody fees	3,761
Other Accrued Expenses	581

Total liabilities	442,385

Members' capital	$45,271,322

Members' capital
Represented by:
Capital contributions (net)	$37,418,642
Accumulated net investment loss	(1,902,752)
Accumulated net realized gain on investments	2,083,172
Net unrealized appreciation on investments	7,672,260

Members' capital	$45,271,322

Units Outstanding (100,000,000 units authorized)	3,093,192

Net Asset Value per Unit (offering and redemption price per unit)	$14.64

The accompanying notes are an integral part of these financial statements.

2

ACP Strategic Opportunities Fund II, LLC

Statement of Operations
For the Period Ended June 30, 2008 (unaudited)

Investment Income
Dividends	21,872
Other	6
Total investment income	21,878

Expenses
Investment management fee	308,179
Professional fees	109,573
Accounting and administration fees	30,818
Board of Directors fees	15,375
Insurance expense	9,250
Custody fees	2,843
Other expenses	9,825
Total expenses	485,863

Net investment loss	(463,985)

Realized and unrealized gain from investments
Net realized gain from investments in underlying funds	344,900
Net increase in unrealized appreciation on investments in underlying funds	109,612
Net realized and unrealized gain from investments	454,512

Decrease in members' capital resulting from operations	$(9,473)

The accompanying notes are an integral part of these financial statements.

3

ACP Strategic Opportunities Fund II, LLC

Statement of Changes in Members' Capital

	(unaudited) For the Period Ended June 30, 2008	For the Year Ended December 31, 2007
Members' capital - beginning of year	$37,450,115	$27,129,830
Capital contributions	8,007,653	9,053,753
Capital withdrawals	(176,973)	(2,575,530)
Net investment loss	(463,985)	(593,356)
Net realized gain from investments in underlying funds	344,900	975,721
Net increase in unrealized appreciation on investments in underlying funds	109,612	3,459,697

Members' capital - end of year	$45,271,322	$37,450,115

The accompanying notes are an integral part of these financial statements.

4

ACP Strategic Opportunities Fund II, LLC

Statement of Cash Flows
For the Period Ended June 30, 2008 (unaudited)

Cash flows from operating activities:
Net decrease in members' capital resulting from operations	$(9,473)
Adjustments to reconcile net increase in partners' capital resulting from operations to net cash used in operating activities:
Cost of investments in underlying funds purchased	(7,500,000)
Proceeds from redemptions of investments in underlying funds	2,344,900
Net realized gain from investments in underlying funds	(344,900)
Net change in unrealized appreciation on investments in underlying funds	(109,612)
Net purchase of money market fund	(1,416,110)
Decrease in receivable for redemption of underlying funds	269,569
Decrease in receivable from Investment Manager	15,000
Increase in dividends and interest receivable	(1,118)
Increase in other assets	(9,462)
Increase in due from affiliates	(22,274)
Decrease in accrued professional fees payable	(21,400)
Increase in accounting and administration fees payable	1,004
Increase in management fees payable	161,577
Increase in custody fees payable	1,177
Increase in Board of Director's fees payable	9,875
Increase in other accrued expenses	581

Net cash used in operating activities	(6,630,666)

Cash flows from financing activities:
Capital contributions received (net of contributions received in advance)	6,907,653
Capital withdrawals paid (net of change in withdrawals payable)	(526,166)

Net cash provided by financing activities	6,381,487

Net decrease in cash	(249,179)
Cash at beginning of year	249,179
Cash at end of year	$-

The accompanying notes are an integral part of these financial statements.

5

ACP Strategic Opportunities Fund II, LLC

Financial Highlights

	For the Period January 1, 2008 through		For the Year Ended December 31,
	June 30, 2008	(c)	2007		2006		2005		2004
NET ASSET VALUE, Beginning of Year	$14.68		$13.07		$12.10		$11.39		$10.64

INVESTMENT OPERATIONS
Net investment loss	(0.16	) (a)	(0.25	) (a)	(0.16	) (a)	(0.15	) (a)	(0.17	) (a)
Net realized and unrealized gain (loss) from investments in Underlying Funds	0.12		1.86		1.13		0.86		0.92
Total from investment operations	(0.04)		1.61		0.97		0.71		0.75

NET ASSET VALUE, End of Year	$14.64		$14.68		$13.07		$12.10		$11.39

TOTAL RETURN	(0.33)%		12.32%		8.02%		6.23%		7.05%

RATIOS / SUPPLEMENTAL DATA
Members' Capital at end of period (000's omitted)	$45,271		$37,450		$27,130		$17,804		$13,577

Ratios to Average Net Assets:
Net investment loss	(2.24	)% (b)	(1.83)%		(1.26)%		(1.29)%		(1.57)%
Expenses, net of reimbursements/waiver of fees	2.39	%(b)	2.17%		1.67%		1.42%		1.60%
Expenses, excluding reimbursement/waiver of fees	2.39	%(b)	2.38%		2.98%		3.17%		3.27%

PORTFOLIO TURNOVER RATE	6.00%		12%		11%		35%		15%

(a)	Calculated using average shares outstanding during the year.
(b)	Annualized for periods less than one year year.
(c)	Unaudited

The accompanying notes are an integral part of these financial statements.

6

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

1. Organization and Investment Objective

ACP Strategic Opportunities Fund II, LLC (the "Fund") is a Delaware limited liability company that is a non-diversified, closed-end management investment company with a continuous offering period, registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Its units of beneficial interest ("Units") are not registered under the Securities Act of 1933, as amended. The Fund's investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market. It attempts to achieve this objective through the allocation of its assets among a select group of non-registered investment funds (the "Underlying Funds"). The Investment Manager (as defined below) invests the Fund's assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

Ascendant Capital Partners, LP, a Delaware limited partnership, serves as the investment manager ("Investment Manager") to the Fund. The Fund has entered into an investment management agreement with the Investment Manager ("Investment Management Agreement"), pursuant to which the Investment Manager is responsible for formulating a continuing investment program for the Fund. The Investment Manager is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisors Act of 1940, as amended. Responsibility for the overall management and supervision of the operations of the Fund is vested in the individuals who serve as the Board of Directors of the Fund (the "Board").

2. Significant Accounting Policies

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars. The following is a summary of significant accounting and reporting policies used in preparing the financial statements.

a. Investment Valuation

The Fund values interests in the Underlying Funds at fair value, which ordinarily is the value determined by their respective investment managers, in accordance with procedures established by the Board. Investments in Underlying Funds are subject to the terms of the Underlying Funds' offering documents. Valuations of the Underlying Funds may be subject to estimates and are net of management and performance incentive fees or allocations payable to the Underlying Funds' managers as required by the Underlying Funds' offering documents. If the Investment Manager determines that the most recent value reported by the Underlying Fund does not represent fair value or if the Underlying Fund fails to report a value to the Fund, a fair value determination is made under procedures established by and under the general supervision of the Board. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material. Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund's net assets if the judgments of the Board, the Investment Manager or investment advisor to the Underlying Fund should prove correct. Investment advisors to the Underlying Funds only provide determinations of the net asset values of Underlying Funds on a weekly or monthly basis, in which event it will not be possible

7

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

2. Significant Accounting Policies (continued)

to determine the net asset value of the Fund more frequently. The interests in the Underlying Funds in which the Fund invests or plans to invest are generally illiquid. The Fund may not be able to dispose of Underlying Fund interest that it has purchased. These investments represent 88.3% of the net assets of the Fund.

The Fund also invests excess cash in the Federated Treasury Obligations Fund, an open-end money market fund which is included on the schedule of investments.

b. Net Asset Valuation

The Fund's Administrator, Pinnacle Fund Administration LLC ("Pinnacle" or "Administrator") will calculate the net asset value per Unit in U.S. dollars as determined as of the close of business of the New York Stock Exchange, (generally 4:00 p.m. Eastern Standard Time) on the last business day of each Allocation Period (as defined in Note 3), unless the calculation of the net asset value has been suspended. The net asset value for the Fund is comprised of the net asset value of the Underlying Funds in which the Fund invests, less the expenses and liabilities.

c. Investment Transactions and related Investment Income

Investment transactions are accounted for on a trade-date basis. Realized gains and losses on investment transactions are recorded on an identified-cost basis. Interest is recognized on the accrual basis. Dividends are recognized on the ex-dividend date.

d. Fund Expenses

The Investment Manager agreed to reimburse certain expenses (other than the Management Fee) to the extent those other expenses exceed 0.15% per annum of average net assets through April 30, 2007. For the period ending June 30, 2008, the Investment Manager has paid the Fund $15,000 of the outstanding receivable. As of June 30, 2008, the receivable from the Investment Manager for the Fund totaled $55,334. The Investment Manager has entered into an agreement with the Fund's Board to repay all outstanding expense reimbursement accruals in order that the balances will be zero by December 31, 2008. The receivable occurred principally as a result of a one time accrual required to settle the final payments due to the Fund's former administrator.

e. Income Taxes

The Fund is treated as a partnership for Federal income tax purposes and therefore is not subject to Federal income tax. For income tax purposes, each person who has purchased interests in the Fund (each a "Member", together the "Members") will be treated as a partner of the Fund and, as such, will be taxed upon its distributive share of each item of the Fund's income, gain, loss, deductions and credits for each taxable year of the Fund ending with or within each Member's taxable year.

8

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

2. Significant Accounting Policies (continued)

e. Income Taxes (continued)

Effective June 29, 2007, the Fund implemented FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement No. 109, "Accounting for Income Taxes". This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective on the last business day of the first required financial reporting period for fiscal years beginning after December 15, 2006. Management has concluded that as of June 30, 2008, there are no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure.

The Fund files U.S. federal and New York, Pennsylvania, Georgia, and New Jersey state tax returns. No income tax returns are currently under examination. The Fund's U.S. federal tax and state returns remain open for examination for the years ended December 31, 2004 through December 31, 2007.

f. Cash

The Fund maintains a demand deposit account at UMB Bank, N.A. for the purpose of managing contribution and withdrawal cash flows and for paying expenses. Such cash, at times, may exceed federally insured limits. The Fund has not experienced any such losses nor does it believe it is exposed to any significant credit risk. At June 30, 2008, the Fund did not hold any cash in this account.

g. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Fund to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from these estimates.

3. Allocation of Members' Capital Account

The Fund maintains a separate capital account for each Member that has an opening balance equal to the sum of the net asset value of the total number of Units owned by such Member. Net profits or net losses of the Fund for each Allocation Period (as defined below) will be allocated among and credited to or debited against the capital accounts of the Members. Allocation Periods begin on the day after the last day of the preceding Allocation Period and end at the close of business on (1) the last day of each month, (2) the last day of each taxable year, (3) the day preceding each day on which Units are purchased, (4) the day on which Units are repurchased, or (5) the day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

9

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

4. Management Fee, Related Party Transactions and Other

Pursuant to the Investment Management Agreement, the Investment Manager will be entitled to receive an annual management fee (the "Management Fee"). The base Management Fee is equal to 1.50% of the Fund's net assets and is subject to a performance adjustment based on the Fund's rolling twelve-month return. The Management Fee will not be lower than 1.00% per annum or higher than 1.50%. For the period ended June 30, 2008, the Fund paid the Investment Manager fees totaling $146,602 and incurred expenses of $308,179 as disclosed on the statement of operations, of which $161,577 is payable to the Investment Manager for the period ended June 30, 2008.

Each member of the Board, who is not an "interested person" of the Fund, as defined by the Investment Company Act, receives a $2,500 fee for each meeting attended in person and a $2,500 fee for each meeting attended by telephone. All directors are reimbursed by the Fund for all reasonable out-of-pocket expenses incurred by them in performing their duties.

5. Investment Transactions

Total purchases of Underlying Funds for the period ended June 30, 2008, amounted to $7,500,000. Total proceeds from redemptions of Underlying Funds for the period ended June 30, 2008, amounted to $2,344,900. The cost of investments in Underlying Funds for Federal income tax purposes is adjusted for items of taxable income allocated to the Fund from the Underlying Funds. The Fund has not received information from the Underlying Funds as to the amounts of taxable income allocated to the Fund as of June 30, 2008.

6. Risk Factors

An investment in the Fund involves significant risks that should be carefully considered prior to investing and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Fund intends to invest substantially all of its available capital in securities of unregistered investment companies. These investments will generally be restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Fund may not be able to resell some of its securities holdings for extended periods, which may be several years. No guarantee or representation is made that the investment objective will be met.

7. Underlying Funds

The following is a summary of the investment objectives and liquidity provisions of the Underlying Funds.

Akahi Fund L.P. seeks to achieve superior risk adjusted returns by employing a fundamental, small cap, long/short equity strategy. This Underlying Fund maintains a low net exposure, usually +/- 5%, although they may go to +/- 20%. This Underlying Fund overlays its stock selection with rigorous risk controls to assure that they remain within their stated exposure levels. With at least 30 days written notice a limited partner may withdraw all or a part of their capital account balance as of the last day of any fiscal quarter

10

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

7. Underlying Funds (continued)

that occurs on or after the day preceding the first anniversary of such limited partner's admission to the partnership.

Aristos Capital, LP invests in small and mid cap US equities generally with a market capitalization range of $200 million to $15 billion on both the long and short side of the market, based upon primary fundamental research, which includes detailed company analysis coupled with economic analysis.

Bluefin Investors, LP seeks to achieve high risk adjusted returns through investing in small and mid-cap equities that have been overlooked by the investment community. This Underlying Fund manages long and short exposure to preserve capital during periods of market stress. The fund has no lock-up but has a 3% redemption fee for withdrawals made in the first year. The fund allows for quarterly redemptions with 35 days notice.

Brightfield Partners, LP seeks to achieve superior long-term rates of return primarily through investments in publicly traded U.S. equities in the technology sector. This Underlying Fund allows for quarterly redemptions upon 30 days prior notice, after one year has elapsed since initial investment.

Bull Path Fund I LP invests in U.S. equities across all industry sectors using a research intense approach. This Underlying Fund primarily invests in long/short U.S. equities which are listed on the major exchanges. The Bull Path Fund allows for semi-annual redemptions with 12-month lock-up since initial investment, quarterly after that, upon 45 days prior notice.

Castine Partners, LP seeks to achieve long-term capital appreciation through investment primarily in publicly traded equity securities of United States financial institutions. This Underlying Fund allows for withdrawals on June 30 and December 31 upon 45 days prior notice, after one year has elapsed since initial investment.

Connective Capital I LP focuses its investments in publicly traded equities in the technology and communications sectors. This Underlying Fund allows for quarterly redemptions with 45 days notice after one year has elapsed since the initial investment.

Federated Treasury Obligations Fund is a U.S. open-end fund. This Underlying Fund's objective is to provide current income consistent with the stability of principle. This Underlying Fund invests primarily in a portfolio of short-term U.S. Treasury securities which include repurchase agreements collateralized fully by U.S. Treasury securities and has daily liquidity.

Hard Assets Partners, LP seeks capital appreciation primarily through investments in securities of companies that are directly or indirectly engaged in exploration, development, production, servicing of natural resources. This Underlying Fund allows for monthly redemptions upon 30 days prior notice, after six months have elapsed since initial investment.

Harpswell Capital Partners, LP is a market neutral equity fund that invests primarily in the energy and utility sectors. This Underlying Fund seeks to provide attractive risk-adjusted returns while actively managing exposure to commodities as well as other risk factors. Harpswell utilizes fundamental analysis

11

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

7. Underlying Funds (continued)

and places great emphasis on capital preservation. This Underlying Fund allows for quarterly redemptions with 30 days notice after one year has elapsed since the initial investment.

Healy Circle Partners, LP seeks to preserve capital while generating consistent absolute returns by holding equity positions in multiple industry sectors and with varying market capitalizations. This Underlying Fund allows for semi-annual redemptions upon 45 days prior notice, after one year has elapsed since initial investment.

JetStream Global Institutional Fund, LP seeks to achieve growth of capital through investments in common stocks. This Underlying Fund allows for quarterly redemptions upon 30 days prior notice, after one year has elapsed since initial investment.

Odyssey Value Partners, L.P. combines the discipline and long-term perspective of private equity investing with the liquidity of public capital markets. Executing a value-oriented approach, this Underlying Fund seeks to deliver superior absolute returns over the long-term while controlling portfolio volatility and adhering to strict risk management disciplines. This Underlying Fund targets double-digit annualized net returns and alpha-generation on both the long and short sides of the portfolio. Odyssey's investment team performs original research and analysis, yielding a low correlation to the broader market indices and this Underlying Fund has had strong results in down markets. Odyssey allows for quarterly redemptions upon 45 days prior notice, after one year has elapsed since initial investment.

Redstone Investors, LP invests primarily in small- and mid-cap growth equities. This Underlying Fund allows for redemptions quarterly upon 45 days prior notice, after one year has elapsed since initial investment.

Rivanna Partners, LP is a "bottom-up" long/short U.S. equities fund. This Underlying Fund focuses on a broad range of industries including technology, industrial products, consumer products and services, energy and natural resources. This Underlying Fund allows for quarterly redemptions with 45 days notice after one year has elapsed since the initial investment.

STG Capital Partners (QP), LP seeks to maximize returns while preserving capital primarily by investing in U.S. equities with a focus on the technology sector. This Underlying Fund generally maintains a low net exposure to the overall market. This Underlying Fund has a one year lock-up on new investments and quarterly redemptions with 30 days notice.

Tiedemann/Falconer Partners, LP seeks to maximize absolute returns through investing both long and short in U.S. common equities, option contracts tied to such equities, exchange traded funds and American Depository Receipts. This Underlying Fund allows for quarterly redemptions upon 45 days prior notice.

Zeke, LP seeks to maximize long-term capital appreciation and total returns by investing in small and mid-cap U.S. companies that it believes have significant growth characteristics. This Underlying Fund allows for redemptions quarterly upon 45 days notice, after one year has elapsed since initial investment.

12

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

8. Redemptions and Repurchase of Units and Distributions

With very limited exceptions, Units are not transferable. No Member or other person holding a Unit will have the right to require the Fund to redeem that Unit or portion thereof. There is no public market for the Units, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of the repurchase of Units by the Fund.

The Board may, from time to time and in their sole discretion, cause the Fund to repurchase Units from Members pursuant to written tenders by Members at such times and on such terms and conditions as established by the Board. In determining whether the Fund should offer to repurchase Units, the Board will consider the recommendation of the Investment Manager. The Investment Manager expects that it will generally recommend to the Board that the Fund offer to repurchase Units from Members twice each year, effective June 30 and December 31.

The Fund does not intend to distribute to the Members any of the Fund's income, but intends to reinvest substantially all income and gains allocable to the Members. A Member may therefore be allocated income and gains taxable for Federal, state and local income tax purposes and not receive any cash distribution.

9. Capital Stock Transactions

Transactions in Units are as follows:

	For the Period ended June 30, 2008	For the Year ended December 31, 2007
Number of Units issued	554,942	657,897
Number of Units redeemed	(12,223)	(183,705)
Net increase in Units outstanding	542,719	474,192
Units outstanding, beginning of the period	2,550,473	2,076,281
Units outstanding, end of period	3,093,192	2,550,473

On June 30, 2008, four members held approximately 83% of the outstanding Units of the Fund. Some of the members are comprised of feeder funds, which are themselves owned by several shareholders.

10. Guarantees

In the normal course of business, the Fund enters into contracts that provide general indemnifications. The Fund's maximum exposure under these agreements is dependent on future claims that may be made against the Fund, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

13

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

11. Recent Accounting Pronouncements

SFAS No. 157
The Portfolio adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("FAS 157"), effective January 1, 2008. In accordance with FAS 157, fair value is defined as the price that the Fund would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market of the investment. FAS 157 established a three-tier hierarchy to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value including such a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The three-tier hierarchy of inputs is summarized in the three broad Levels listed below.

•	Level 1 - Quoted prices in active markets for identical investments
•	Level 2 - Other significant observable inputs (including, but not limited to quoted prices for similar investments, interest rates, prepayment speeds, or credit risk).
•	Level 3 - Significant unobservable inputs (including the Portfolio's own assumptions in determining the fair value of investments).

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The following is a summary of the inputs used as of June 30, 2008 in valuing the Portfolio's investments carried at value:

Valuation Inputs	Investments in Securities
Level 1 - Quoted Prices	$3,304,168
Level 2 - Other Significant Observable Inputs	-
Level 3 - Significant Unobservable Inputs	39,960,260

Total	$43,264,428

14

ACP Strategic Opportunities Fund II, LLC

Notes to Financial Statements

11. Recent Accounting Pronouncements (continued)

SFAS No. 157 (continued)

The following is a reconciliation of Level 3 assets (at either the beginning or the ending of the period) for which significant unobservable inputs were used to determine fair value.

Investments in Securities
Balance as of 12/31/2007	$34,350,648
Accrued Accretion / (Amortization)	-
Change in Unrealized Appreciation / (Depreciation)	109,612
Net Purchase / (Sales)	5,500,000
Transfers In / (Out) of Level 3	-

Balance as of 6/30/2008	$39,960,260

12. Subsequent Events

For the period from July 1, 2008 through August 15, 2008, the Members contributed approximately $1,550,481 to the Fund, of which $150,000 was received prior to June 30, 2008. In addition, Members withdrew capital of approximately $3,800,701.

15

ACP Strategic Opportunities Fund II, LLC

Board of Directors (unaudited)

The identity of the members of the Board (each, a "Director") and brief biographical information is set forth below. The Statement of Additional Information includes additional information about the Directors and is available upon request.

Interested Director(s)

Name, Age and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s)	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director or Nominee
John Connors Age: 68 100 Matsonford Road Building 5, suite 520 Radnor, PA 19087	Director	Term: Indefinite Length: Since 2002
Portfolio Manager,
Guyasuta Investment
Advisors (Since
12/2000); previously,
Portfolio Manager,
Delaware Investments.
N/A (1977-2000);
portfolio manager
Mellon Bank (1967-
1977); Financial Analyst
IBM (10/65-6/67)
				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.
Robert Andres Age: 68 Andres Capital Management 11 Twin Creek Lane Berwyn, PA 19312	Director	Term: Indefinite Length: Since 2004
Senior Vice-President,
Chief Investment
Strategist,
Envestnet/PMC
(present)
President, Andres
Capital Management
(2007-2008); previously,
Haverford Trust (2005-
2007); Martindale
Andres & Co. (1989-
1994); President, Merrill
Lynch Mortgage
Capital (1970-
1987);National Sales
Manager, Municipal
Securities, Kidder
Peabody (1968-1970);
Herbert J. Sims & Co.
(1962-1964)Municipal
Bond Division., J.P.
Morgan (1957-1962).
				ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	None.

16

ACP Strategic Opportunities Fund II, LLC

Board of Directors (unaudited)

James Brinton Age: 53 123 West Lancaster Ave. Wayne, PA 19087	Director	Term: Indefinite Length: Since 2007	President, Robert J. McAllister Agency, Inc. (Independent Insurance Broker) (since 1979)	ACP Funds Trust (2 series); ACP Strategic Opportunities Fund II, LLC.	Quaker Investment Trust (8 series).

Interested Director(s)

Name, Age and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s)	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director or Nominee
Mr. Gary Shugrue Age: 53 1235 Westlakes Drive Suite 130 Berwyn, PA 19312	President, Chief Investment Officer and Director	Term: Indefinite Length: Since 2007 (Director) Since 2001 (President and CIO)	President & Chief Investment Officer of Ascendant Capital Partners, LP. (since 2001); previously, General Partner of Argos Advisors (1988-2000).	ACP Funds Trust (2 series);ACP Strategic Opportunities Fund II, LLC).	BHR Fund Advisors.

Audit Committee

Messrs. Brinton, Connors and Andres are members of the Audit Committee of the Board. Although the Board has not designated an Audit Committee Financial Expert, each member of the Audit Committee has significant financial industry expertise. Messrs. Connors and Andres each have more than 40 years experience in the investment and securities industries. Mr. Brinton has served other investment company boards and has worked in the insurance industry for more than 25 years. All three members of the Audit Committee are disinterested persons as defined by the Investment Company Act. The Audit Committee does not believe that adding a specific Financial Expert would materially increase the Committee's judgment or effectiveness.

Nominating Committee.

The Nominating Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton. The principal responsibilities of the Nominating Committee are the consideration, recommendation and nomination of candidates to fill vacancies on the Fund's Board, if any. The Nominating Committee does not consider nominees recommended by Members. The Nominating Committee meets periodically, as necessary. Prior to the formation of the Nominating Committee in September 2007, the full Board acted as the Nominating Committee. To date, the Board, acting as the Nominating Committee, has not met in 2008.

17

ACP Strategic Opportunities Fund II, LLC

Board of Directors (unaudited)

It is the nominating committee's policy to identify potential nominees based on suggestions from the President of the Fund and other members of the Board of Directors and to evaluate such persons as a committee. In addition, from time to time, the Nominating Committee may determine that it requires a Director with a particular expertise or qualification and will actively recruit such a candidate.

The nominating committee reviews and evaluate each candidate's background, experience and other qualifications as well as the overall composition of the Board of Directors, and recommends to the Board for its approval the slate of Directors to be nominated for election at any annual or special meeting of the Fund's Members at which Directors are to be elected.

The Nominating Committee considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.

18

ACP Strategic Opportunities Fund II, LLC

Fund Management (unaudited)

Set forth below is the name, age, position with the Fund, length of term of office, and the principal occupation for the last five years of each of the persons currently serving as Executive Officers of the Fund. Unless otherwise noted, the business address of each officer is 1235 Westlakes Drive, Suite 130, Berwyn, PA, 19312.

Name, Age and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director or Nominee
Gary Shugrue Age: 53	President, Chief Investment Officer (CIO) and Director	Term: Indefinite Length: Since 2007 (Director) Since 2001 (President and CIO)	President & Chief Investment Officer of Ascendant Capital Partners, LP. (since 2001); previously, General Partner of Argos Advisors (19882000).	ACP Funds Trust (2 series);ACP Strategic Opportunities Fund II, LLC).	BHR Fund Advisors; The Quaker Funds
Stephanie Strid Davis Age: 37	Director, Client Services and Administration	Term: Indefinite Length: Since 2001	Director, Client Services and Fund Operations of Ascendant Investments, LP; previously Institutional Equity Sales, Credit Suisse First Boston	n/a	n/a

19

ACP Strategic Opportunities Fund II, LLC

Other Information (unaudited)

Proxy Voting Information

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities and the Fund's record of actual proxy votes cast is available on the SEC's website at www.sec.gov and may be obtained at no additional charge by calling collect 610-993-9999 or writing: ACP Strategic Opportunities Fund II, LLC, 1235 Westlakes Drive, Suite 130, Berwyn, Pennsylvania 19312.

Availability of Quarterly Portfolio Schedules

The Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund's Form N-Q is available, on the SEC's website at www.sec.gov or may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. The Fund's Form N-Q is also available from the Fund, without charge and upon request, by calling 610-993-9999 or writing to ACP Strategic Opportunities Fund II, LLC, 1235 Westlakes Drive, Suite 130, Berwyn, PA 19312.

20

ACP FUNDS TRUST

PART C: OTHER INFORMATION

ITEM 25:	FINANCIAL STATEMENTS AND EXHIBITS.

1.	FINANCIAL STATEMENTS:
a.
Audited Financial Statements for the Fiscal Year ended December 31, 2008 and unaudited Financial Statements for the period ended June 30, 2008 (including statement of Assets and Members Capital, Statement of Operations, Statement of Changes in Members Capital, Statement of Cash Flows, Financial Highlights and Notes the Financials)

2.	EXHIBITS:
	a.	Charter	(1) Certificate of Trust as filed with the State of Delaware on November 1, 2002.*

(2) Agreement and Declaration of Trust dated October 31, 2002.*

	b.	By-laws	By-laws of ACP Funds Trust*

	c.	Any Voting Trust Agreement	Not Applicable.

	d.	All Instruments Defining	See Agreement and Declaration of Trust
		Rights of Securities’ Holders	and By-laws Items 25(a)(2) & (b).

	e.	Dividend Reinvestment Plan	Not Applicable.

	f.	Constituent Instruments	Not Applicable.
Defining the Rights of the
Holders of Long-Term Debt

	g.	Investment Advisory	Investment Management
		Contracts	Agreement by and between
Registrant and Ascendant Capital
Partners, LP dated December 22, 2008.

	h.	Underwriting or	Not Applicable.
Distribution Contract

	i.	Bonus, Profit Sharing,	Not Applicable.
Pension or other Similar
Contracts

j.	Custodian Agreements and	Custody Agreement
	Depository contracts	between UMB Bank, N.A. and
ACP Strategic Opportunities Fund II,
LLC dated July 30, 2007.**

k.	All other Material Contracts	Administration Agreement between
ACP Advantage Strategic Opportunities
Fund / ACP Institutional Series
Strategic Opportunities Fund and Pinnacle Fund Administration LLC dated January 1, 2009.

l.	Opinion and Consent of Counsel	Not Applicable.

m.	Consent to Service of Process	Not Applicable.

n.	Copies of Any Other Opinions	Not Applicable.

o.	Omitted Financial Statements	Not Applicable.

p.	Initial Capital Agreements	Form of Subscription Agreement.**

q.	Retirement Plan	Not Applicable

r.	Code of Ethics	(1) Ascendant Capital Partners LP
Personal Trading Policy / Code of Ethics.*

(2) ACP Funds Trust Code of Ethics.*

*  Filed with the Registrant's initial registration statement  under  the Investment Company Act of 1940 on Form N-2 on March 21, 2003 (File  no. 811-21324) and incorporated herein by reference.
**  Filed with the registrant’s post-effective amendment to its registration statement on Form N-2 on April 28, 2008 and incorporated herein by reference.

ITEM 26. MARKETING ARRANGEMENTS.

Not Applicable

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not Applicable

ITEM  28. PERSONS CONTROLLED BY OR UNDER CONTROL WITH REGISTRANT

No person is directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by Ascendant Capital Partners, LP, a Delaware limited Partnership (the “Investment Manager”), the investment manager to the Registrant.  Information regarding the Investment Manager is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-60843).

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

Title of Class	Number of Record Holders (as of 6/30/09)
Shares of Beneficial Interest in the Funds	153

ITEM 30. INDEMNIFICATION

Reference is made to Article VII of the Registrant's Agreement and Declaration of Trust and Article XI of the Registrant's By-Laws filed as exhibits to this Registration Statement. Insofar as indemnification for liability arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, directors, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, directors, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issues.  The Registrant hereby undertakes that it will apply the indemnification provision of its Agreement and Declaration of Trust and By-laws in a manner consistent with Release 11330 of the Securities and Exchange Commission under the Investment Company Act of 1940 ("ICA"), so long as the interpretation of Sections 17(h) and 17(i) of the ICA contained in that release remains in effect.  The Registrant maintains insurance on behalf of any person who is or was a trustee, officer, employee or agent of Registrant, or who is or was serving at the request of Registrant as a trustee, director, officer, employee or agent of another trust or corporation, against any liability asserted against him /her and incurred by him/her or arising out of his/her position.  However, in no event will Registrant maintain insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify him/her.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Other business, profession, vocation, or employment of a substantial nature in which each Investment Manager of the Registrant and each director, executive officer or partner of the Investment Manager is or has been, at any time during the last two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee are as follows:

INVESTMENT MANAGER

Ascendant Capital Partners, LP

Ascendant Capital Partners, LP ("Ascendant") is the Investment Manager for the Registrant.  Ascendant is a Delaware limited partnership whose principal address is at 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.  Ascendant is an SEC registered investment adviser.

Name and Position with Investment Manager	Name, Address and Position with other Company
Gary E. Shugrue, President and Chief Investment Officer and General Partner	1. BHR Fund Advisors 1160 West Swedesford Rd Berwyn, PA 19312 Director 2. ACP Strategic Opportunities Fund II, LLC 150 N. Radnor Chester Rd., Suite C-220 Radnor, PA 19087

ITEM 32.  LOCATION OF ACCOUNTS AND RECORDS.

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act and the rules promulgated thereunder are kept at the following locations:

1.	Pinnacle Fund Administration
8008 Corporate Center Drive Suite 310
Charlotte, NC 28226

2.	Ascendant Capital Partners, LP
150 N. Radnor Chester Rd., Suite C-220
Radnor, PA 19087

ITEM 33. MANAGEMENT SERVICES

         Not Applicable.

ITEM 34. UNDERTAKINGS.

The Registrant hereby undertakes to send by first class mail or other means designed to ensure  equally prompt delivery, within two business days of receipt of a written or oral request, any Statement of Additional Information.

SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, and the Commonwealth of Pennsylvania, on the 30th day of July, 2009.

ACP FUNDS TRUST

By: /s/ Gary E. Shugrue
Gary E. Shugrue
President and Chief Investment Officer

EXHIBIT INDEX

Exhibit	Exhibit Number

Investment Management Agreement	EX-99.G

Fund Administration Accounting Agreement	EX-99.K